                                                                     EXHIBIT 4.1






                           DADE INTERNATIONAL INC.,
                                   as Issuer


                                      and


                      IBJ SCHRODER BANK & TRUST COMPANY,

                                  as Trustee


                             ____________________

                                   INDENTURE

                            Dated as of May 7, 1996

                             ____________________


                                 $350,000,000

                  11 1/8 % Senior Subordinated Notes due 2006

                                      and

             Series B 11 1/8 % Senior Subordinated Notes due 2006

                           CROSS-REFERENCE TABLE

 TIA                                             Indenture
Section                                           Section
-------                                          ---------

310(a)(1)...........................................     7.10
   (a)(2)...........................................     7.10
   (a)(3)...........................................     N.A.
   (a)(4)...........................................     N.A.
   (a)(5)...........................................     7.08; 7.10
   (b)..............................................     7.08; 7.10;
                                                         11.02
   (c)..............................................     N.A.
311(a)..............................................     7.11
   (b)..............................................     7.11
   (c)..............................................     N.A.
312(a)..............................................     2.05
   (b)..............................................     11.03
   (c)..............................................     11.03
313(a)..............................................     7.06
   (b)(1)...........................................     N.A.
   (b)(2)...........................................     7.06
   (c)..............................................     7.06; 11.02
   (d)..............................................     7.06
314(a)..............................................     4.07; 4.08;
                                                         11.02
   (b)..............................................     N.A.
   (c)(1)...........................................     11.04
   (c)(2)...........................................     11.04
   (c)(3)...........................................     N.A.
   (d)..............................................     N.A.
   (e)..............................................     11.05
   (f)..............................................     N.A.
315(a)..............................................     7.01(b)
   (b)..............................................     7.05; 11.02
   (c)..............................................     7.01(a)
   (d)..............................................     7.01(c)
   (e)..............................................     6.11
316(a)(last sentence)...............................     2.09
   (a)(1)(A)........................................     6.05
   (a)(1)(B)........................................     6.04
   (a)(2)...........................................     N.A.
   (b)..............................................     6.07
   (c)..............................................     9.05
317(a)(1)...........................................     6.08
   (a)(2)...........................................     6.09
   (b)..............................................     2.04
318(a)..............................................     11.01
   (c)..............................................     11.01
______________________

N.A. means Not Applicable

NOTE: This Cross-Reference Table shall not, for any purpose, be deemed to be a part of the Indenture.

                             TABLE OF CONTENTS
                             -----------------

                                                                       Page
                                                                       ----
                               ARTICLE ONE

            DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01      Definitions........................................   1
Section 1.02      Incorporation by Reference of TIA..................  32
Section 1.03      Rules of Construction..............................  33


                                  ARTICLE TWO

                                   THE NOTES

Section 2.01      Form and Dating....................................  33
Section 2.02      Execution and Authentication;
                    Aggregate Principal Amount.......................  34
Section 2.03      Registrar and Paying Agent.........................  36
Section 2.04      Paying Agent To Hold Assets in
                    Trust............................................  36
Section 2.05      Noteholder Lists...................................  37
Section 2.06      Transfer and Exchange..............................  37
Section 2.07      Replacement Notes..................................  38
Section 2.08      Outstanding Notes..................................  38
Section 2.09      Treasury Notes.....................................  39
Section 2.10      Temporary Notes....................................  39
Section 2.11      Cancellation.......................................  39
Section 2.12      Defaulted Interest.................................  40
Section 2.13      CUSIP Number.......................................  40
Section 2.14      Deposit of Moneys..................................  40
Section 2.15      Restrictive Legends................................  41
Section 2.16      Book-Entry Provisions for Global
                    Security.........................................  43
Section 2.17      Special Transfer Provisions........................  44


                                 ARTICLE THREE

                                   REDEMPTION

Section 3.01      Notices to Trustee.................................  47
Section 3.02      Selection of Notes To Be Redeemed..................  47
Section 3.03      Notice of Redemption...............................  47
Section 3.04      Effect of Notice of Redemption.....................  48
Section 3.05      Deposit of Redemption Price........................  49
Section 3.06      Notes Redeemed in Part.............................  49

                                                                       Page
                                                                       ----
                                  ARTICLE FOUR

                                   COVENANTS

Section 4.01      Payment of Notes...................................  49
Section 4.02      Maintenance of Office or Agency....................  50
Section 4.03      Corporate Existence................................  50
Section 4.04      Payment of Taxes and Other Claims..................  51
Section 4.05      Maintenance of Properties and
                    Insurance........................................  51
Section 4.06      Compliance Certificate; Notice of
                    Default..........................................  52
Section 4.07      Compliance with Laws...............................  53
Section 4.08      SEC Reports........................................  53
Section 4.09      Waiver of Stay, Extension or Usury
                    Laws.............................................  54
Section 4.10      Limitation on Restricted Payments..................  54
Section 4.11      Limitation on Transactions with
                    Affiliates.......................................  57
Section 4.12      Limitation on Incurrence of
                    Additional Indebtedness..........................  59
Section 4.13      Limitation on Dividend and Other
                    Payment Restrictions Affecting
                    Subsidiaries.....................................  60
Section 4.14      Prohibition on Incurrence of Senior
                    Subordinated Debt................................  61
Section 4.15      Change of Control..................................  61
Section 4.16      Limitation on Asset Sales..........................  63
Section 4.17      Limitation on Preferred Stock of
                    Subsidiaries.....................................  68
Section 4.18      Limitation on Liens................................  69
Section 4.19      Limitation of Guarantees by
                    Subsidiaries.....................................  69
Section 4.20      Conduct of Business................................  70

                                  ARTICLE FIVE

                             SUCCESSOR CORPORATION

Section 5.01      Merger, Consolidation and Sale of
                    Assets...........................................  71
Section 5.02      Successor Corporation Substituted..................  72

                                                                       Page
                                                                       ----
                                  ARTICLE SIX

                              DEFAULT AND REMEDIES

Section 6.01      Events of Default..................................  72
Section 6.02      Acceleration.......................................  74
Section 6.03      Other Remedies.....................................  75
Section 6.04      Waiver of Past Defaults............................  75
Section 6.05      Control by Majority................................  76
Section 6.06      Limitation on Suits................................  76
Section 6.07      Rights of Holders To Receive
                    Payment..........................................  77
Section 6.08      Collection Suit by Trustee.........................  77
Section 6.09      Trustee May File Proofs of Claim...................  77
Section 6.10      Priorities.........................................  78
Section 6.11      Undertaking for Costs..............................  78


                                 ARTICLE SEVEN

                                    TRUSTEE

Section 7.01      Duties of Trustee..................................  79
Section 7.02      Rights of Trustee..................................  80
Section 7.03      Individual Rights of Trustee.......................  81
Section 7.04      Trustee's Disclaimer...............................  82
Section 7.05      Notice of Default..................................  82
Section 7.06      Reports by Trustee to Holders......................  82
Section 7.07      Compensation and Indemnity.........................  83
Section 7.08      Replacement of Trustee.............................  84
Section 7.09      Successor Trustee by Merger, Etc...................  85
Section 7.10      Eligibility; Disqualification......................  85
Section 7.11      Preferential Collection of Claims
                    Against Company..................................  86


                               ARTICLE EIGHT

                    DISCHARGE OF INDENTURE; DEFEASANCE

Section 8.01      Termination of the Company's
                    Obligations......................................  86
Section 8.02      Legal Defeasance and Covenant
                    Defeasance.......................................  88
Section 8.03      Conditions to Legal Defeasance or
                    Covenant Defeasance..............................  89
Section 8.04      Application of Trust Money.........................  91
Section 8.05      Repayment to the Company...........................  92

                                                                       Page
                                                                       ----

Section 8.06      Reinstatement......................................  92


                               ARTICLE NINE

                    AMENDMENTS, SUPPLEMENTS AND WAIVERS

Section 9.01      Without Consent of Holders.........................  93
Section 9.02      With Consent of Holders............................  94
Section 9.03      Effect on Senior Debt..............................  95
Section 9.04      Compliance with TIA................................  95
Section 9.05      Revocation and Effect of Consents..................  95
Section 9.06      Notation on or Exchange of Notes...................  96
Section 9.07      Trustee To Sign Amendments, Etc....................  97


                                  ARTICLE TEN

                                 SUBORDINATION

Section 10.01     Notes Subordinated to Senior Debt..................  97
Section 10.02     No Payment on Notes in Certain
                    Circumstances....................................  97
Section 10.03     Payment Over of Proceeds upon
                    Dissolution, Etc.................................  99
Section 10.04     Payments May Be Paid Prior to
                    Dissolution...................................... 101
Section 10.05     Subrogation........................................ 101
Section 10.06     Obligations of the Company
                    Unconditional.................................... 102
Section 10.07     Notice to Trustee.................................. 102
Section 10.08     Reliance on Judicial Order or
                    Certificate of Liquidating Agent................. 103
Section 10.09     Trustee's Relation to Senior Debt.................. 103
Section 10.10     Subordination Rights Not Impaired
                    by Acts or Omissions of the
                    Company or Holders of Senior Debt................ 104
Section 10.11     Noteholders Authorize Trustee To
                    Effectuate Subordination of Notes................ 104
Section 10.12     This Article Ten Not To Prevent
                    Events of Default................................ 105
Section 10.13     Trustee's Compensation Not
                    Prejudiced....................................... 105

                                                                       Page
                                                                       ----

                              ARTICLE ELEVEN

                               MISCELLANEOUS

Section 11.01     TIA Controls....................................... 105
Section 11.02     Notices............................................ 106
Section 11.03     Communications by Holders with
                    Other Holders.................................... 107
Section 11.04     Certificate and Opinion as to
                    Conditions Precedent............................. 107
Section 11.05     Statements Required in Certificate
                    or Opinion....................................... 107
Section 11.06     Rules by Trustee, Paying Agent,
                    Registrar........................................ 108
Section 11.07     Legal Holidays..................................... 108
Section 11.08     Governing Law...................................... 108
Section 11.09     No Adverse Interpretation of Other
                    Agreements....................................... 108
Section 11.10     No Recourse Against Others......................... 109
Section 11.11     Successors......................................... 109
Section 11.12     Duplicate Originals................................ 109
Section 11.13     Severability....................................... 109

Signatures........................................................... 110

Exhibit A - Form of Initial Note....................................   A-1
Exhibit B - Form of Exchange Note...................................   B-1
Exhibit C - Form of Certificate To Be Delivered in
                Connection with Transfers to Non-QIB
                Accredited Investors...............................   C-1
Exhibit D - Form of Certificate To Be Delivered in
                Connection with Transfers Pursuant to
                Regulation S.......................................   D-1


Note: This Table of Contents shall not, for any purpose, be deemed to be part of the Indenture.

            INDENTURE, dated as of May 7, 1996, between Dade
International Inc., a Delaware corporation (the "Company"), and
IBJ Schroder Bank & Trust Company, a New York banking corporation, as Trustee (the "Trustee").

            The Company has duly authorized the creation of an issue of 11 1/8 % Senior Subordinated Notes due 2006 (the "Initial Notes") and Series B 11 1/8 % Senior Subordinated Notes due 2006 (the "Exchange Notes," and together with the Initial Notes, the "Notes") and, to provide therefor, the Company has duly authorized the execution and delivery of this Indenture. All things necessary to make the Notes, when duly issued and executed by the Company, and authenticated and delivered hereunder, the valid obligations of the Company, and to make this Indenture a valid and binding agreement of the Company, have been done.

            Each party hereto agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Notes.


                                ARTICLE ONE

                DEFINITIONS AND INCORPORATION BY REFERENCE


            SECTION 1.01.  Definitions.
                           -----------

            "Acceleration Notice" has the meaning provided in
             -------------------
Section 6.02(a).

            "Acquired Indebtedness" means Indebtedness of a
             ---------------------
Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary of the Company or assumed in connection with the acquisition of assets from such Person and not incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary of the Company or such acquisition.

            "Acquisition" means the acquisition by the Company of
             -----------
the in vitro diagnostics business of DuPont and certain of its
    -- -----
Affiliates pursuant to an Asset Sale and Purchase Agreement between Dade Chemistry Systems Inc. and DuPont dated December
11, 1995 as amended and restated on May 7, 1996.

            "Affiliate" means a Person who directly or indirectly
             ---------
through one or more intermediaries controls, or is controlled by, or is under common control with, the Company. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Notwithstanding the foregoing, (i) no Person (other than the Company or any Subsidiary of the Company) in whom a Securitization Entity makes an Investment in connection with a Qualified
Securitization Transaction shall be deemed to be an Affiliate of the Company or any of its Subsidiaries solely by reason of such Investment and (ii) none of Baxter International Inc. or its Subsidiaries shall be deemed to be an Affiliate of the Company.

            "Affiliate Transaction" has the meaning provided in
             ---------------------
Section 4.11.

            "Agent" means any Registrar, Paying Agent or co-
             -----
Registrar.

            "Agent Members" has the meaning provided in
             -------------
Section 2.16.

            "all or substantially all" shall have the meaning
             ------------------------
given such phrase in the Revised Model Business Corporation
Act.

            "Asset Acquisition" means (a) an Investment by the
             -----------------
Company or any Restricted Subsidiary of the Company in any other Person if, as a result of such Investment, such Person shall become a Restricted Subsidiary of the Company or any Restricted Subsidiary of the Company, or shall be merged with or into the Company or any Restricted Subsidiary of the Company, or (b) the acquisition by the Company or any Restricted Subsidiary of the Company of the assets of any Person which constitute all or substantially all of the assets of such Person, any division or line of business of such Person or any other properties or assets of such Person other than in the ordinary course of business.

            "Asset Sale" means any direct or indirect sale,
             ----------
issuance, conveyance, transfer, lease (other than operating leases entered into in the ordinary course of business), assignment or other transfer for value by the Company or any of its Restricted Subsidiaries (including any Sale and Leaseback Transaction) to any Person other than the Company or a Wholly

Owned Restricted Subsidiary of the Company of (a) any Capital Stock of any Restricted Subsidiary of the Company or (b) any other property or assets of the Company or any Restricted Subsidiary of the Company other than in the ordinary course of business; provided, however, that Asset Sales shall not include
(i) a transaction or series of related transactions for which the Company or its Restricted Subsidiaries receive aggregate consideration of less than $1.0 million, (ii) the sale, lease, conveyance, disposition or other transfer of all or substantially all of the assets of the Company as permitted under Section 5.01 or any disposition that constitutes a Change of Control, (iii) the sale or discount, in each case without recourse, of accounts receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof, (iv) the factoring of accounts receivable arising in the ordinary course of business pursuant to arrangements customary in the region, (v) the licensing of intellectual property, (vi) disposals or replacements of obsolete equipment in the ordinary course of business, (vii) the sale, lease, conveyance, disposition or other transfer by the Company or any Restricted Subsidiary of assets or property to one or more Wholly Owned Restricted Subsidiaries in connection with Investments permitted under Section 4.10,
(viii) sales of accounts receivable, equipment and related assets (including contract rights) of the type specified in the definition of "Qualified Securitization Transaction" to a Securitization Entity for the fair market value thereof, including cash in an amount at least equal to 75% of the fair market value thereof as determined in accordance with GAAP, and
(ix) transfers of accounts receivable, equipment and related assets (including contract rights) of the type specified in the definition of "Qualified Securitization Transaction" (or a fractional undivided interest therein) by a Securitization Entity in a Qualified Securitization Transaction. For the purposes of clause (viii), Purchase Money Notes shall be deemed to be cash.

            "Authenticating Agent" has the meaning provided in
             --------------------
Section 2.02.

            "Bain Capital" means Bain Capital, Inc.
             ------------

            "Bain Related Party" means Bain Capital and any
             ------------------
Affiliate of Bain Capital.

            "Bank Credit Agreement" means the Credit Agreement
             ---------------------
dated as of the Issue Date, among the Company, Holdings, the lenders party thereto in their capacities as lenders thereunder and Bankers Trust Company, as agent, together with the related documents thereto (including, without limitation, any guarantee agreements and security documents), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including, without limitation, increasing the amount of available borrowings thereunder or adding Subsidiaries of the Company as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders.

            "Bankruptcy Law" means Title 11, U.S. Code or any
             --------------
similar Federal, state or foreign law for the relief of debtors.

            "Blockage Period" has the meaning provided in
             ---------------
Section 10.02.

            "Board of Directors" means, as to any Person, the
             ------------------
board of directors of such Person or any duly authorized committee thereof.

            "Board Resolution" means, with respect to any Person,
             ----------------
a duly adopted resolution of the Board of Directors or other equivalent governing body of such Person.

            "Business Day" means a day that is not a Legal
             ------------
Holiday.

            "Capitalized Lease Obligation" means, as to any
             ----------------------------
Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

            "Capital Stock" means (i) with respect to any Person
             -------------
that is a corporation, any and all shares, interests, participations or other equivalents (however designated) of corporate stock, including each class of common stock and preferred stock of such Person and (ii) with respect to any Person that is not a corporation, any and all partnership or other equity interests of such Person.

            "Cash Equivalents" means (i) marketable direct
             ----------------
obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody's; (iii) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody's; (iv) certificates of deposit or bankers' acceptances (or, with respect to foreign banks, similar instruments) maturing within one year from the date of acquisition thereof issued by any bank organized under the laws of the United States of America or any state thereof or the District of Columbia, Japan or any member of the European Economic Community or any U.S. branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $200.0 million; provided that instruments issued by banks not having one of the two highest ratings obtainable from either S&P or Moody's or by banks organized under the laws of Japan or any member of the European Economic Community shall not constitute "Cash Equivalents" for purposes of the subordination provisions of this Indenture; (v) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (iv) above; and
(vi) investments in money market funds which invest substantially all their assets in securities of the types described in clauses (i) through (v) above.

            "Change of Control" means the occurrence of one or
             -----------------
more of the following events: (i) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company or Holdings to any Person or group of related Persons for purposes of Section 13(d) of the Exchange Act (a "Group"), together with any Affiliates thereof (whether or not otherwise in compliance with the provisions of this Indenture); (ii) the approval by the holders of Capital Stock of the Company of any plan or proposal for the liquidation or dissolution of the Company (whether or not otherwise in compliance with the provisions of this Indenture); (iii) any Person or Group (other than one or both of the Principals or their respective Related Parties) shall become the owner, directly or indirectly, beneficially or of record, of shares representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding Capital Stock of the Company or Holdings; or (iv) the first day within any two-year period on which a majority of the members of the Board of Directors of the Company or Holdings are not Continuing Directors.

            "Change of Control Date" has the meaning provided in
             ----------------------
Section 4.15.

            "Change of Control Offer" has the meaning provided in
             -----------------------
Section 4.15.

            "Change of Control Payment Date" has the meaning
             ------------------------------
provided in Section 4.15.

            "Company" means the party named as such in this
             -------
Indenture until a successor replaces it pursuant to this Indenture and thereafter means such successor.

            "Consolidated EBITDA" means, with respect to any
             -------------------
Person, for any period, the sum (without duplication) of (i) Consolidated Net Income and (ii) to the extent Consolidated Net Income has been reduced thereby, (A) all income taxes and foreign withholding taxes of such Person and its Restricted Subsidiaries paid or accrued in accordance with GAAP for such period, (B) Consolidated Interest Expense and (C) Consolidated Non-cash Charges.

            "Consolidated Fixed Charge Coverage Ratio" means,
             ----------------------------------------
with respect to any Person, the ratio of Consolidated EBITDA of such Person during the four full fiscal quarters (the "Four Quarter Period") ending on or prior to the date of the transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio (the "Transaction Date") to Consolidated Fixed Charges of such Person for the Four Quarter Period. In addition to and without limitation of the foregoing, for purposes of this definition, "Consolidated EBITDA" and "Consolidated Fixed Charges" shall be calculated after giving effect on a pro forma basis for the period of such
                         --- -----
calculation to (i) the incurrence of any Indebtedness or the issuance of any Designated Preferred Stock of such Person or any of its Restricted Subsidiaries (and the application of the proceeds thereof) giving rise to the need to make such calculation and any incurrence or repayment of other Indebtedness or the issuance or redemption of other Designated
Preferred Stock (and the application of the proceeds thereof) occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such incurrence, repayment, issuance or redemption, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four Quarter Period and (ii) any Asset Sales or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of such Person or one of its Restricted Subsidiaries (including any Person who becomes a Restricted Subsidiary as a result of the Asset Acquisition) incurring, assuming or otherwise being liable for Acquired Indebtedness and also including any Consolidated EBITDA (including any pro forma
                                                 --- -----
expense and cost reductions calculated on a basis consistent with Regulation S-X under the Securities Act as in effect and applied as of December 31, 1995) attributable to the assets which are the subject of the Asset Acquisition or Asset Sale during the Four Quarter Period) occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such Asset Sale or Asset Acquisition (including the incurrence, assumption or liability for any such Indebtedness or Acquired Indebtedness) occurred on the first day of the Four Quarter Period. If such Person or any of its Restricted Subsidiaries directly or indirectly guarantees Indebtedness of a third Person, the preceding sentence shall give effect to the incurrence of such guaranteed Indebtedness as if such Person or any Restricted Subsidiary of such Person had directly incurred or otherwise assumed such guaranteed Indebtedness. Furthermore, in calculating "Consolidated Fixed Charges" for purposes of determining the denominator (but not the numerator) of this "Consolidated Fixed Charge Coverage Ratio," (1) interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date; (2) if interest on any Indebtedness actually incurred on the Transaction Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the Transaction Date will be deemed to have been in effect during the Four Quarter Period; and (3) notwithstanding clause
(1) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Interest Swap Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements.

            "Consolidated Fixed Charges" means, with respect to
             --------------------------
any Person for any period, the sum, without duplication, of
(i) Consolidated Interest Expense (before amortization or write-off of debt issuance costs) plus (ii) the amount of all cash dividend payments on any series of Preferred Stock of such Person plus (iii) the amount of all dividend payments on any series of Permitted Foreign Subsidiary Preferred Stock or Permitted Domestic Subsidiary Preferred Stock; provided that
                                               --------
with respect to any series of Designated Preferred Stock that was not paid cash dividends during such period but that is eligible to be paid cash dividends during any period prior to the maturity date of the Notes, cash dividends shall be deemed to have been paid with respect to such series of Designated Preferred Stock during such period for purposes of clause (ii) of this definition.

            "Consolidated Interest Expense" means, with respect
             -----------------------------
to any Person for any period, the sum of, without duplication,
(i) the aggregate of all cash and non-cash interest expense with respect to all outstanding Indebtedness of such Person and its Restricted Subsidiaries, including the net costs associated with Interest Swap Obligations, for such period determined on a consolidated basis in conformity with GAAP, and (ii) the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such Person and its Restricted Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP.

            "Consolidated Net Income" of the Company means, for
             -----------------------
any period, the aggregate net income (or loss) of the Company and its Restricted Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP; provided that there shall be excluded therefrom (a) gains and
--------
losses from Asset Sales (without regard to the $1.0 million limitation set forth in the definition thereof) or abandonments or reserves relating thereto and the related tax effects according to GAAP, (b) gains and losses due solely to fluctuations in currency values and the related tax effects according to GAAP, (c) items classified as extraordinary, unusual or nonrecurring gains and losses (including, without limitation, restructuring costs), and the related tax effects according to GAAP, (d) the net income (or loss) of any Person acquired in a pooling of interests transaction accrued prior to the date it becomes a Restricted Subsidiary of the Company or is merged or consolidated with the Company or any Restricted
Subsidiary of the Company, (e) the net income of any Restricted Subsidiary of the Company to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of the Company of that income is restricted by contract, operation of law or otherwise, (f) the net loss of any Person, other than a Restricted Subsidiary of the Company,
(g) the net income of any Person, other than a Restricted Subsidiary of the Company, except to the extent of cash dividends or distributions paid to the Company or a Restricted Subsidiary of the Company by such Person, (h) only for purposes of clause (iii)(w) of the first paragraph of Section 4.10, any amounts included pursuant to clause (iii)(z) of Section 4.10,
(i) one time non-cash compensation charges, including any arising from existing stock options resulting from any merger or recapitalization transaction and (j) start-up costs and duplicative costs incurred in connection with the transition service and distribution agreements in effect on the Issue Date (as the same may be amended from time to time). For purposes of clause (iii)(w) of the first paragraph of Section 4.10, Consolidated Net Income shall be reduced by any cash dividends paid with respect to any series of Designated Preferred Stock.

            "Consolidated Net Worth" means, with respect to any
             ----------------------
Person for any date of determination, the sum of (i) stated capital with respect to Capital Stock of such Person and additional paid-in capital, and (ii) retained earnings (or minus accumulated deficit) of such Person and its Subsidiaries (or, in the case of the Company, the Restricted Subsidiaries), less, to the extent included in the foregoing, amounts attributable to Disqualified Capital Stock, each item determined on a consolidated basis in accordance with GAAP.

            "Consolidated Non-cash Charges" means, with respect
             -----------------------------
to any Person for any period, the aggregate depreciation, amortization and other non-cash expenses of such Person and its Restricted Subsidiaries reducing Consolidated Net Income of such Person and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP (excluding any such non-cash charge constituting an extraordinary item or loss or any such charge which requires an accrual of or a reserve for cash charges for any future period, other than the net non-cash charges related to deferred revenue in connection with recourse provisions under instrument sales programs entered into in the ordinary course of business).

            "Continuing Directors" means, as of any date of
             --------------------
determination, any member of the Board of Directors of the Company or Holdings, as the case may be, who (i) was a member of such Board of Directors on the Issue Date or (ii) was nominated for election or elected to such Board of Directors with, or whose election to such Board of Directors was approved by, the affirmative vote of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election or (iii) is any designee of the Principals or their Affiliates or was nominated by the Principals or their Affiliates or any designees of the Principals or their Affiliates on the Board of Directors.

            "Covenant Defeasance" has the meaning provided in
             -------------------
Section 8.02.

            "Currency Agreement" means any foreign exchange
             ------------------
contract, currency swap agreement or other similar agreement or arrangement designed to protect the Company or any Restricted
Subsidiary against fluctuations in currency values.

            "Custodian" means any receiver, trustee, assignee,
             ---------
liquidator, sequestrator or similar official under any Bankruptcy Law.

            "Default" means an event or condition the occurrence
             -------
of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default.

            "Default Notice" has the meaning provided in
             --------------
Section 10.02.

            "Depository" means The Depository Trust Company, its
             ----------
nominees and successors.

            "Designated Noncash Consideration" means the fair
             --------------------------------
market value of noncash consideration received by the Company or one or its Restricted Subsidiaries in connection with an Asset Sale that is so designated as Designated Noncash Consideration pursuant to an officers' certificate executed by the principal executive officer and the principal financial officer of the Company or such Restricted Subsidiary, less the amount of cash or Cash Equivalents received in connection with a sale of such Designated Noncash Consideration. Such officers' certificate shall state the basis of such valuation, which shall be a report of a nationally recognized investment banking firm with respect to the receipt in one or a series of related transactions of Designated Noncash Consideration with a fair market value in excess of $10.0 million.

            "Designated Preferred Stock" means Preferred Stock
             --------------------------
that is so designated as Designated Preferred Stock, pursuant to an officers' certificate executed by the principal executive officer and the principal financial officer of the Company, on the issuance date thereof, the cash proceeds of which are excluded from the calculation set forth in clause (iii) of the first paragraph of Section 4.10.

            "Designated Senior Debt" means (i) Indebtedness under
             ----------------------
or in respect of the Bank Credit Agreement and (ii) any other Indebtedness constituting Senior Debt which, at the time of determination, has an aggregate principal amount of at least $25.0 million and is specifically designated in the instrument evidencing such Senior Debt as "Designated Senior Debt" by the Company.

            "Disqualified Capital Stock" means that portion of
             --------------------------
any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event (other than an event which would constitute a Change of Control), matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof (except, in each case, upon the occurrence of a Change of Control) on or prior to the final maturity date of the Notes.

            "DuPont" means E.I. du Pont de Nemours and Company.
             ------

            "Equity Offering" means any offering of Qualified
             ---------------
Capital Stock of Holdings or the Company; provided that, in the
                                          --------
event of any Equity Offering by Holdings, Holdings contributes to the capital of the Company the portion of the net cash proceeds of such Equity Offering necessary to pay the aggregate redemption price (plus accrued interest to the redemption date) of the Notes to be redeemed pursuant to Paragraph 6(b) of the Notes.

            "Event of Default" has the meaning provided in
             ----------------
Section 6.01.

            "Exchange Act" means the Securities Exchange Act of
             ------------
1934, as amended, and the rules and regulations promulgated by the SEC thereunder.

            "Exchange Notes" has the meaning provided in the
             --------------
preamble to this Indenture.

            "Exchange Offer" means the registration by the
             --------------
Company under the Securities Act pursuant to a registration statement of the offer by the Company to each Holder of the Initial Notes to exchange all the Initial Notes held by such Holder for the Exchange Notes in an aggregate principal amount equal to the aggregate principal amount of the Initial Notes held by such Holder, all in accordance with the terms and conditions of the Registration Rights Agreement.

            "Existing Notes" means the Company's 13% Senior
             --------------
Subordinated Notes due 2005.

            "fair market value" means, unless otherwise
             -----------------
specified, with respect to any asset or property, the price which could be negotiated in an arm's-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair market value shall be determined by the Board of Directors of the Company acting reasonably and in good faith and shall be evidenced by a resolution of the Board of Directors of the Company delivered to the Trustee.

            "GAAP" is defined to mean generally accepted
             ----
accounting principles in the United States of America as in effect as of the date of this Indenture, including, without limitation, those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession. All ratios and computations based on GAAP contained in this Indenture shall be computed in conformity with GAAP applied on a consistent basis, except that calculations made for purposes of determining compliance with the terms of the covenants and with other provisions of this Indenture shall be made without giving effect to (i) the deduction or amortization of any premiums, fees, and expenses incurred in connection with the Acquisition and related financings or any other permitted incurrence of

Indebtedness or Refinancing Indebtedness and (ii) except as otherwise provided, the amortization of any amounts required or permitted by Accounting Principles Board Opinion Nos. 16 (including non-cash write-ups and non-cash charges relating to inventory, fixed assets and in-process research and development, in each case arising in connection with the Acquisition and the acquisition of the Company in 1994) and 17 (including non-cash charges relating to intangibles and goodwill arising in connection with the Acquisition).

            "Global Note" has the meaning provided in
             -----------
Section 2.01.

            "GS Capital" means GS Capital Partners, L.P.
             ----------

            "GS Capital Related Party" means (a) any stockholder
             ------------------------
or partner of GS Capital on the Issue Date or (b) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding an 80% or more controlling interest which consist of GS Capital and/or such other Persons referred to in the immediately preceding clause (a).

            "Holder" or "Noteholder" means the Person in whose
             ------      ----------
name a Note is registered on the Registrar's books.

            "Holdings" means Diagnostics Holding, Inc., a
             --------
Delaware corporation.

            "Holdings Preferred Stock" has the meaning provided
             ------------------------
in Section 4.10.

            "incur" has the meaning provided Section 4.12.
             -----

            "Indebtedness" means with respect to any Person,
             ------------
without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments,
(iii) all Capitalized Lease Obligations of such Person,
(iv) all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all obligations under any title retention agreement (but excluding trade accounts payable and warranty and service obligations arising in the ordinary course of business), (v) all obligations for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction, (vi) guarantees and other contingent obligations in respect of Indebtedness referred to in clauses
(i) through (v) above and clause (viii) below, (vii) all obligations of any other Person of the type referred to in clauses (i) through (vi) which are secured by any lien on any property or asset of such Person, the amount of such obligation being deemed to be the lesser of the fair market value of such property or asset or the amount of the obligation so secured,
(viii) all obligations under currency swap agreements and interest swap agreements of such Person and (ix) all Disqualified Capital Stock issued by such Person with the amount of Indebtedness represented by such Disqualified Capital Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any. For purposes hereof, (x) the "maximum fixed repurchase price" of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock, such fair market value shall be determined reasonably and in good faith by the Board of Directors of the issuer of such Disqualified Capital Stock and (y) any transfer of accounts receivable, equipment or other assets (including contract rights) which constitute a sale for purposes of GAAP and any related recourse provisions under instrument sales programs entered into in the ordinary course of business shall not constitute Indebtedness hereunder.

            "Indenture" means this Indenture, as amended or
             ---------
supplemented from time to time in accordance with the terms hereof.

            "Initial Notes" has the meaning provided in the
             -------------
preamble to this Indenture.

            "Initial Public Offering" means the first
             -----------------------
underwritten public offering of Qualified Capital Stock by either Holdings or the Company pursuant to a registration statement filed with the SEC in accordance with the Securities Act for aggregate net cash proceeds of at least $50.0 million; provided that in the event the Initial Public Offering is
--------
consummated by Holdings, Holdings contributes to the capital of the Company at least $50.0 million of the net cash proceeds of the Initial Public Offering.

            "Initial Purchasers" means BT Securities Corporation,
             ------------------
CS First Boston Corporation and Morgan Stanley & Co.
Incorporated.

            "Institutional Accredited Investor" means an
             ---------------------------------
institution that is an "accredited investor" as that term is defined in Rule 501(a)(1), (2), (3) or (7) under the Securities
Act.

            "Interest Payment Date" means the stated maturity of
             ---------------------
an installment of interest on the Notes.

            "Interest Swap Obligations" means the obligations of
             -------------------------
any Person, pursuant to any arrangement with any other Person, whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such other Person calculated by applying a fixed or a floating rate of interest on the same notional amount.

            "Internal Revenue Code" means the Internal Revenue
             ---------------------
Code of 1986, as amended to the date hereof and from time to time hereafter.

            "Investment" means, with respect to any Person, any
             ----------
direct or indirect loan or other extension of credit (including, without limitation, a guarantee) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition by such Person of any Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, any Person. "Investment" shall exclude extensions of trade credit by the Company and its Subsidiaries on commercially reasonable terms in accordance with normal trade practices of the Company or such Subsidiary, as the case may be. For the purposes of
Section 4.10, (i) "Investment" shall include and be valued at the book value of the net assets of any Restricted Subsidiary at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary and shall exclude the book value of the net assets of any Unrestricted Subsidiary at the time that such Unrestricted Subsidiary is designated a Restricted Subsidiary and (ii) the amount of any Investment shall be the original cost of such Investment plus the cost of all additional Investments by the Company or any of its Restricted Subsidiaries, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such

Investment. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Common Stock of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, the Company no longer owns, directly or indirectly, 100% of the outstanding Common Stock of such Restricted Subsidiary, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the book value of the Common Stock of such Restricted Subsidiary not sold or disposed of.

            "Issue Date" means the date of original issuance of
             ----------
the Notes.

            "Legal Defeasance" has the meaning provided in
             ----------------
Section 8.02.

            "Legal Holiday" has the meaning provided in
             -------------
Section 11.07.

            "Lien" means any lien, mortgage, deed of trust,
             ----
pledge, security interest, charge or encumbrance of any kind
(including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest).

            "Maturity Date" means May 1, 2006.
             -------------

            "Moody's" means Moody's Investors Service, Inc. and
             -------
its successors.

            "Net Cash Proceeds" means, with respect to any Asset
             -----------------
Sale, the proceeds in the form of cash or Cash Equivalents received by the Company or any of its Subsidiaries from such Asset Sale net of (a) out-of-pocket expenses and fees relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees and sales commissions),
(b) taxes paid or payable after taking into account any reduction in consolidated tax liability due to available tax credits or deductions and any tax sharing arrangements, (c) re-payment of Indebtedness that is required to be repaid in connection with such Asset Sale, (d) any portion of cash proceeds which the Company determines in good faith should be reserved for post-closing adjustments, it being understood and agreed that on the day that all such post-closing adjustments have been determined, the amount (if any) by which the reserved amount in respect of such Asset Sale exceeds the actual post-closing adjustments payable by the Company or any of its Subsidiaries shall constitute Net Cash Proceeds on such date.

            "Net Proceeds Offer" has the meaning provided in
             ------------------
Section 4.16.

            "Net Proceeds Offer Payment Date" has the meaning
             -------------------------------
provided in Section 4.16.

            "Net Proceeds Offer Trigger Date" has the meaning
             -------------------------------
provided in Section 4.16.

            "Non-U.S. Person" means a person who is not a U.S.
             ---------------
person, as defined in Regulation S.

            "Notes" means the Initial Notes and the Exchange
             -----
Notes treated as a single class of securities, as amended or supplemented from time to time in accordance with the terms hereof, that are issued pursuant to this Indenture.

            "Obligations" means all obligations for principal,
             -----------
premium, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness, without duplication.

            "Offering Memorandum" means the Offering Memorandum
             -------------------
dated April 30, 1996, pursuant to which the Initial Notes were offered, and any supplement thereto.

            "Officer" means, with respect to any Person, the
             -------
Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, the Treasurer, the Controller, or the Secretary of such Person, or any other officer designated by the Board of Directors serving in a similar capacity.

            "Officers' Certificate" means, with respect to any
             ---------------------
Person, a certificate signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of such Person and otherwise complying with the requirements of Sections 11.04 and 11.05, as they relate to the making of an Officers' Certificate.

            "Offshore Physical Notes" has the meaning provided in
             -----------------------
Section 2.01.

            "Opinion of Counsel" means a written opinion from
             ------------------
legal counsel, who may be counsel for the Company, and who is reasonably acceptable to the Trustee complying with the requirements of Sections 11.04 and 11.05, as they relate to the giving of an Opinion of Counsel.

            "Paying Agent" has the meaning provided in
             ------------
Section 2.03.

            "Permitted Domestic Subsidiary Preferred Stock" means
             ---------------------------------------------
any series of Preferred Stock of a domestic Restricted
Subsidiary of the Company that constitutes Qualified Capital Stock and has a fixed dividend rate, the liquidation value of all series of which, when combined with the aggregate amount of Indebtedness of the Company and its Restricted Subsidiaries incurred pursuant to clause (xvi) of the definition of
Permitted Indebtedness, does not exceed $37.5 million; provided
                                                       --------
that such amount shall increase to $75.0 million upon consummation of an Initial Public Offering.

            "Permitted Foreign Subsidiary Preferred Stock" means
             --------------------------------------------
any series of Preferred Stock of a foreign Restricted
Subsidiary of the Company that constitutes Qualified Capital Stock and has a fixed dividend rate, the liquidation value of all series of which, when combined with the aggregate amount of Indebtedness of foreign Restricted Subsidiaries of the Company incurred pursuant to clause (iii) of the definition of
Permitted Indebtedness, does not exceed $35.0 million; provided
                                                       --------
that such amount shall increase to $50.0 million upon consummation of an Initial Public Offering.

            "Permitted Indebtedness" means, without duplication,
             ----------------------
(i) the Notes, (ii) Indebtedness incurred pursuant to the Bank Credit Agreement in an aggregate principal amount at any time outstanding not to exceed $585.0 million less the aggregate amount of Indebtedness of Securitization Entities in Qualified Securitization Transactions (other than Qualified
Securitization Transactions involving equipment and related assets); provided that the amount of such reduction shall not
         --------
exceed $50.0 million, (A) less the amount of all mandatory principal payments actually made by the Company in respect of term loans thereunder (excluding any such payments to the extent refinanced at the time of payment under a replaced Bank Credit Agreement) and (B) reduced by any required permanent repayments (which are accompanied by a corresponding permanent commitment reduction) thereunder; provided that the amount of
                                  --------
Indebtedness permitted to be incurred pursuant to the Bank

Credit Agreement in accordance with this clause (ii) shall be in addition to any Indebtedness permitted to be incurred pursuant to the Bank Credit Agreement in reliance on, and in accordance with, clauses (x) and (xvi) of this definition,
(iii) Indebtedness of foreign Restricted Subsidiaries of the Company, which together with the aggregate liquidation value of all outstanding series of Permitted Foreign Subsidiary
Preferred Stock, does not exceed $35.0 million; provided that
                                                --------
such amount shall increase to $50.0 million upon consummation of an Initial Public Offering, (iv) other Indebtedness of the Company and its Subsidiaries outstanding on the Issue Date reduced by the amount of any scheduled amortization payments or mandatory prepayments when actually paid or permanent reductions thereon, (v) Interest Swap Obligations of the
Company or any of its Subsidiaries covering Indebtedness of the Company or any of its Subsidiaries; provided that any
                                    --------
Indebtedness to which any such Interest Swap Obligations correspond is otherwise permitted to be incurred under this Indenture; provided, further, that such Interest Swap
           --------  -------
Obligations are entered into, in the judgment of the Company, to protect the Company from fluctuation in interest rates on their respective outstanding Indebtedness, (vi) Indebtedness under Currency Agreements, (vii) intercompany Indebtedness owed by the Company to any Wholly Owned Restricted Subsidiary of the Company or by any Restricted Subsidiary of the Company to the Company or any Wholly Owned Restricted Subsidiary of the Company, (viii) Acquired Indebtedness to the extent the Company could have incurred such Indebtedness in accordance with
Section 4.12 on the date such Indebtedness became Acquired Indebtedness, (ix) guarantees by the Company and its Wholly Owned Restricted Subsidiaries of each other's Indebtedness; provided that such Indebtedness is permitted to be incurred
--------
under this Indenture, including, with respect to guarantees by Wholly Owned Restricted Subsidiaries of the Company, Section 4.19, (x) Indebtedness (including Capitalized Lease
Obligations) incurred by the Company or any of its Restricted Subsidiaries to finance the purchase, lease or improvement of property (real or personal) or equipment (whether through the direct purchase of assets or the Capital Stock of any Person owning such assets) in an aggregate principal amount outstanding not to exceed 5% of Total Assets at the time of any incurrence thereof (including any Refinancing Indebtedness with respect thereto) (which amount may, but need not, be incurred in whole or in part under the Bank Credit Agreement), (xi) Indebtedness incurred by the Company or any of its Restricted Subsidiaries constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business, including, without limitation, letters of credit in respect of workers' compensation claims or self-insurance, or other Indebtedness with respect to reimbursement type obligations regarding workers' compensation claims, (xii) Indebtedness arising from agreements of the Company or a Restricted Subsidiary of the Company providing for indemnification, adjustment of purchase price, earn out or other similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a Restricted Subsidiary of the Company, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary for the purpose of financing such acquisition; provided that the
                                           --------
maximum assumable liability in respect of all such Indebtedness shall at no time exceed the gross proceeds actually received by the Company and its Restricted Subsidiaries in connection with such disposition, (xiii) obligations in respect of performance and surety bonds and completion guarantees provided by the Company or any Restricted Subsidiary of the Company in the ordinary course of business, (xiv) any refinancing, modification, replacement, renewal, restatement, refunding, deferral, extension, substitution, supplement, reissuance or resale of existing or future Indebtedness, including any additional Indebtedness incurred to pay interest or premiums required by the instruments governing such existing or future Indebtedness as in effect at the time of issuance thereof ("Required Premiums") and fees in connection therewith ("Refinancing Indebtedness"); provided that any such event
                              --------
shall not (1) result in an increase in the aggregate principal amount of Permitted Indebtedness (except to the extent such increase is a result of a simultaneous incurrence of additional Indebtedness (A) to pay Required Premiums and related fees or
(B) otherwise permitted to be incurred under this Indenture) of the Company and its Subsidiaries and (2) create Indebtedness with a Weighted Average Life to Maturity at the time such Indebtedness is incurred that is less than the Weighted Average Life to Maturity at such time of the Indebtedness being refinanced, modified, replaced, renewed, restated, refunded, deferred, extended, substituted, supplemented, reissued or resold (except that this subclause (2) will not apply in the event the Indebtedness being refinanced, modified, replaced, renewed, restated, refunded, deferred, extended, substituted, supplemented, reissued or resold was originally incurred in reliance upon clauses (vii) or (xvi) of this definition),
(xv) the incurrence by a Securitization Entity of Indebtedness in a Qualified Securitization Transaction that is not recourse to the Company or any Subsidiary of the Company (except for Standard Securitization Undertakings), and (xvi) additional Indebtedness of the Company and its Restricted Subsidiaries in an aggregate principal amount, which together with the aggregate liquidation value of all outstanding series of Permitted Domestic Subsidiary Preferred Stock, does not exceed $37.5 million at any one time outstanding (which amount, in the case of Indebtedness, may, but need not, be incurred in whole or in part under the Bank Credit Agreement); provided that such amount shall increase to $75.0
            --------
million upon consummation of an Initial Public Offering.

            "Permitted Investments" means (i) Investments by the
             ---------------------
Company or any Restricted Subsidiary of the Company in any Wholly Owned Restricted Subsidiary of the Company (whether existing on the Issue Date or created thereafter) or in any other Person (including by means of transfer of cash or other property) if as a result of such Investment such Person shall become a Wholly Owned Restricted Subsidiary of the Company and Investments in the Company by any Restricted Subsidiary of the Company; (ii) cash and Cash Equivalents; (iii) Investments existing on the Issue Date; (iv) loans and advances to employees and officers of the Company and its Restricted Subsidiaries in the ordinary course of business; (v) accounts receivable created or acquired in the ordinary course of business; (vi) Currency Agreements and Interest Swap
Obligations entered into in the ordinary course of the
Company's or its Restricted Subsidiaries' businesses and otherwise in compliance with this Indenture; (vii) Investments in Unrestricted Subsidiaries in an amount at any one time outstanding not to exceed $25.0 million; provided that such
                                         --------
amount shall increase to $50.0 million upon consummation of an Initial Public Offering; (viii) Investments in securities of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers; (ix) guaran-tees (A) by the Company of Indebtedness otherwise permitted to be incurred by Restricted Subsidiaries of the Company under this Indenture or (B) permitted by Section 4.19; (x) additional Investments having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (x) that are at that time outstanding, not to exceed 5% of Total Assets at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value);
(xi) any Investment by the Company or a Wholly Owned Subsidiary of the Company in a Securitization Entity or any Investment by
a Securitization Entity in any other Person in connection with a Qualified Securitization Transaction; provided that any
                                        --------
Investment in a Securitization Entity is in the
form of a Purchase Money Note or an equity interest; (xii) any transaction to the extent it constitutes an Investment that is permitted by, and made in accordance with, clause (b) of
Section 4.11 (other than transactions described in clause (v)
of such clause (b)); (xiii) investments the payment for which consists exclusively of Qualified Capital Stock of the Company and (xiv) Investments received by the Company or its Restricted Subsidiaries as consideration for asset sales, including Asset Sales; provided in the case of an Asset Sale, such Asset Sale
       --------
is effected in compliance with Section 4.16.

            "Permitted Liens" means the following types of Liens:
             ---------------

            (i) Liens for taxes, assessments or governmental charges or claims either (a) not delinquent or (b) contested in good faith by appropriate proceedings and as to which the Company or its Restricted Subsidiaries shall have set aside on its books such reserves as may be required pursuant to GAAP;

           (ii) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;

          (iii) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, including any Lien securing letters of credit issued in the ordinary course of business consistent with past practice in connection therewith, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

           (iv) judgment Liens not giving rise to an Event of Default;

            (v) easements, rights-of-way, zoning restrictions and other similar charges or encumbrances in respect of real property not interfering in any material respect with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries;

           (vi) any interest or title of a lessor under any Capitalized Lease Obligation;

          (vii) purchase money Liens to finance property or assets of the Company or any Restricted Subsidiary of the Company acquired in the ordinary course of business; provided, however, that (A) the related purchase money
      --------  -------
      Indebtedness shall not exceed the cost of such property or assets and shall not be secured by any property or assets of the Company or any Restricted Subsidiary of the Company other than the property and assets so acquired and (B) the Lien securing such Indebtedness shall be created within 90 days of such acquisition;

         (viii) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment, or storage of such inventory or other goods;

           (ix) Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;

            (x) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual, or warranty requirements of the Company or any of its Restricted Subsidiaries, including rights of offset and set-off;

           (xi)  Liens securing Interest Swap Obligations which
      Interest Swap Obligations relate to Indebtedness that is otherwise permitted under this Indenture;

          (xii)  Liens securing Indebtedness under Currency
      Agreements;

         (xiii)  Liens securing Indebtedness of foreign
      Restricted Subsidiaries of the Company incurred in reliance on clause (iii) of the definition of Permitted
      Indebtedness;

          (xiv) Liens securing Acquired Indebtedness incurred in reliance on clause (viii) of the definition of Permitted
      Indebtedness;

           (xv) Liens incurred in the ordinary course of business of the Company or any Restricted Subsidiary with respect to obligations that do not in the aggregate exceed
      $10.0 million at any one time outstanding;

          (xvi)  Liens on assets transferred to a Securitization
      Entity or on assets of a Securitization Entity, in either case incurred in connection with a Qualified
      Securitization Transaction;

         (xvii) leases or subleases granted to others that do not materially interfere with the ordinary course of business of the Company and its Restricted Subsidiaries;

        (xviii)  Liens arising from filing Uniform Commercial
      Code financing statements regarding leases;

          (xix)  Liens in favor of customs and revenue
      authorities arising as a matter of law to secure payment of custom duties in connection with the importation of goods; and

           (xx) Liens existing on the Issue Date, together with any Liens securing Indebtedness incurred in reliance on clause (xiv) of the definition of Permitted Indebtedness in order to refinance the Indebtedness secured by Liens existing on the Issue Date; provided that the Liens
                                  --------
      securing the refinancing Indebtedness shall not extend to property other than that pledged under the Liens securing the Indebtedness being refinanced.

            "Person" means an individual, partnership,
             ------
corporation, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof.

            "Physical Notes" has the meaning provided in
             --------------
Section 2.01.

            "Plan of Liquidation" means, with respect to any
             -------------------
Person, a plan that provides for, contemplates or the effectuation of which is preceded or accompanied by (whether or not substantially contemporaneously, in phases or otherwise)
(i) the sale, lease, conveyance or other disposition of all or substantially all of the assets of such Person otherwise than as an entirety or substantially as an entirety and (ii) the distribution of all or substantially all of the proceeds of such sale, lease, conveyance or other disposition and all or substantially all of the remaining assets of such Person to holders of Capital Stock of such Person.

            "Preferred Stock" of any Person means any Capital
             ---------------
Stock of such Person that has preferential rights to any other
Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.

            "principal" of any Indebtedness (including the Notes)
             ---------
means the principal amount of such Indebtedness plus the premium, if any, on such Indebtedness.

            "Principals" means Bain Capital and GS Capital.
             ----------

            "Private Placement Legend" means the legend initially
             ------------------------
set forth on the Notes in the form set forth in Section 2.15.

            "Proceeds Purchase Date" has the meaning provided in
             ----------------------
Section 4.16.

            "Productive Assets" means assets (including Capital
             -----------------
Stock) of a kind used or usable in the businesses of the Company and its Restricted Subsidiaries permitted by Section
4.20.

            "pro forma" means, with respect to any calculation
             ---------
made or required to be made pursuant to the terms of this Indenture, a calculation in accordance with Article 11 of Regulation S-X under the Securities Act, as determined by the Board of Directors of the Company in consultation with its independent public accountants.

            "Purchase Money Note" means a promissory note of a
             -------------------
Securitization Entity evidencing a line of credit, which may be irrevocable, from the Company or any Subsidiary of the Company in connection with a Qualified Securitization Transaction to a Securitization Entity, which note shall be repaid from cash available to the Securitization Entity, other than amounts required to be established as reserves pursuant to agreements, amounts paid to investors in respect of interest, principal and other amounts owing to such investors and amounts paid in connection with the purchase of newly generated receivables or newly acquired equipment.

            "Qualified Capital Stock" means any stock that is not
             -----------------------
Disqualified Capital Stock.

            "Qualified Institutional Buyer" or "QIB" shall have
             -----------------------------      ---
the meaning specified in Rule 144A under the Securities Act.

            "Qualified Securitization Transaction" means any
             ------------------------------------
transaction or series of transactions that may be entered into by the Company or any of its Subsidiaries pursuant to which the Company or any or its Subsidiaries may sell, convey or otherwise transfer to (a) a Securitization Entity (in the case of a transfer by the Company or any of its Subsidiaries) and
(b) any other Person (in the case of a transfer by a Securitization Entity), or may grant a security interest in, any accounts receivable or equipment (whether now existing or arising or acquired in the future) of the Company or any of its Subsidiaries, and any assets related thereto including, without limitation, all collateral securing such accounts receivable and equipment, all contracts and contract rights and all guarantees or other obligations in respect of such accounts receivable and equipment, proceeds of such accounts receivable and equipment and other assets (including contract rights) which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable and equipment.

            "Record Date" means the Record Dates specified in the
             -----------
Notes, whether or not a Legal Holiday.

            "Redemption Date," when used with respect to any Note
             ---------------
to be redeemed, means the date fixed for such redemption pursuant to this Indenture and the Notes.

            "Redemption Price," when used with respect to any
             ----------------
Note to be redeemed, means the price fixed for such redemption pursuant to this Indenture and the Notes.

            "Reference Date" has the meaning provided in
             --------------
Section 4.10.

            "Refinancing Indebtedness" has the meaning provided
             ------------------------
in clause (xiv) of the definition of Permitted Indebtedness.

            "Refunding Capital Stock" has the meaning provided in
             -----------------------
Section 4.10.

            "Registrar" has the meaning provided in Section 2.03.
             ---------

            "Registration Rights Agreement" means the
             -----------------------------
Registration Rights Agreement dated May 7, 1996 among the
Company and the Initial Purchasers for the benefit of themselves and the Holders, as the same may be amended or modified from time to time in accordance with the terms thereof.

            "Regulation S" means Regulation S under the
             ------------
Securities Act.

            "Related Party" means, with respect to Bain Capital,
             -------------
any Bain Related Party and with respect to GS Capital, any GS
Capital Related Party.

            "Representative" means the indenture trustee or other
             --------------
trustee, agent or representative in respect of any Designated Senior Debt; provided that if, and for so long as, any
             --------
Designated Senior Debt lacks such a representative, then the Representative for such Designated Senior Debt shall at all times constitute the holders of a majority in outstanding principal amount of such Designated Senior Debt in respect of any Designated Senior Debt.

            "Required Premiums" has the meaning provided in
             -----------------
clause (xiv) of the definition of Permitted Indebtedness.

            "Restricted Investment" means an Investment other
             ---------------------
than a Permitted Investment.

            "Restricted Payment" has the meaning provided in
             ------------------
Section 4.10.

            "Restricted Security" has the meaning assigned to
             -------------------
such term in Rule 144(a)(3) under the Securities Act; provided that the Trustee shall be entitled to request and conclusively rely on an Opinion of Counsel with respect to whether any Note constitutes a Restricted Security.

            "Restricted Subsidiary" of any Person means any
             ---------------------
Subsidiary of such Person which at the time of determination is not an Unrestricted Subsidiary.

            "Retiring Capital Stock" has the meaning provided in
             ----------------------
Section 4.10.

            "Rule 144A" means Rule 144A under the Securities Act.
             ---------

            "S&P" means Standard & Poor's Corporation and its
             ---
successors.

            "Sale and Leaseback Transaction" means any direct or
             ------------------------------
indirect arrangement with any Person or to which any such Person is a party, providing for the leasing to the Company or a Restricted Subsidiary of any property, whether owned by the Company or any Restricted Subsidiary at the Issue Date or later acquired, which has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such Person or to any other Person from whom funds have been or are to be advanced by such Person on the security of such Property.

            "SEC" means the Securities and Exchange Commission.
             ---

            "Securities Act" means, the Securities Act of 1933,
             --------------
as amended, and the rules and regulations of the SEC promulgated thereunder.

            "Securitization Entity" means a Wholly Owned
             ---------------------
Subsidiary of the Company (or another Person in which the Company or any Subsidiary of the Company makes an Investment and to which the Company or any Subsidiary of the Company transfers accounts receivable or equipment and related assets) which engages in no activities other than in connection with the financing of accounts receivable or equipment and which is designated by the Board of Directors of the Company (as provided below) as a Securitization Entity (a) no portion of the Indebtedness or any other Obligations (contingent or otherwise) of which (i) is guaranteed by the Company or any Subsidiary of the Company (excluding guarantees of Obligations (other than the principal of, and interest on, Indebtedness)) pursuant to Standard Securitization Undertakings, (ii) is recourse to or obligates the Company or any Subsidiary of the Company in any way other than pursuant to Standard Securiti-zation Undertakings or (iii) subjects any property or asset of the Company or any Subsidiary of the Company, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings, (b) with which neither the Company nor any Subsidiary of the Company has any material contract, agreement, arrangement or understanding other than on terms no less favorable to the Company or such Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Company, other than fees payable in the ordinary course of business in connection with servicing receivables of such entity, and (c) to which neither the Company nor any Subsidiary of the Company has any obligation to maintain or preserve such entity's financial condition or cause such entity to achieve certain levels of operating results.
Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors of the Company giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions.

            "Senior Debt" means the principal of, premium, if
             -----------
any, and interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on any Indebtedness of the Company, whether outstanding on the Issue Date or thereafter created, incurred or assumed, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the Notes. Without limiting the generality of the foregoing, "Senior Debt" shall also include the principal of, premium, if any, interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on, and all other amounts owing in respect of, (x) all monetary obligations (including guarantees thereof) of every nature of the Company under the Bank Credit Agreement, including, without limitation, obligations to pay principal and interest, reimbursement obligations under letters of credit, fees, expenses and indemnities, (y) all Interest Swap Obligations (including guarantees thereof) and (z) all obligations (including guarantees thereof) under Currency Agreements, in each case whether outstanding on the Issue Date or thereafter incurred. Notwithstanding the foregoing, Senior Debt shall not include (i) any Indebtedness, if the instrument creating or evidencing the same or the assumption or guarantee thereof expressly provides that such Indebtedness shall not be senior in right of payment to the Notes, (ii) any Indebtedness of the Company to a Subsidiary of the Company, (iii) Indebted-ness to, or guaranteed on behalf of, any shareholder, director, officer or employee of the Company or any Subsidiary of the Company (including, without limitation, amounts owed for compensation), (iv) Indebtedness to trade creditors and other amounts incurred in connection with obtaining goods, materials or services, (v) Indebtedness represented by Disqualified Capital Stock, (vi) any liability for federal, state, local or other taxes owed or owing by the Company, (vii) that portion of any Indebtedness incurred in violation of the provisions set forth under Section 4.12 (but, as to any such obligation, no such violation shall be deemed to exist for purposes of this clause (vii) if the holder(s) of such obligation or their representative and the Trustee shall have received an Officers' Certificate of the Company to the effect that the incurrence of such Indebtedness does not (or, in the case of revolving credit Indebtedness, that the incurrence of the entire committed amount thereof at the date on which the initial borrowing thereunder is made) would not violate such provisions of this Indenture) and (viii) any Indebtedness which is, by its express terms, subordinated in right of payment to any other Indebtedness of the Company, including, without limitation, the Existing Notes.

            "Significant Subsidiary" means, as of any date of
             ----------------------
determination, for any Person, each Subsidiary of such Person which (i) for the most recent fiscal year of such Person (on or prior to December 31, 1996, the fiscal period beginning on the Issue Date and ending on the most recently completed fiscal quarter of such Person) accounted for more than 10% of consolidated revenues or consolidated net income of such Person or (ii) as at the end of such fiscal year (on or prior to December 31, 1996, the fiscal period beginning on the Issue Date and ending on the most recently completed fiscal quarter of such Person), was the owner of more than 10% of the consolidated assets of such Person.

            "Standard Securitization Undertakings" means
             ------------------------------------
representations, warranties, covenants and indemnities entered into by the Company or any Subsidiary of the Company which are reasonably customary in an accounts receivable or equipment transaction.

            "Subsidiary", with respect to any Person, means
             ----------
(i) any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors under ordinary circumstances shall at the time be owned, directly or indirectly, by such Person or
(ii) any other Person of which at least a majority of the voting interest under ordinary circumstances is at the time, directly or indirectly, owned by such Person.

            "Tax Allocation Agreement" means the tax allocation
             ------------------------
agreement between the Company and Holdings as in effect on the Issue Date.

            "TIA" means the Trust Indenture Act of 1939 (15
             ---
U.S.C. (S)(S) 77aaa-77bbbb), as amended, as in effect on the date of this Indenture, except as otherwise provided in Section
9.04.

            "Total Assets" means the total consolidated assets of
             ------------
the Company and its Restricted Subsidiaries, as set forth on the Company's most recent consolidated balance sheet.

            "Trust Officer" means any officer of the Trustee
             -------------
assigned by the Trustee to administer this Indenture, or in the case of a successor trustee, an officer assigned to the department, division or group performing the corporation trust work of such successor and assigned to administer this Indenture.

            "Trustee" means the party named as such in this
             -------
Indenture until a successor replaces it in accordance with the provisions of this Indenture and thereafter means such successor.

            "Unrestricted Subsidiary" of any Person means (i) any
             -----------------------
Subsidiary of such Person that at the time of determination
shall be or continue to be designated an Unrestricted
Subsidiary by the Board of Directors of such Person in the
manner provided below and (ii) any Subsidiary of an
Unrestricted Subsidiary. The Board of Directors may designate any Subsidiary (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; provided that (x) the Company certifies to the
            --------
Trustee that such designation complies with Section 4.10 and
(y) each Subsidiary to be so designated and each of its Subsidiaries has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of the Company or any of its Restricted Subsidiaries. The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary only if
(x) immediately after giving effect to such designation, the Company is able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with Section 4.12 and (y) immediately before and immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing. Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

            "U.S. Government Obligations" means direct
             ---------------------------
obligations of, and obligations guaranteed by, the United
States of America for the payment of which the full faith and credit of the United States of America is pledged.

            "U.S. Legal Tender" means such coin or currency of
             -----------------
the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

            "U.S. Physical Notes" has the meaning provided in
             -------------------
Section 2.01.

            "Weighted Average Life to Maturity" means, when
             ---------------------------------
applied to any Indebtedness at any date, the number of years obtained by dividing (a) the then outstanding aggregate principal amount of such Indebtedness into (b) the sum of the total of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

            "Wholly Owned Restricted Subsidiary" of any Person
             ----------------------------------
means any Restricted Subsidiary of such Person of which all the outstanding voting securities (other than directors' qualifying shares or an immaterial amount of shares required to be owned by other Persons pursuant to applicable law) are owned by such Person or any Wholly Owned Restricted Subsidiary of such Person.

            SECTION 1.02.  Incorporation by Reference of TIA.
                           ---------------------------------

            Whenever this Indenture refers to a provision of the TIA, such provision is incorporated by reference in, and made a part of, this Indenture. The following TIA terms used in this Indenture have the following meanings:

            "indenture securities" means the Notes.

            "indenture security holder" means a Holder or a Noteholder.

            "indenture to be qualified" means this Indenture.

            "indenture trustee" or "institutional trustee" means the Trustee.

            "obligor" on the indenture securities means the Company or any other obligor on the Notes.

            All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule and not otherwise defined herein have the meanings assigned to them therein.

            SECTION 1.03.  Rules of Construction.
                           ---------------------

            Unless the context otherwise requires:

            (1)   a term has the meaning assigned to it;

            (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP as in effect on the date hereof;

            (3)   "or" is not exclusive;

            (4) words in the singular include the plural, and words in the plural include the singular; and

            (5) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.


                                ARTICLE TWO

                                 THE NOTES

            SECTION 2.01.  Form and Dating.
                           ---------------

            The Initial Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto. The Exchange Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit B hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or depository rule or usage. The Company and the Trustee shall approve the form of the Notes and any notation, legend or endorsement on them.

Each Note shall be dated the date of its issuance and shall show the date of its authentication.

            The terms and provisions contained in the Notes, annexed hereto as Exhibits A and B, shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

            Notes offered and sold in reliance on Rule 144A shall be issued initially in the form of one or more permanent global Notes in registered form, substantially in the form set forth in Exhibit A (the "Global Note"), deposited with the Trustee, as custodian for the Depository, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depository, as hereinafter provided.

            Notes offered and sold in offshore transactions in reliance on Regulation S shall be issued in the form of permanent certificated Notes in registered form in substantially the form set forth in Exhibit A (the "Offshore Physical Notes"). Notes offered and sold in reliance on any other exemption from registration under the Securities Act other than as described in the preceding paragraph shall be issued, and Notes offered and sold in reliance on Rule 144A may be issued, in the form of permanent certificated Notes in registered form, in substantially the form set forth in Exhibit A (the "U.S. Physical Notes"). The Offshore Physical Notes and the U.S. Physical Notes are sometimes collectively herein referred to as the "Physical Notes." Physical Notes shall initially be registered in the name of the Depository or the nominee of such Depository and be delivered to the Trustee as custodian for such Depository. Beneficial owners of Physical Notes, however, may request registration of such Physical Notes in their names or the names of their nominees.

            SECTION 2.02.  Execution and Authentication;
                           Aggregate Principal Amount.
                           -----------------------------

            Two Officers, or an Officer and an Assistant
Secretary, shall sign, or one Officer shall sign and one Officer or an Assistant Secretary (each of whom shall, in each case, have been duly authorized by all requisite corporate actions) shall attest to, the Notes for the Company by manual or facsimile signature. The Company's seal shall also be reproduced on the Notes.

            If an Officer or Assistant Secretary whose signature is on a Note was an Officer or Assistant Secretary at the time of such execution but no longer holds that office or position at the time the Trustee authenticates the Note, the Note shall nevertheless be valid.

            A Note shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Note. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

            The Trustee shall authenticate (i) Initial Notes for original issue in the aggregate principal amount not to exceed $350,000,000, and (ii) Exchange Notes from time to time for issue only in exchange for a like principal amount of Initial Notes, in each case upon written orders of the Company in the form of an Officers' Certificate. The Officers' Certificate shall specify the amount of Notes to be authenticated, the date on which the Notes are to be authenticated and the aggregate principal amount of Notes outstanding on the date of authentication, whether the Notes are to be Initial Notes or Exchange Notes, and shall further specify the amount of such Notes to be issued as the Global Note, Offshore Physical Notes or U.S. Physical Notes. The aggregate principal amount of Notes outstanding at any time may not exceed $350,000,000, except as provided in Section 2.07.

            The Trustee shall not be required to authenticate Notes if the issuance of such Notes pursuant to this Indenture will affect the Trustee's own rights, duties or immunities under the Notes and this Indenture in a manner which is not reasonably acceptable to the Trustee.

            The Trustee may appoint an authenticating agent (the "Authenticating Agent") reasonably acceptable to the Company to authenticate Notes. Unless otherwise provided in the appointment, an Authenticating Agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such Authenticating Agent. An Authenticating Agent has the same rights as an Agent to deal with the Company and Affiliates of the Company.

            The Notes shall be issuable in fully registered form only, without coupons, in denominations of $1,000 and any integral multiple thereof.

            SECTION 2.03.  Registrar and Paying Agent.
                           --------------------------

            The Company shall maintain an office or agency (which shall be located in the Borough of Manhattan in the City of New York, State of New York) where (a) Notes may be presented or surrendered for registration of transfer or for exchange ("Registrar"), (b) Notes may be presented or surrendered for payment ("Paying Agent") and (c) notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company, upon prior written notice to the Trustee, may have one or more co-Registrars and one or more additional paying agents reasonably acceptable to the Trustee. The term "Paying Agent" includes any additional Paying Agent. Neither the Company nor any Affiliate of the Company may act as Paying Agent.

            The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which agreement shall incorporate the provisions of the TIA and implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee, in advance, of the name and address of any such Agent. If the Company fails to maintain a Registrar or Paying Agent, or fails to give the foregoing notice, the Trustee shall act as such.

            The Company initially appoints the Trustee as Registrar, Paying Agent and agent for service of demands and notices in connection with the Notes, until such time as the Trustee has resigned or a successor has been appointed. The Paying Agent or Registrar may resign upon 30 days notice to the Company.

            SECTION 2.04.  Paying Agent To Hold Assets in Trust.
                           ------------------------------------

            The Company shall require each Paying Agent other than the Trustee to agree in writing that each Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all assets held by the Paying Agent for the payment of principal of, or interest on, the Notes (whether such assets have been distributed to it by the Company or any other obligor on the Notes), and the Company and the Paying Agent shall notify the Trustee of any Default by the Company (or any other obligor on the Notes) in making any such payment. The Company at any time may require a Paying Agent to distribute all assets held by it to the Trustee and account for any assets disbursed and the Trustee may at any time during the continuance of any payment Default, upon written request to a Paying Agent, require such Paying Agent to distribute all assets held by it to the Trustee and to account for any assets distributed. Upon distribution to the Trustee of all assets that shall have been delivered by the Company to the Paying Agent, the Paying Agent shall have no further liability for such assets.

            SECTION 2.05.  Noteholder Lists.
                           ----------------

            The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of the Holders. If the Trustee is not the Registrar, the Company shall furnish or cause the Registrar to furnish to the Trustee before each Record Date and at such other times as the Trustee may request in writing a list as of such date and in such form as the Trustee may reasonably require of the names and addresses of the Holders, which list may be conclusively relied upon by the Trustee.

            SECTION 2.06.  Transfer and Exchange.
                           ---------------------

            Subject to the provisions of Sections 2.16 and 2.17, when Notes are presented to the Registrar or a co-Registrar with a request to register the transfer of such Notes or to exchange such Notes for an equal principal amount of Notes of other authorized denominations, the Registrar or co-Registrar shall register the transfer or make the exchange as requested if its requirements for such transaction are met; provided,
                                                  --------
however, that the Notes presented or surrendered for
-------
registration of transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar or co-Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing. To permit registrations of transfer and exchanges, the Company shall execute and the Trustee shall authenticate Notes at the Registrar's or co-Registrar's request. No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchanges or transfers pursuant to Sections 2.10, 3.06, 4.15, 4.16 or 9.06, in which event the Company shall be responsible for the payment of such taxes).

            The Registrar or co-Registrar shall not be required to register the transfer of or exchange of any Note (i) during a period beginning at the opening of business 15 days before the mailing of a notice of redemption of Notes and ending at the close of business on the day of such mailing and
(ii) selected for redemption in whole or in part pursuant to Article Three, except the unredeemed portion of any Note being redeemed in part.

            Any Holder of the Global Note shall, by acceptance of such Global Note, agree that transfers of beneficial interests in such Global Notes may be effected only through a book entry system maintained by the Holder of such Global Note (or its agent), and that ownership of a beneficial interest in the Note shall be required to be reflected in a book entry.

            SECTION 2.07.  Replacement Notes.
                           -----------------

            If a mutilated Note is surrendered to the Trustee or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Note if the Trustee's requirements are met. If required by the Trustee or the Company, such Holder must provide an affidavit of lost certificate and an indemnity bond or other indemnity, sufficient in the judgment of both the Company and the Trustee, to protect the Company, the Trustee or any Agent from any loss which any of them may suffer if a Note is replaced. The
Company may charge such Holder for its reasonable, out-of-pocket expenses in replacing a Note, including reasonable fees and expenses of counsel. Every replacement Note shall constitute an additional obligation of the Company.

            SECTION 2.08.  Outstanding Notes.
                           -----------------

            Notes outstanding at any time are all the Notes that have been authenticated by the Trustee except those cancelled by it, those delivered to it for cancellation and those described in this Section as not outstanding. Subject to the provisions of Section 2.09, a Note does not cease to be outstanding because the Company or any of its Affiliates holds the Note.

            If a Note is replaced pursuant to Section 2.07 (other
than a mutilated Note surrendered for replacement), it ceases to be outstanding unless the Trustee receives an Opinion of
Counsel that the replaced Note is held by a bona fide
                                            ---- ----
purchaser. A mutilated Note ceases to be outstanding upon surrender of such Note and replacement thereof pursuant to
Section 2.07.

            If on a Redemption Date or the Maturity Date the Paying Agent holds U.S. Legal Tender or U.S. Government Obligations sufficient to pay all of the principal and interest due on the Notes payable on that date and is not prohibited from paying such money to the Holders thereof pursuant to the terms of this Indenture, then on and after that date such Notes cease to be outstanding and interest on them ceases to accrue.

            SECTION 2.09.  Treasury Notes.
                           --------------

            In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver, consent or notice, Notes owned by the Company or any of its Affiliates shall be considered as though they are not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which a Trust Officer of the Trustee actually knows are so owned shall be so considered. The Company shall notify the Trustee, in writing, when it or any of its Affiliates repurchases or otherwise acquires Notes, of the aggregate principal amount of such Notes so repurchased or otherwise acquired.

            SECTION 2.10.  Temporary Notes.
                           ---------------

            Until definitive Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes upon receipt of a written order of the Company in the form of an Officers' Certificate. The Officers' Certificate shall specify the amount of temporary Notes to be authenticated and the date on which the temporary Notes are to be authenticated. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company considers appropriate for temporary Notes. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate upon receipt of a written order of the Company pursuant to Section 2.02 definitive Notes in exchange for temporary Notes.

            SECTION 2.11.  Cancellation.
                           ------------

            The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for transfer, exchange or payment. The Trustee, or at the direction of the Trustee, the Registrar or the Paying Agent, and no one else, shall cancel and, at the written direction of the Company, shall dispose of all Notes surrendered for transfer, exchange, payment or cancellation. Subject to
Section 2.07, the Company may not issue new Notes to replace Notes that it has paid or delivered to the Trustee for cancellation. If the Company shall acquire any of the Notes, such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Notes unless and until the same are surrendered to the Trustee for cancellation pursuant to this Section 2.11.

            SECTION 2.12.  Defaulted Interest.
                           ------------------

            If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest, plus (to the extent lawful) any interest payable on the defaulted interest to the Persons who are Holders on a subsequent special record date, which date shall be the fifteenth day next preceding the date fixed by the Company for the payment of defaulted interest or the next succeeding Business Day if such date is not a Business Day. At least 15 days before the subsequent special record date, the Company shall mail to each Holder, as of a recent date selected by the Company, with a copy to the Trustee, a notice that states the subsequent special record date, the payment date and the amount of defaulted interest, and interest payable on such defaulted interest, if any, to be paid.

            SECTION 2.13.  CUSIP Number.
                           ------------

            The Company in issuing the Notes may use a "CUSIP" number, and if so, the Trustee shall use the CUSIP number in notices of redemption or exchange as a convenience to Holders; provided that no representation is hereby deemed to be made by
--------
the Trustee as to the correctness or accuracy of the CUSIP number printed in the notice or on the Notes, and that reliance may be placed only on the other identification numbers printed on the Notes. The Company shall promptly notify the Trustee of any change in the CUSIP number.

            SECTION 2.14.  Deposit of Moneys.
                           -----------------

            Prior to 11:00 a.m. New York City time on each Interest Payment Date and on the Maturity Date, the Company shall have deposited with the Paying Agent in immediately available funds money sufficient to make cash payments, if any, due on such Interest Payment Date or Maturity Date, as the case may be, in a timely manner which permits the Paying Agent to remit payment to the Holders on such Interest Payment Date or Maturity Date, as the case may be.

            SECTION 2.15.  Restrictive Legends.
                           -------------------

            Each Global Note and Physical Note that constitutes a
Restricted Security shall bear the following legend (the
"Private Placement Legend") on the face thereof until May 7, 1999, unless otherwise agreed by the Company and the Holder thereof:

      THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE
      U.S. SECURITIES ACT OF 1933, AS AMENDED (THE
      "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE
      OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR
      FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT
      AS SET FORTH BELOW.  BY ITS ACQUISITION HEREOF,
      THE HOLDER (1) REPRESENTS THAT (A) IT IS A
      "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN
      RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS
      AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED
      IN RULE 501(a)(1), (2), (3) OR (7) UNDER THE
      SECURITIES ACT) (AN "ACCREDITED INVESTOR") OR (C)
      IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS
      SECURITY IN AN OFFSHORE TRANSACTION, (2) AGREES
      THAT IT WILL NOT WITHIN THREE YEARS AFTER THE
      ORIGINAL ISSUANCE OF THIS SECURITY RESELL OR
      OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE
      ISSUER OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE
      UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER
      IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES
      ACT, (C) INSIDE THE UNITED STATES TO AN
      INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO
      SUCH TRANSFER, FURNISHES (OR HAS FURNISHED ON ITS
      BEHALF BY A U.S. BROKER-DEALER) TO THE TRUSTEE A
      SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS
      AND AGREEMENTS RELATING TO THE RESTRICTIONS ON
      TRANSFER OF THIS SECURITY (THE FORM OF WHICH
      LETTER CAN BE OBTAINED FROM THE TRUSTEE OR
      REGISTRAR), (D) OUTSIDE THE UNITED STATES IN AN
      OFFSHORE TRANSACTION IN

      COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT
      AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON
      TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS SECURITY
      WITHIN THREE YEARS AFTER THE ORIGINAL ISSUANCE OF
      THE SECURITY, IF THE PROPOSED TRANSFEREE IS AN INSTITUTIONAL ACCREDITED INVESTOR, THE HOLDER
      MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE
      TRUSTEE AND THE ISSUER SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM
      MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH
      TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION
      FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.
      AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE
      MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE
      SECURITIES ACT.

            Each Global Note shall also bear the following legend on the face thereof:

      UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN
      PART FOR SECURITIES IN DEFINITIVE FORM, THIS
      SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE
      BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY,
      OR BY ANY SUCH NOMINEE OF THE DEPOSITARY, OR BY
      THE DEPOSITARY OR NOMINEE OF SUCH SUCCESSOR
      DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR
      DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR
      DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED
      BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY
      TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO
      THE ISSUER OR ITS AGENT FOR REGISTRATION OF
      TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE
      ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR
      SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED
      REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS
      MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS
      REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC),
      ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE
      OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL
      INASMUCH AS THE

      REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST
      HEREIN. TRANSFERS OF THIS GLOBAL SECURITY SHALL BE
      LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO
      NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF
      OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF
      PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED
      TO TRANSFERS MADE IN ACCORDANCE WITH THE
      RESTRICTIONS SET FORTH IN SECTION 2.17 OF THE
      INDENTURE.

            SECTION 2.16.  Book-Entry Provisions
                           for Global Security.
                           ---------------------

            (a)   The Global Note initially shall (i) be
registered in the name of the Depository or the nominee of such Depository, (ii) be delivered to the Trustee as custodian for such Depository and (iii) bear legends as set forth in Sec-tion 2.15.

            Members of, or participants in, the Depository ("Agent Members") shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depository, or the Trustee as its custodian, or under the Global Note, and the Depository may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices governing the exercise of the rights of a holder of any Note.

            (b) Transfers of the Global Note shall be limited to transfers in whole, but not in part, to the Depository, its successors or their respective nominees. Interests of beneficial owners in the Global Note may be transferred or exchanged for Physical Notes in accordance with the rules and procedures of the Depository and the provisions of Section
2.17. In addition, Physical Notes shall be transferred to all beneficial owners in exchange for their beneficial interests in the Global Note if (i) the Depository notifies the Company that it is unwilling or unable to continue as Depository for the Global Note and a successor depositary is not appointed by the Company within 90 days of such notice or (ii) an Event of Default has occurred and is continuing and the Registrar has received a written request from the Depository to issue Physical Notes.

            (c) In connection with any transfer or exchange of a portion of the beneficial interest in the Global Note to beneficial owners pursuant to paragraph (b), the Registrar shall (if one or more Physical Notes are to be issued) reflect on its books and records the date and a decrease in the principal amount of the Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more Physical
Notes of like tenor and amount.

            (d) In connection with the transfer of the entire Global Note to beneficial owners pursuant to paragraph (b), the Global Note shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depository in exchange for its beneficial interest in the Global Note, an equal aggregate principal amount of Physical Notes of authorized denominations.

            (e) Any Physical Note constituting a Restricted Security delivered in exchange for an interest in the Global Note pursuant to paragraph (b) or (c) shall, except as otherwise provided by paragraphs (a)(i)(x) and (c) of Section 2.17, bear the legend regarding transfer restrictions applicable to the Physical Notes set forth in Section 2.15.

            (f) The Holder of the Global Note may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

            SECTION 2.17.  Special Transfer Provisions.
                           ---------------------------

            (a)   Transfers to Non-QIB Institutional Accredited
                  ---------------------------------------------
Investors and Non-U.S. Persons.  The following provisions shall
------------------------------
apply with respect to the registration of any proposed transfer of a Note constituting a Restricted Security to any Institutional Accredited Investor which is not a QIB or to any Non-U.S. Person:

            (i) the Registrar shall register the transfer of any Note constituting a Restricted Security, whether or not such Note bears the Private Placement Legend, if (x) the requested transfer is after May 7, 1999 or (y) (1) in the case of a transfer to an Institutional Accredited Investor which is not a QIB (excluding Non-U.S. Persons), the proposed transferee has delivered to the Registrar a certificate substantially in the form of Exhibit C hereto or (2) in the case of a transfer to a Non-U.S. Person, the proposed transferor has delivered to the Registrar a certificate substantially in the form of Exhibit D hereto; and

           (ii) if the proposed transferor is an Agent Member holding a beneficial interest in the Global Note, upon receipt by the Registrar of (x) the certificate, if any, required by paragraph (i) above and (y) instructions given in accordance with the Depository's and the Registrar's procedures, whereupon (a) the Registrar shall reflect on its books and records the date and (if the transfer does not involve a transfer of outstanding Physical Notes) a decrease in the principal amount of the Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note to be transferred, and (b) the Company shall execute and the Trustee shall authenticate and deliver one or more Physical Notes of like tenor and amount.

            (b)   Transfers to QIBs.  The following provisions
                  -----------------
shall apply with respect to the registration of any proposed transfer of a Note constituting a Restricted Security to a QIB
(excluding transfers to Non-U.S. Persons):

            (i) the Registrar shall register the transfer if such transfer is being made by a proposed transferor who has checked the box provided for on the form of Note stating, or has otherwise advised the Company and the Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of Note stating, or has otherwise advised the Company and the Registrar in writing, that it is purchasing the Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A; and

           (ii) if the proposed transferee is an Agent Member, and the Notes to be transferred consist of Physical Notes which after transfer are to be evidenced by an interest in the Global Note, upon receipt by the Registrar of instructions given in accordance with the Depository's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Note in an amount equal to the principal amount of the Physical Notes to be transferred, and the Trustee shall cancel the Physical Notes so transferred.

            (c)   Private Placement Legend.  Upon the transfer,
                  ------------------------
exchange or replacement of Notes not bearing the Private Placement Legend, the Registrar shall deliver Notes that do not bear the Private Placement Legend. Upon the transfer, exchange or replacement of Notes bearing the Private Placement Legend, the Registrar shall deliver only Notes that bear the Private Placement Legend unless (i) the circumstance contemplated by paragraph (a)(i)(x) of this Section 2.17 exist or (ii) there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to the Company and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.

            (d)   General.  By its acceptance of any Note bearing
                  -------
the Private Placement Legend, each Holder of such a Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Note only as provided in this Indenture.

            The Registrar shall retain copies of all letters, notices and other written communications received pursuant to
Section 2.16 or this Section 2.17. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

                               ARTICLE THREE

                                REDEMPTION

            SECTION 3.01.  Notices to Trustee.
                           ------------------

            If the Company elects to redeem Notes pursuant to Paragraph 6 of the Notes, it shall notify the Trustee and the Paying Agent in writing of the Redemption Date and the principal amount of the Notes to be redeemed.

            The Company shall give each notice provided for in this Section 3.01 at least 60 days before the Redemption Date (unless a shorter notice period shall be satisfactory to the Trustee, as evidenced in a writing signed on behalf of the Trustee), together with an Officers' Certificate stating that such redemption shall comply with the conditions contained herein and in the Notes.

            SECTION 3.02.  Selection of Notes To Be Redeemed.
                           ---------------------------------

            If fewer than all of the Notes are to be redeemed, the Trustee shall select the Notes to be redeemed on a pro rata
                                                       --- ----
basis, by lot or in such other fair and reasonable manner chosen at the discretion of the Trustee; provided, however,
                                         --------  -------
that if a partial redemption is made with the proceeds of an Equity Offering, selection of the Notes or portion thereof for redemption shall be made by the Trustee only on a pro rata
                                                  --- ----
basis, unless such method is otherwise prohibited. The Trustee shall make the selection from the Notes outstanding and not previously called for redemption and shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes in denominations of $1,000 may be redeemed only in whole. The Trustee may select for redemption portions (equal to $1,000 or any integral multiple thereof) of the principal of Notes that have denominations larger than $1,000. Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

            SECTION 3.03.  Notice of Redemption.
                           --------------------

            At least 30 days but not more than 60 days before a Redemption Date, the Company shall mail or cause to be mailed a notice of redemption by first class mail, postage prepaid, to each Holder whose Notes are to be redeemed, with a copy to the

Trustee and any Paying Agent. At the Company's written request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense.

            Each notice for redemption shall identify the Notes to be redeemed and shall state:

            (1)   the Redemption Date;

            (2) the Redemption Price and the amount of accrued interest, if any, to be paid;

            (3)   the name and address of the Paying Agent;

            (4) the subparagraph of the Notes pursuant to which such redemption is being made;

            (5) that Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption
      Price plus accrued interest, if any;

            (6) that, unless the Company defaults in making the redemption payment, interest on Notes called for redemption ceases to accrue on and after the Redemption Date, and the only remaining right of the Holders of such Notes is to receive payment of the Redemption Price plus accrued interest, if any, upon surrender to the Paying Agent of the Notes redeemed;

            (7) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the Redemption Date, and upon surrender of such Note, a new Note or Notes in the aggregate principal amount equal to the unredeemed portion thereof will be issued; and

            (8) if fewer than all the Notes are to be redeemed, the identification of the particular Notes (or portion thereof) to be redeemed, as well as the aggregate principal amount of Notes to be redeemed and the aggregate principal amount of Notes to be outstanding after such partial redemption.

            SECTION 3.04.  Effect of Notice of Redemption.
                           ------------------------------

            Once notice of redemption is mailed in accordance with Section 3.03, Notes called for redemption become due and payable on the Redemption Date and at the Redemption Price plus accrued interest, if any. Upon surrender to the Trustee or Paying Agent, such Notes called for redemption shall be paid at the Redemption Price (which shall include accrued interest thereon to the Redemption Date), but installments of interest, the maturity of which is on or prior to the Redemption Date, shall be payable to Holders of record at the close of business on the relevant record dates referred to in the Notes.

            SECTION 3.05.  Deposit of Redemption Price.
                           ---------------------------

            On or before the Redemption Date, the Company shall deposit with the Paying Agent U.S. Legal Tender sufficient to pay the Redemption Price plus accrued interest, if any, of all Notes to be redeemed on that date. The Paying Agent shall promptly return to the Company any U.S. Legal Tender so deposited which is not required for that purpose, except with respect to monies owed as obligations to the Trustee pursuant to Article Seven.

            If the Company complies with the preceding paragraph, then, unless the Company defaults in the payment of such Redemption Price plus accrued interest, if any, interest on the Notes to be redeemed will cease to accrue on and after the applicable Redemption Date, whether or not such Notes are presented for payment.

            SECTION 3.06.  Notes Redeemed in Part.
                           ----------------------

            Upon surrender of a Note that is to be redeemed in part, the Company shall execute and the Trustee shall authenticate for the Holder a new Note or Notes equal in principal amount to the unredeemed portion of the Note surrendered.


                               ARTICLE FOUR

                                 COVENANTS

            SECTION 4.01.  Payment of Notes.
                           ----------------

            The Company shall pay the principal of and interest on the Notes on the dates and in the manner provided in the Notes and in this Indenture. An installment of principal of or interest on the Notes shall be considered paid on the date it is due if the Trustee or Paying Agent (other than the Company or an Affiliate of the Company) holds on that date U.S. Legal

Tender designated for and sufficient to pay the installment in full and is not prohibited from paying such money to the Holders pursuant to the terms of this Indenture.

            The Company shall pay, to the extent such payments are lawful, interest on overdue principal and on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the rate borne by the Notes plus 2% per annum. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

            Notwithstanding anything to the contrary contained in this Indenture, the Company may, to the extent it is required to do so by law, deduct or withhold income or other similar taxes imposed by the United States of America from principal or interest payments hereunder.

            SECTION 4.02.  Maintenance of Office or Agency.
                           -------------------------------

        The Company shall maintain the office or agency required under Section 2.03. The Company shall give prior written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 11.02.

            SECTION 4.03.  Corporate Existence.
                           -------------------

            Except as otherwise permitted by Article Five and
Section 4.16, the Company shall do or cause to be done, at its own cost and expense, all things necessary to preserve and keep in full force and effect its corporate existence and the corporate existence of each of its Restricted Subsidiaries in accordance with the respective organizational documents of each such Restricted Subsidiary and the material rights (charter and statutory) and franchises of the Company and each such Restricted Subsidiary; provided, however, that the Company
                       --------  -------
shall not be required to preserve, with respect to itself, any material right or franchise and, with respect to any of its Restricted Subsidiaries, any such existence, material right or franchise, if the Board of Directors of the Company shall determine in good faith that the preservation thereof is no longer desirable in the conduct of the business of the Company and the Restricted Subsidiaries, taken as a whole.

            SECTION 4.04.  Payment of Taxes and Other Claims.
                           ---------------------------------

            The Company shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent,
(i) all material taxes, assessments and governmental charges (including withholding taxes and any penalties, interest and additions to taxes) levied or imposed upon it or any of its Subsidiaries or properties of it or any of its Subsidiaries and
(ii) all lawful claims for labor, materials and supplies that, if unpaid, might by law become a Lien upon the property of it or any of its Subsidiaries; provided, however, that the Company
                            --------  -------
shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings properly instituted and diligently conducted for which adequate reserves, to the extent required under GAAP, have been taken.

            SECTION 4.05.  Maintenance of Properties
                           and Insurance.
                           -------------------------

            (a) The Company shall, and shall cause each of its Restricted Subsidiaries to, maintain its material properties in good working order and condition (subject to ordinary wear and tear) and make all necessary repairs, renewals, replacements, additions, betterments and improvements thereto and actively conduct and carry on its business; provided, however, that
                                   --------- -------
nothing in this Section 4.05 shall prevent the Company or any of its Restricted Subsidiaries from discontinuing the operation and maintenance of any of its properties, if such discontinuance is, in the good faith judgment of the Board of Directors of the Company or the Restricted Subsidiary, as the case may be, desirable in the conduct of their respective businesses and is not disadvantageous in any material respect to the Holders.

            (b) The Company shall provide or cause to be provided, for itself and each of its Restricted Subsidiaries, insurance (including appropriate self-insurance) against loss or damage of the kinds that, in the good faith judgment of the Board of Directors of the Company, are adequate and appropriate for the conduct of the business of the Company and such Restricted Subsidiaries in a prudent manner, with reputable insurers or with the government of the United States of America or an agency or instrumentality thereof, in such amounts, with such deductibles, and by such methods as shall be customary, in the good faith judgment of the Board of Directors of the Company, for companies similarly situated in the industry.

            SECTION 4.06.  Compliance Certificate;
                           Notice of Default.
                           -----------------------

            (a) The Company shall deliver to the Trustee, within 90 days after the end of the Company's fiscal year, an Officers' Certificate stating that a review of its activities and the activities of its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture and further stating, as to each such Officer signing such certificate, that to the best of such Officer's knowledge the Company during such preceding fiscal year has kept, observed, performed and fulfilled each and every such covenant and no Default or Event of Default occurred during such year and at the date of such certificate there is no Default or Event of Default that has occurred and is continuing or, if such signers do know of such Default or Event of Default, the certificate shall describe the Default or Event of Default and its status with particularity. The Officers' Certificate shall also notify the Trustee should the Company elect to change the manner in which it fixes its fiscal year end.

            (b) The annual financial statements delivered pursuant to Section 4.08 shall be accompanied by a written report of the Company's independent accountants (who shall be a firm of established national reputation) that in conducting their audit of such financial statements nothing has come to their attention that would lead them to believe that the Company has violated any provisions of Article Four, Five or Six of this Indenture insofar as they relate to accounting matters or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

            (c) (i) If any Default or Event of Default has occurred and is continuing or (ii) if any Holder seeks to exercise any remedy hereunder with respect to a claimed Default under this Indenture or the Notes, the Company shall deliver to the Trustee, at its address set forth in Section 11.02 hereof, by registered or certified mail or by telegram, telex or facsimile transmission followed by hard copy by registered or certified mail an Officers' Certificate specifying such event, notice or other action within five Business Days of its becoming aware of such occurrence.

            SECTION 4.07.  Compliance with Laws.
                           --------------------

            The Company shall comply, and shall cause each of its Subsidiaries to comply, with all applicable statutes, rules, regulations, orders and restrictions of the United States of America, all states and municipalities thereof, and of any governmental department, commission, board, regulatory authority, bureau, agency and instrumentality of the foregoing, in respect of the conduct of their respective businesses and the ownership of their respective properties, except for such noncompliances as are not in the aggregate reasonably likely to have a material adverse effect on the financial condition or results of operations of the Company and its Restricted Subsidiaries, taken as a whole.

            SECTION 4.08.  SEC Reports.
                           -----------

            (a) Upon consummation of the Exchange Offer and the issuance of the Exchange Notes, the Company (at its own expense) shall file with the SEC and shall file with the
Trustee within 15 days after it files them with the SEC copies of the quarterly and annual reports and of the information, documents, and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) to be filed pursuant to Section 13 or 15(d) of the Exchange Act (without regard to whether the Company is subject to the requirements of such Section 13 or 15(d) of the Exchange
Act); provided that prior to the consummation of the Exchange
      --------
Offer and the issuance of the Exchange Notes, the Company (at its own expense) will mail to the Trustee and Holders in accordance with paragraph (b) of this Section 4.08 substantially the same information that would have been required by the foregoing documents within 15 days of when any such document would otherwise have been required to be filed with the SEC. Upon qualification of this Indenture under the TIA, the Company shall also comply with the provisions of TIA
(S) 314(a).

            (b) At the Company's expense, the Company shall cause an annual report if furnished by it to stockholders generally and each quarterly or other financial report if furnished by it to stockholders generally to be filed with the Trustee and mailed to the Holders at their addresses appearing in the register of Notes maintained by the Registrar at the time of such mailing or furnishing to stockholders.

            (c) The Company shall provide to any Holder any information reasonably requested by such Holder concerning the

Company (including financial statements) necessary in order to permit such Holder to sell or transfer Notes in compliance with Rule 144A under the Securities Act.

            SECTION 4.09.  Waiver of Stay, Extension
                           or Usury Laws.
                           -------------------------

            The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Company from paying all or any portion of the principal of or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) the Company hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

            SECTION 4.10.  Limitation on Restricted Payments.
                           ---------------------------------

            The Company shall not, and shall not cause or permit any of its Restricted Subsidiaries to, directly or indirectly,
(a) declare or pay any dividend or make any distribution (other than dividends or distributions payable in Qualified Capital Stock of the Company) on or in respect of shares of the Company's Capital Stock to holders of such Capital Stock,
(b) purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Company or any warrants, rights or options to purchase or acquire shares of any class of such Capital Stock, or (c) make any Restricted Investment (each of the foregoing actions set forth in clauses (a), (b) and (c) being referred to as a "Restricted Payment"), if at the time of such Restricted Payment or immediately after giving effect thereto, (i) a Default or an Event of Default shall have occurred and be continuing, (ii) the Company is not able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with Section 4.12, or
(iii) the aggregate amount of Restricted Payments made subsequent to the Issue Date shall exceed the sum of: (w) 50% of the cumulative Consolidated Net Income (or if cumulative Consolidated Net Income shall be a loss, minus 100% of such loss) of the Company earned subsequent to the Issue Date and on or prior to the date the Restricted Payment occurs (the "Reference Date") (treating such period as a single accounting period); plus (x) 100% of the aggregate net proceeds received by the Company (including the fair market value of property other than cash) from any Person
(other than a Subsidiary of the Company) from the issuance and sale subsequent to the Issue Date and on or prior to the Reference Date of Qualified Capital Stock of the Company (including Capital Stock issued upon the conversion of convertible Indebtedness or in exchange for outstanding Indebtedness); plus (y) without duplication of any amounts included in clause (iii)(x) above, 100% of the aggregate net proceeds (including the fair market value of property other than cash) of any equity contribution received by the Company from a holder of the Company's Capital Stock (excluding any net proceeds from an Equity Offering to the extent used to redeem Notes in accordance with the optional redemption provisions of the Notes other than in connection with an Equity Offering pursuant to a registration statement filed with the SEC in accordance with the Securities Act); plus
(z) 100% of the aggregate net proceeds (including the fair market value of property other than cash) of any (i) sale or other disposition of Restricted Investments made by the Company and its Restricted Subsidiaries or (ii) dividend from, or the sale of the stock of, an Unrestricted Subsidiary.

            Notwithstanding the foregoing, the provisions set forth in the immediately preceding paragraph do not prohibit:
(1) the payment of any dividend or the consummation of any irrevocable redemption within 60 days after the date of declaration of such dividend or notice of such redemption if the dividend or payment of the redemption price, as the case may be, would have been permitted on the date of declaration or notice; (2) if no Event of Default shall have occurred and be continuing as a consequence thereof, the acquisition of any shares of Capital Stock of the Company (the "Retired Capital Stock"), either (i) solely in exchange for shares of Qualified Capital Stock (the "Refunding Capital Stock"), or (ii) through the application of net proceeds of a substantially concurrent sale for cash (other than to a Subsidiary of the Company) of shares of Qualified Capital Stock of the Company, and, in the case of subclause (i) of this clause (2), if immediately prior to the retirement of Retired Capital Stock the declaration and payment of dividends thereon was permitted under clause (3) of this paragraph, the declaration and payment of dividends on the Refunding Capital Stock in an aggregate amount per year no greater than the aggregate amount of dividends per annum that was declarable and payable on such Retired Capital Stock immediately prior to such retirement; provided that at the time
                                      --------
of the declaration of any such dividends, no Default or Event of

Default shall have occurred and be continuing or would occur as a consequence thereof; (3) if no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof, the declaration and payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Capital Stock) issued after the Issue Date (including, without limitation, the declaration and payment of dividends on Refunding Capital Stock in excess of the dividends declarable and payable thereon pursuant to clause
(2)); provided that, at the time of such issuance, the Company,
      --------
after giving effect to such issuance on a pro forma basis, would have had a Consolidated Fixed Charge Coverage Ratio of at least 2.0 to 1.0; (4) payments for the purpose of and in an amount equal to the amount required to permit Holdings to redeem or repurchase Holdings' common equity or options in respect thereof, in each case in connection with the repurchase provisions under employee stock option or stock purchase agreements or other agreements to compensate management employees; provided that such redemptions or repurchases
           --------
pursuant to this clause (4) shall not exceed $7.5 million (which amount shall be increased (A) to $15.0 million upon consummation of an Initial Public Offering and (B) by the amount of any proceeds to the Company from (x) sales of Capital Stock of Holdings to management employees subsequent to the Issue Date and (y) any "key-man" life insurance policies which are used to make such redemptions or repurchases) in the aggregate; provided, further, that the cancellation of
           --------  -------
Indebtedness owing to the Company from members of management of the Company or any of its Restricted Subsidiaries in connection with a repurchase of Capital Stock of Holdings will not be deemed to constitute a Restricted Payment under the Indenture;
(5) the making of distributions, loans or advances in an amount not to exceed $1.5 million per annum sufficient to permit
                           --- -----
Holdings to pay the ordinary operating expenses of Holdings (including, without limitation, directors' fees, indemnification obligations, professional fees and expenses) related to Holdings' ownership of Capital Stock of the Company (other than to the Principals or their Related Parties);
(6) the payment of any amounts pursuant to the Tax Allocation Agreement; (7) the making of distributions, loans or advances in an amount not to exceed $2.0 million per annum sufficient to
                                        --- -----
permit Holdings to pay the salaries or other compensation of employees who perform services for both Holdings and the Company; (8) so long as no Default or Event of Default shall have occurred and be continuing, payments to Holdings not to exceed $100,000 in the aggregate, to enable Holdings to make payments to holders of its Capital Stock in lieu of issuance of fractional shares of its Capital

Stock; (9) so long as no Default or Event of Default
shall have occurred and be continuing, payments to, or on
behalf of, Holdings not to exceed an aggregate amount of
$10.0 million plus the amount of all capitalized or
accrued interest on the 10% Exchangeable Preferred Stock
of Holdings (the "Holdings Preferred Stock") solely to
purchase, redeem or otherwise retire some or all the
Holdings Preferred Stock which was issued to Baxter
International, Inc. and/or its affiliates in connection
with the acquisition of the Company from Baxter
International, Inc. in 1994 or any notes (including
interest thereon) of Holdings issued in exchange for the
Holdings Preferred Stock in accordance with the terms of
the Holdings Preferred Stock as in effect on the Issue
Date; (10) if no Default or Event of Default shall have
occurred and be continuing or would occur as a
consequence thereof and the Company would be permitted to
incur at least $1.00 of additional Indebtedness (other
than Permitted Indebtedness) in compliance with Section
4.12, other Restricted Payments in an aggregate amount
not to exceed $12.0 million; and (11) repurchases of
Capital Stock deemed to occur upon the exercise of stock
options if such Capital Stock represents a portion of the
exercise price thereof. In determining the aggregate
amount of Restricted Payments made subsequent to the
Issue Date in accordance with clause (iii) of the
immediately preceding paragraph, (a) amounts expended (to
the extent such expenditure is in the form of cash)
pursuant to clauses (1), (2), (4), (9) and (10) shall be
included in such calculation; provided such expenditures
                              --------
pursuant to clause (4) shall not be included to the extent of cash proceeds received by the Company from any "key man" life insurance policies and (b) amounts expended pursuant to clauses (3), (5), (6), (7), (8) or
(11) shall be excluded from the such calculation.

            SECTION 4.11.  Limitation on Transactions
                           with Affiliates.
                           --------------------------

            (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction or series of related transactions (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with, or for the benefit of, any of its Affiliates involving aggregate consideration in excess of $1.0 million (an "Affiliate Transaction"), other than (x) Affiliate Transactions permitted under paragraph (b) below and
(y) Affiliate Transactions on terms that are not materially
less favorable than those that might reasonably have been obtained in a comparable transaction at such time on an arm's-length basis from a Person that is not an Affiliate; provided,
                                                     --------
however, that for a transaction or series of related
-------
transactions with an aggregate value of $7.5 million or more, at the Company's option (i) such determination shall be made in good faith by a majority of the disinterested members of the Board of the Directors of the Company or (ii) the Board of Directors of the Company or any such Restricted Subsidiary party to such Affiliate Transaction shall have received an opinion from a nationally recognized investment banking firm that such Affiliate Transaction is on terms not materially less favorable than those that might reasonably have been obtained in a comparable transaction at such time on an arm's-length
basis from a Person that is not an Affiliate; and provided,
                                                  --------
further, that for a transaction or series of related
-------
transactions with an aggregate value of $10.0 million or more, the Board of Directors of the Company or any such Restricted Subsidiary party to such Affiliate Transaction shall have received an opinion from a nationally recognized investment banking firm that such Affiliate Transaction is on terms not materially less favorable than those that might reasonably have been obtained in a comparable transaction at such time on an arm's-length basis from a Person that is not an Affiliate.

            (b)  The foregoing restrictions shall not apply to
(i) reasonable fees and compensation paid to and indemnity provided on behalf of, officers, directors, employees or consultants of the Company or any Subsidiary as determined in good faith by the Company's Board of Directors or senior management; (ii) transactions exclusively between or among the Company and any of its Restricted Subsidiaries or exclusively between or among such Restricted Subsidiaries, provided such transactions are not otherwise prohibited by the Indenture;
(iii) transactions effected as part of a Qualified Securitization Transaction; (iv) any agreement as in effect as of the Issue Date or any amendment thereto or any transaction contemplated thereby (including pursuant to any amendment thereto) in any replacement agreement thereto so long as any such amendment or replacement agreement is not more disadvantageous to the Holders in any material respect than the original agreement as in effect on the Issue Date;
(v) Restricted Payments permitted by this Indenture; (vi) the payment of customary annual management, consulting and advisory fees and related expenses to the Principals and their Affiliates; (vii) payments by the Company or any of its Restricted Subsidiaries to the Principals and their Affiliates made pursuant to any financial advisory, financing, underwriting or placement agreement or in respect of other investment banking activities, including, without limitation, in connection with acquisitions or divestitures which are approved by the Board of Directors of the Company or such Restricted Subsidiary in good faith; (viii) payments or loans to employees or consultants which are approved by the Board of Directors of the Company in good faith; (ix) the existence of, or the performance by the Company or any of its Restricted Subsidiaries of its obligations under the terms of, any stockholders agreement (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the Issue Date and any similar agreements which it may enter into thereafter; provided, however, that
                                    --------  -------
the existence of, or the performance by the Company or any of its Restricted Subsidiaries of obligations under, any future amendment to any such existing agreement or under any similar agreement entered into after the Issue Date shall only be permitted by this clause (ix) to the extent that the terms of any such amendment or new agreement are not otherwise disadvantageous to the Holders of the Notes in any material respect; (x) transactions permitted by, and complying with, the provisions of Section 5.01; and (xi) transactions with customers, clients, suppliers, joint venture partners or purchasers or sellers of goods or services, in each case in the ordinary course of business (including, without limitation, pursuant to joint venture agreements) and otherwise in compliance with the terms of the Indenture which are fair to the Company or its Restricted Subsidiaries, in the reasonable determination of the Board of Directors of the Company or the senior management thereof, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party.

            SECTION 4.12.  Limitation on Incurrence
                           of Additional Indebtedness.
                           --------------------------

            The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume, guarantee, acquire, become liable, contingently or otherwise, with respect to, or otherwise become responsible for payment of (collectively, "incur") any Indebtedness (other than Permitted Indebtedness); provided, however, that if no
                              --------  -------
Default or Event of Default shall have occurred and be continuing at the time or as a consequence of the incurrence of any such Indebtedness, the Company may incur Indebtedness if on the date of the incurrence of such Indebtedness, after giving effect to the incurrence thereof, the Consolidated Fixed Charge Coverage Ratio of the Company is greater than 2.0 to 1.0.

            SECTION 4.13.  Limitation on Dividend and
                           Other Payment Restrictions
                           Affecting Subsidiaries.
                           --------------------------

            The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or permit to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary to (a) pay dividends or make any other distributions on or in respect of its Capital Stock;
(b) make loans or advances or to pay any Indebtedness or other obligation owed to the Company or any other Restricted Subsidiary of the Company; or (c) transfer any of its property or assets to the Company or any other Restricted Subsidiary of the Company, except for such encumbrances or restrictions existing under or by reason of: (1) applicable law; (2) this Indenture; (3) non-assignment provisions of any contract or any lease entered into in the ordinary course of business; (4) any instrument governing Acquired Indebtedness, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or the properties or assets of the Person so acquired; (5) agreements existing on the Issue Date (including, without limitation, the Bank Credit Agreement and the indenture governing the Existing Notes); (6) restrictions on the transfer of assets subject to any Lien permitted under this Indenture imposed by the holder of such Lien; (7) restrictions imposed by any agreement to sell assets or Capital Stock permitted under this Indenture to any Person pending the closing of such sale;
(8) any agreement or instrument governing Capital Stock of any Person that is acquired; (9) Indebtedness or other contractual requirements of a Securitization Entity in connection with a Qualified Securitization Transaction; provided that such
                                      --------
restrictions apply only to such Securitization Entity; (10) any agreement or instrument governing Indebtedness (whether or not outstanding) of foreign Restricted Subsidiaries of the Company incurred in reliance on clause (iii) of the definition of Permitted Indebtedness; (11) other Indebtedness permitted to be incurred subsequent to the Issue Date pursuant to Section 4.12; provided that any such restrictions are ordinary and customary
--------
with respect to the type of Indebtedness being incurred (under the relevant circumstances); (12) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business; and (13) any encumbrances or restrictions imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (1) through (12) above; provided that such amendments, modifications, restatements, renewals increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Company's Board of Directors, no more restrictive with respect to such dividend and other payment restrictions than those contained in the dividend or other payment restrictions prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

            SECTION 4.14.  Prohibition on Incurrence of
                           Senior Subordinated Debt.
                           ----------------------------

            The Company shall not incur or suffer to exist
Indebtedness that is senior in right of payment to the Notes and subordinate in right of payment to any other Indebtedness of the Company.

            SECTION 4.15.  Change of Control.
                           -----------------

            (a) Upon the occurrence of a Change of Control, the Company shall make an offer to purchase all outstanding Notes pursuant to the offer described in paragraph (b) below (the "Change of Control Offer") at a purchase price equal to 101% of the principal amount thereof plus accrued interest, if any, to the date of purchase. Prior to the mailing of the notice referred to below, but in any event within 30 days following any Change of Control, the Company shall (i) repay in full and terminate all commitments under Indebtedness under the Bank Credit Agreement, and all other Senior Debt the terms of which require repayment upon a Change of Control, or offer to repay in full and terminate all commitments under all Indebtedness under the Bank Credit Agreement and all other such Senior Debt and to repay the Indebtedness owed to each lender which has accepted such offer, or (ii) obtain the requisite consents under the Bank Credit Agreement and all other Senior Debt to permit the repurchase of the Notes as provided below. The Company shall first comply with the covenant in the immediately preceding sentence before it shall be required to repurchase Notes pursuant to the provisions described in this
Section 4.15. The Company's failure to comply with the immediately preceding sentence shall constitute an Event of Default under Section 6.01(3) and not under Section 6.01(2).

            (b) Within 30 days following the date upon which the Change of Control occurred (the "Change of Control Date"), the
Company shall send, by first class mail, a notice to each

Holder, with a copy to the Trustee, which notice shall govern the terms of the Change of Control Offer. The notice to the Holders shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Change of Control Offer. Such notice shall state:

            (1) that the Change of Control Offer is being made pursuant to this Section 4.15 and that all Notes tendered and not withdrawn will be accepted for payment;

            (2) the purchase price (including the amount of accrued interest) and the purchase date (which shall be no earlier than 30 days nor later than 45 days from the date such notice is mailed, other than as may be required by law) (the "Change of Control Payment Date"); provided that
                                                   --------
      the Change of Control Payment Date for the Notes shall be a date subsequent to any payment dates for the purchase or other repayment of Senior Debt having similar provisions;

            (3) that any Note not tendered will continue to accrue interest;

            (4) that, unless the Company defaults in making payment therefor, any Note accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

            (5) that Holders electing to have a Note purchased pursuant to a Change of Control Offer will be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day prior to the Change of Control Payment Date;

            (6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than five Business Days prior to the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Notes purchased;

            (7) that Holders whose Notes are purchased only in part will be issued new Notes in a principal amount equal to the unpurchased portion of the Notes surrendered;

      provided that each Note purchased and each new Note issued
      --------
      shall be in an original principal amount of $1,000 or integral multiples thereof; and

            (8) the circumstances and relevant facts regarding such Change of Control.

            On or before the Change of Control Payment Date, the Company shall (i) accept for payment Notes or portions thereof tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent U.S. Legal Tender sufficient to pay the purchase price plus accrued interest, if any, of all Notes so tendered and (iii) deliver to the Trustee Notes so accepted together with an Officers' Certificate stating the Notes or portions thereof being purchased by the Company. The Paying Agent shall promptly mail to the Holders of Notes so accepted payment in an amount equal to the purchase price plus accrued interest, if any, and the Trustee shall promptly authenticate and mail to such Holders new Notes equal in principal amount to any unpurchased portion of the Notes surrendered. Any Notes not so accepted shall be promptly mailed by the Company to the Holder thereof. For purposes of this Section 4.15, the Trustee shall act as the Paying Agent.

            Any amounts remaining after the purchase of Notes pursuant to a Change of Control Offer shall be returned by the Trustee to the Company.

            The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to a Change of Control Offer. To the extent the provisions of any securities laws or regulations conflict with the provisions under this Section 4.15, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this
Section 4.15 by virtue thereof.

            SECTION 4.16.  Limitation on Asset Sales.
                           -------------------------

            (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless (i) the Company or the applicable Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets sold or otherwise disposed of (as determined in good
faith by the Company's Board of Directors), (ii) at least 75%
of the consideration received by the Company or the Restricted Subsidiary, as the case may be, from such Asset Sale shall be cash or Cash Equivalents; provided that the amount of (a) any liabilities (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet) of the Company or any such Restricted Subsidiary (other than liabilities that are by their terms subordinated to the Notes) that are assumed by the transferee of any such assets, (b) any notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are immediately converted by the Company or such Restricted Subsidiary into cash (to the extent of the cash received) and (c) any Designated Noncash Consideration received by the Company or any of its Restricted Subsidiaries in such Asset Sale having an aggregate fair market value, taken together with all other Designated Noncash Consideration received pursuant to this clause (c) that is at that time outstanding (including any Designated Noncash Consideration applied pursuant to the third paragraph of this covenant), not to exceed 10% of Total Assets at the time of the receipt of such Designated Noncash Consideration (with the fair market value of each item of Designated Noncash Consideration being measured at the time received and without giving effect to subsequent changes in value), shall be deemed to be cash for the purposes of this provision or for purposes of the third paragraph of this covenant, and (iii) upon the consummation of an Asset Sale, the Company shall apply, or cause such
Restricted Subsidiary to apply, the Net Cash Proceeds relating to such Asset Sale within 365 days of receipt thereof either
(A) to prepay any Senior Debt and, in the case of any Senior
Debt under any revolving credit facility, effect a permanent reduction in the availability under such revolving credit facility, (B) to repurchase Existing Notes required to be repurchased under the indenture governing the Existing Notes,
(C) to reinvest in Productive Assets, or (D) a combination of prepayment, repurchase and investment permitted by the foregoing clauses (iii)(A), (iii)(B) and (iii)(C). Pending the final application of any such Net Cash Proceeds, the Company or such Restricted Subsidiary may temporarily reduce Indebtedness under a revolving credit facility, if any, or otherwise invest such Net Cash Proceeds in Cash Equivalents. On the 366th day after an Asset Sale or such earlier date, if any, as the Board of Directors of the Company or of such Restricted Subsidiary determines not to apply the Net Cash Proceeds relating to such Asset Sale as set forth in clauses (iii)(A), (iii)(B), (iii)(C) or (iii)(D) of the next preceding sentence (each, a "Net
Proceeds Offer Trigger Date"), such aggregate amount of Net
Cash Proceeds which
have not been applied on or before such Net Proceeds Offer Trigger Date as permitted in clauses (iii)(A), (iii)(B),
(iii)(C) and (iii)(D) of the next preceding sentence (each a
"Net Proceeds Offer Amount") shall be applied by the Company or such Restricted Subsidiary to make an offer to purchase (the
"Net Proceeds Offer") on a date (the "Net Proceeds Offer Payment Date") not less than 30 nor more than 45 days following the applicable Net Proceeds Offer Trigger Date, from all Holders on a pro rata basis that amount of Notes equal to the Net Proceeds
  --- ----
Offer Amount at a price equal to 100% of the principal amount of the Notes to be purchased, plus accrued interest thereon, if any, to the date of purchase; provided, however, that if at any
                              --------  -------
time any non-cash consideration (including any Designated
Noncash Consideration) received by the Company or any Restricted Subsidiary of the Company, as the case may be, in connection with any Asset Sale is converted into or sold or otherwise disposed of for cash (other than interest received with respect to any such non-cash consideration), then such conversion or disposition shall be deemed to constitute an Asset Sale hereunder and the Net Cash Proceeds thereof shall be applied in accordance with this covenant.

            Notwithstanding the foregoing, if a Net Proceeds Offer Amount is less than $10.0 million, the application of the Net Cash Proceeds constituting such Net Proceeds Offer Amount to a Net Proceeds Offer may be deferred until such time as such Net Proceeds Offer Amount plus the aggregate amount of all Net Proceeds Offer Amounts arising subsequent to the Net Proceeds Offer Trigger Date relating to such initial Net Proceeds Offer Amount from all Asset Sales by the Company and its Restricted Subsidiaries aggregates at least $10.0 million, at which time the Company or such Restricted Subsidiary shall apply all Net Cash Proceeds constituting all Net Proceeds Offer Amounts that have been so deferred to make a Net Proceeds Offer (the first date the aggregate of all such deferred Net Proceeds Offer Amounts is equal to $10.0 million or more shall be deemed to be a "Net Proceeds Offer Trigger Date").

            Notwithstanding the two immediately preceding paragraphs, the Company and its Restricted Subsidiaries will be permitted to consummate an Asset Sale without complying with such paragraphs to the extent (i) at least 75% of the consideration for such
Asset Sale constitutes Productive Assets, cash, cash equivalents and/or marketable securities (i.e., such securities which could
                              ----
be sold for cash within 180 days of the acquisition thereof) and
(ii) such Asset Sale is for fair market value (as determined in good faith by the Company's Board
of Directors); provided that any consideration not constituting
               --------
Productive Assets received by the Company or any of its Restricted Subsidiaries in connection with any Asset Sale permitted to be consummated under this paragraph shall be subject to the provisions of the two preceding paragraphs.

            Each Net Proceeds Offer will be mailed to the
record Holders as shown on the register of Holders within 25 days following the Net Proceeds Offer Trigger Date, with a copy to the Trustee, and shall comply with the procedures set forth in the Indenture. Upon receiving notice of the Net Proceeds Offer, Holders may elect to tender their Notes in whole or in part in integral multiples of $1,000 in exchange for cash. To the extent Holders properly tender Notes in an amount exceeding the Net Proceeds Offer Amount, Notes of tendering Holders will be purchased on a pro rata basis (based on amounts tendered). A
                  --- ----
Net Proceeds Offer shall remain open for a period of 20 business days or such longer period as may be required by law. To the extent that the aggregate amount of Notes tendered pursuant to a Net Proceeds Offer is less than the Net Proceeds Offer Amount, the Company may use any remaining Net Proceeds Offer Amount for general corporate purposes. Upon completion of any such Net Proceeds Offer, the Net Proceeds Offer Amount shall be reset at zero.

            The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to a Net Proceeds Offer. To the extent that the provisions of any securities laws or regulations conflict with the "Asset Sale" provisions of this Indenture, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the "Asset Sale" provisions of this Indenture by virtue thereof.

            (b) Subject to the deferral of the Net Proceeds Offer Trigger Date contained in the second paragraph of subsection (a) above, each notice of a Net Proceeds Offer pursuant to this
Section 4.16 shall be mailed or caused to be mailed, by first class mail, by the Company not more than 25 days after the Net Proceeds Offer Trigger Date to all Holders at their last registered addresses as of a date within 15 days of the mailing of such notice, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Net Proceeds Offer and shall state the following terms:

            (1) that the Net Proceeds Offer is being made pursuant to Section 4.16 and that all Notes tendered will be accepted for payment; provided, however, that if the aggregate
                      --------- -------
principal amount of Notes tendered in a Net Proceeds Offer plus accrued interest at the expiration of such offer exceeds the aggregate amount of the Net Proceeds Offer, the Company shall select the Notes to be purchased on a pro rata basis (with such
                                      --- ----
adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $1,000 or multiples thereof shall be purchased);

            (2)   the purchase price (including the amount
of accrued interest) and the purchase date (which shall be 20 Business Days from the date of mailing of notice of such Net Proceeds Offer, or such longer period as required by law) (the "Proceeds Purchase Date"); provided that the Proceeds Purchase
                           --------
Date for the Notes shall be a date subsequent to any payment dates for the purchase or other repayment of Senior Debt having similar provisions;

            (3) that any Note not tendered will continue to accrue interest;

            (4) that, unless the Company defaults in making payment therefor, any Note accepted for payment pursuant to the Net Proceeds Offer shall cease to accrue interest after the Proceeds Purchase Date;

            (5) that Holders electing to have a Note purchased pursuant to a Net Proceeds Offer will be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day prior to the Proceeds Purchase Date;

            (6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than five Business Days prior to the Proceeds Purchase Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased; and

            (7) that Holders whose Notes are purchased only in part will be issued new Notes in a principal amount equal to the unpurchased portion of the Notes surrendered; provided that
                                                  --------
each Note purchased and each new Note issued shall be in an original principal amount of $1,000 or integral multiples thereof;

            On or before the Proceeds Purchase Date, the Company shall (i) accept for payment Notes or portions thereof tendered pursuant to the Net Proceeds Offer which are to be purchased in accordance with item (b)(1) above, (ii) deposit with the Paying Agent U.S. Legal Tender sufficient to pay the purchase price plus accrued interest, if any, of all Notes to be purchased and (iii) deliver to the Trustee Notes so accepted together with an Officers' Certificate stating the Notes or portions thereof being purchased by the Company. The Paying Agent shall promptly mail to the Holders of Notes so accepted payment in an amount equal to the purchase price plus accrued interest, if any. For purposes of this Section 4.16, the Trustee shall act as the Paying Agent.

            Any amounts remaining after the purchase of Notes pursuant to a Net Proceeds Offer shall be returned by the Trustee to the Company.

            The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the purchase of Notes pursuant to a Net Proceeds Offer. To the extent the provisions of any securities laws or regulations conflict with the provisions of this Indenture relating to a Net Proceeds Offer, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations relating to such Net Proceeds Offer by virtue thereof.

            SECTION 4.17.  Limitation on Preferred
                           Stock of Subsidiaries.
                           -----------------------

            The Company shall not permit any of its Restricted Subsidiaries to issue any Preferred Stock (other than to the Company or to a Wholly Owned Restricted Subsidiary of the Company) or permit any Person (other than the Company or a Wholly Owned Restricted Subsidiary of the Company) to own any Preferred Stock of any Restricted Subsidiary of the Company, other than Permitted Foreign Subsidiary Preferred Stock and Permitted Domestic Subsidiary Preferred Stock.

            SECTION 4.18.  Limitation on Liens.
                           -------------------
            The Company shall not, and shall not permit any
of its Restricted Subsidiaries to, create, incur, assume or suffer to exist any Liens of any kind against or upon any of its property or assets, or any proceeds therefrom, unless (i) in the case of Liens securing Indebtedness that is expressly subordinate or junior in right of payment to the Notes, the Notes are secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens and (ii) in all other cases, the Notes are equally and ratably secured, except for (A) Liens existing as of the Issue Date and any extensions, renewals or replacements thereof; (B) Liens securing Senior Debt; (C) Liens securing the Notes; (D) Liens of the Company or a Wholly Owned Restricted Subsidiary on assets of any Subsidiary of the Company; (E) Liens securing Indebtedness which is incurred to refinance Indebtedness which has been secured by a Lien permitted under this Indenture and which has been incurred in accordance with the provisions of this Indenture; provided,
                                                  --------
however, that such Liens do not extend to or cover any property
-------
or assets of the Company or any of its Restricted Subsidiaries not securing the Indebtedness so refinanced; and (F) Permitted Liens.

            SECTION 4.19.  Limitation of Guarantees
                           by Subsidiaries.
                           ------------------------

            The Company shall not permit any Restricted Subsidiary, directly or indirectly, by way of the pledge of any intercompany note or otherwise, to assume, guarantee or in any other manner become liable with respect to any Indebtedness of the Company or any other Subsidiary (other than (A) Indebtedness and other obligations under the Bank Credit Agreement, (B) Permitted Indebtedness of a Restricted Subsidiary, (C) Indebtedness under Currency Agreements in reliance on clause (vi) of the definition of Permitted Indebtedness or (D) Interest Swap Obligations incurred in reliance on clause (v) of the definition of Permitted Indebtedness), unless, in any such case (a) such Restricted Subsidiary executes and delivers a supplemental indenture to the Indenture, providing a guarantee of payment of the Notes by such Restricted Subsidiary (the "Guarantee") and
(b) (x) if any such assumption, guarantee or other liability of such Restricted Subsidiary is provided in respect of Senior
Debt, the guarantee or other instrument provided by such Restricted Subsidiary in respect of such Senior Debt may be superior to the Guarantee pursuant to subordination provisions no less favorable to the

Holders of the Notes than those contained in the Indenture and
(y) if such assumption, guarantee or other liability of such Restricted Subsidiary is provided in respect of Indebtedness that is expressly subordinated to the Notes, the guarantee or other instrument provided by such Restricted Subsidiary in respect of such subordinated Indebtedness shall be subordinated to the Guarantee pursuant to subordination provisions no less favorable to the Holders of the Notes than those contained in the Indenture.

            Notwithstanding the foregoing, any such Guarantee
by a Restricted Subsidiary of the Notes shall provide by its terms that it shall be automatically and unconditionally released and discharged, without any further action required on the part of the Trustee or any Holder, upon: (i) the unconditional release of such Restricted Subsidiary from its liability in respect of the Indebtedness in connection with which such Guarantee was executed and delivered pursuant to the preceding paragraph; or (ii) any sale or other disposition (by merger or otherwise) to any Person which is not a Restricted Subsidiary of the Company, of all of the Company's Capital Stock in, or all or substantially all of the assets of, such Restricted Subsidiary; provided that (a) such sale or
                       --------
disposition of such Capital Stock or assets is otherwise in compliance with the terms of the Indenture and (b) such assumption, guarantee or other liability of such Restricted Subsidiary has been released by the holders of the other Indebtedness so guaranteed.

            SECTION 4.20.  Conduct of Business.
                           -------------------

            The Company and its Restricted Subsidiaries shall not engage in any businesses a majority of whose revenues are not derived from the same or reasonably similar, ancillary or related to, or a reasonable extension, development or expansion of, the businesses in which the Company and its Restricted Subsidiaries are engaged on the Issue Date.

                               ARTICLE FIVE

                           SUCCESSOR CORPORATION


            SECTION 5.01.  Merger, Consolidation
                           and Sale of Assets.
                           ---------------------

            (a) The Company shall not, in a single transaction or a series of related transactions, consolidate with or merge with or into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets to, another Person or Persons or adopt a Plan of Liquidation unless:

            (1) either (A) the Company shall be the survivor of such merger or consolidation or (B) the surviving Person is a corporation, partnership or trust organized and existing under the laws of the United States, any state thereof or the District of Columbia and such surviving Person shall expressly assume all the obligations of the Company under the Notes and this Indenture;

            (2) immediately after giving effect to such transaction (on a pro forma basis, including any Indebtedness incurred or anticipated to be incurred in connection with such transaction), the Company or the surviving Person is able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with Section 4.12; and

            (3) immediately before and immediately after giving effect to such transaction (including any Indebtedness incurred or anticipated to be incurred in connection with the transaction), no Default or Event of Default shall have occurred and be continuing.

            (b) For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties and assets of one or more Subsidiaries of the Company, the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company. Notwithstanding the foregoing clauses (2) and (3), (a) any Restricted Subsidiary of the Company may consolidate with, merge into or transfer all or part of its properties and assets to the Company and (b) the Company may merge with an Affiliate incorporated solely for the purpose of reincorporating the Company in another jurisdiction.

            SECTION 5.02.  Successor Corporation Substituted.
                           ---------------------------------

            Upon any consolidation, combination or merger or
any transfer of all or substantially all of the assets of the Company in accordance with the foregoing, the surviving entity shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture and the Notes with the same effect as if such surviving entity had been named as such; provided that solely for purposes of computing
               --------
amounts described in clause (iii) of the first paragraph of
Section 4.10, any such surviving entity to the Company shall only be deemed to have succeeded to and be substituted for the Company with respect to periods subsequent to the effective time of such merger, consolidation, combination or transfer of assets.


                                  ARTICLE SIX

                             DEFAULT AND REMEDIES


            SECTION 6.01.  Events of Default.
                           -----------------
            An "Event of Default" occurs if:

            (1) the Company fails to pay interest on any Notes when the same becomes due and payable and the Default continues for a period of 30 days (whether or not such payment shall be prohibited by Article Ten of this Indenture); or

            (2) the Company fails to pay the principal on any Notes when such principal becomes due and payable, at maturity, upon redemption or otherwise (including the failure to make a payment to purchase Notes tendered pursuant to a Change of Control Offer or a Net Proceeds Offer) (whether or not such payment shall be prohibited by Article Ten); or

            (3) the Company defaults in the observance or performance of any other covenant or agreement contained in this Indenture and which default continues for a period of

30 days after the Company receives written notice specifying the default (and demanding that such default be remedied) from the Trustee or the Holders of at least 25% of the outstanding principal amount of the Notes; or

            (4) the Company fails to pay at final stated maturity (giving effect to any extensions thereof) the principal amount of any Indebtedness of the Company or any Restricted Subsidiary (other than a Securitization Entity) of the Company, and such failure continues for a period of 20 days or more, or the acceleration of the final stated maturity of any such Indebtedness (which acceleration is not rescinded, annulled or otherwise cured within 20 days of receipt by the Company or such Restricted Subsidiary of notice of any such acceleration) if the aggregate principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at final stated maturity or which has been accelerated, in each case with respect to which the 20-day period described above has passed, aggregates $20.0 million or more at any time; or

            (5) one or more judgments in an aggregate amount in excess of $20.0 million shall have been rendered against the Company or any of its Significant Subsidiaries and such judgments remain undischarged, unpaid or unstayed for a period of 60 days after such judgment or judgments become final and non-appealable; or

            (6)   the Company or any Significant Subsidiary
(A) commences a voluntary case or proceeding under any Bankruptcy Law with respect to itself, (B) consents to the entry of a judgment, decree or order for relief against it in an involuntary case or proceeding under any Bankruptcy Law, (C) consents to the appointment of a Custodian of it or for substantially all of its property, (D) consents to or acquiesces in the institution of a bankruptcy or an insolvency proceeding against it, (E) makes a general assignment for the benefit of its creditors, or (F) takes any corporate action to authorize or effect any of the foregoing; or

            (7) a court of competent jurisdiction enters a judgment, decree or order for relief in respect of the Company or any Significant Subsidiary in an involuntary case or proceeding under any Bankruptcy Law, which shall (A) approve as properly filed a petition seeking reorganization, arrangement, adjustment or composition in respect of the Company or any Significant Subsidiary, (B) appoint a Custodian of the Company or any Significant Subsidiary or for substantially all of its property or (C) order the winding-up or liquidation of its affairs; and such judgment, decree or order shall remain unstayed and in effect for a period of 60 consecutive days.

Any Event of Default shall not be deemed to have occurred under clause (4) or (5) until the Trustee shall have received written notice from the Company or any of the Holders or unless a Trust Officer shall have actual knowledge of such Event of Default.

            SECTION 6.02.  Acceleration.
                           ------------

            (a) If an Event of Default (other than an Event of Default specified in Section 6.01(6) or (7) with respect to the Company) occurs and is continuing and has not been waived pursuant to Section 6.04, then the Trustee or the Holders of at least 25% in principal amount of outstanding Notes may declare the principal of and accrued interest on all the Notes to be due and payable by notice in writing to the Company and the Trustee specifying the respective Event of Default and that it is a "notice of acceleration" (the "Acceleration Notice"), and the same (i) shall become immediately due and payable or (ii) if there are any amounts outstanding under the Bank Credit Agreement, shall become due and payable upon the first to occur of an acceleration under the Bank Credit Agreement or 5 business days after receipt by the Company and the Representative under the Bank Credit Agreement of such Acceleration Notice but only if such Event of Default is then continuing. Upon any such declaration, but subject to the immediately preceding sentence, such amount shall be immediately due and payable.

            (b)   If an Event of Default specified in
Section 6.01(6) or (7) occurs with respect to the Company, all unpaid principal and accrued interest on the Notes then
outstanding shall ipso facto become and be immediately due and
                  ---- -----
payable without any declaration or other act on the part of the Trustee or any Noteholder.

            (c) At any time after a declaration of acceleration with respect to the Notes in accordance with Section 6.02(a), the Holders of a majority in principal amount of the Notes may rescind and cancel such declaration and its consequences (i) if the rescission would not conflict with any judgment or decree,
(ii) if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration, (iii) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid, (iv) if the Company has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances and (v) in the event of the cure or waiver of an Event of Default of the type described in Section 6.01(6) or (7), the Trustee shall have received an Officers' Certificate and an Opinion of Counsel that such Event of Default has been cured or waived. The holders of a majority in principal amount of the Notes may waive any existing Default or Event of Default under this Indenture, and its consequences, except a default in the payment of the principal of or interest on any Notes.

            SECTION 6.03.  Other Remedies.
                           --------------

            If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

            The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Noteholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

            SECTION 6.04.  Waiver of Past Defaults.
                           -----------------------

            Subject to Sections 2.09, 6.07 and 9.02, the Holders of a majority in principal amount of the outstanding Notes by notice to the Trustee may waive an existing Default or Event of Default and its consequences, except a Default in the payment of principal of or interest on any Note as specified in clauses
(1) and (2) of Section 6.01.  When a Default or Event of
Default is waived, it is cured and ceases.

            SECTION 6.05.  Control by Majority.
                           -------------------

            Subject to Section 2.09, the Holders of a majority in principal amount of the outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it, including, without limitation, any remedies provided for in Section 6.03. Subject to Section 7.01, however, the Trustee may refuse to follow any direction that the Trustee reasonably believes conflicts with any law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of another Noteholder, or that may involve the Trustee in personal liability; provided that the
                                           --------
Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction; and provided
                                                   --------
further that this provision shall not affect the rights of the
-------
Trustee set forth in Section 7.01(d).

            SECTION 6.06.  Limitation on Suits.
                           -------------------

            A Noteholder may not pursue any remedy with respect to this Indenture or the Notes unless:

            (1) the Holder gives to the Trustee written notice of a continuing Event of Default;

            (2) Holders of at least 25% in principal amount of the outstanding Notes make a written request to the Trustee to pursue the remedy;

            (3) such Holders offer to the Trustee indemnity reasonably satisfactory to the Trustee against any loss, liability or expense to be incurred in compliance with such request;

            (4) the Trustee does not comply with the request within 45 days after receipt of the request and the offer of satisfactory indemnity; and

            (5) during such 45-day period the Holders of a majority in principal amount of the outstanding Notes do not give the Trustee a direction which, in the opinion of the Trustee, is inconsistent with the request.

            A Noteholder may not use this Indenture to prejudice the rights of another Noteholder or to obtain a preference or priority over such other Noteholder.

            SECTION 6.07.  Rights of Holders To Receive Payment.
                           ------------------------------------

            Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on a Note, on or after the respective due dates expressed in such Note, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

            SECTION 6.08.  Collection Suit by Trustee.
                           --------------------------

            If an Event of Default in payment of principal or interest specified in clause (1) or (2) of Section 6.01 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or any other obligor on the Notes for the whole amount of principal and accrued interest remaining unpaid, together with interest on overdue principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest at the rate set forth in Section 4.01 and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

            SECTION 6.09.  Trustee May File Proofs of Claim.
                           --------------------------------

            The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, taxes, disbursements and advances of the Trustee, its agents and counsel) and the Noteholders allowed in any judicial proceedings relating to the Company or any other obligor upon the Notes, any of their respective creditors or any of their respective property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and any Custodian in any such judicial proceedings is hereby authorized by each Noteholder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Noteholders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, taxes, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due the Trustee under
Section 7.07.  The Company's payment obligations under this
Section 6.09 shall be secured in accordance with the provisions of Section 7.07 hereunder. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Noteholder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Noteholder in any such proceeding.

            SECTION 6.10.  Priorities.
                           ----------

            If the Trustee collects any money or property pursuant to this Article Six, it shall pay out the money in the following order:

            First:  to the Trustee for amounts due under
      Section 7.07;

            Second: if the Holders are forced to proceed against the Company directly without the Trustee, to Holders for their collection costs;

            Third: to Holders for amounts due and unpaid on the Notes for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and interest, respectively; and

            Fourth: to the Company or any other obligor on the Notes, as their interests may appear, or as a court of competent jurisdiction may direct.

            The Trustee, upon prior notice to the Company, may fix a record date and payment date for any payment to Noteholders pursuant to this Section 6.10.

            SECTION 6.11.  Undertaking for Costs.
                           ---------------------

            In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07, or a suit by a

Holder or Holders of more than 10% in principal amount of the outstanding Notes.


                               ARTICLE SEVEN

                                  TRUSTEE


            SECTION 7.01.  Duties of Trustee.
                           -----------------

            (a) If a Default or an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise thereof as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.

            (b) Except during the continuance of a Default or an Event of Default:

            (1) The Trustee need perform only those duties as are specifically set forth in this Indenture and no covenants or obligations shall be implied in this Indenture against the Trustee.

            (2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

            (c) Notwithstanding anything to the contrary herein contained, the Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

            (1) This paragraph does not limit the effect of paragraph (b) of this Section 7.01.

            (2) The Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

            (3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to
      Section 6.02, 6.04 or 6.05.

            (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

            (e) Whether or not herein expressly provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c) and (d) of this
Section 7.01.

            (f) The Trustee shall not be liable for interest on any money or assets received by it except as the Trustee may agree in writing with the Company. Assets held in trust by the Trustee need not be segregated from other assets except to the extent required by law.

            SECTION 7.02.  Rights of Trustee.
                           -----------------

            Subject to Section 7.01:

            (a) The Trustee may rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, note or other paper or document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

            (b) Before the Trustee acts or refrains from acting, it may consult with counsel and may require an Officers' Certificate, an Opinion of Counsel or both, which shall conform to Sections 11.04 and 11.05. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel.

            (c) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or indirectly or by or through agents or attorneys and the Trustee shall not be responsible for the misconduct or negligence of any agent or attorney appointed with due care.

            (d) The Trustee shall not be liable for any action that it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers.

            (e) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, notice, request, direction, consent, order, bond, debenture, or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled, upon reasonable notice to the Company, to examine the books, records, and premises of the Company, personally or by agent or attorney and to consult with the officers and representatives of the Company, including the Company's accountants and attorneys.

            (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities which may be incurred by it in compliance with such request, order or direction.

            (g) The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

            SECTION 7.03.  Individual Rights of Trustee.
                           ----------------------------

            The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company, any Subsidiary of the Company, or their respective Affiliates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

            SECTION 7.04.  Trustee's Disclaimer.
                           --------------------

            The recitals contained herein and in the Notes shall be taken as statements of the Company and the Trustee assumes no responsibility for their correctness. The Trustee makes no representation as to the validity or adequacy of this Indenture or the Notes, and it shall not be accountable for the Company's use of the proceeds from the Notes, and it shall not be responsible for any statement of the Company in this Indenture or the Notes other than the Trustee's certificate of authentication.

            SECTION 7.05.  Notice of Default.
                           -----------------

            If a Default or an Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Noteholder notice of the uncured Default or Event of Default within 90 days after such Default or Event of Default occurs. Except in the case of a Default or an Event of Default in payment of principal of, or interest on, any Note, including an accelerated payment and the failure to make payment on the Change of Control Payment Date pursuant to a Change of Control Offer or on the Proceeds Purchase Date pursuant to a Net Proceeds Offer and, except in the case of a failure to comply with Article V hereof, the Trustee may withhold the notice if and so long as its Board of Directors, the executive committee of its Board of Directors or a committee of its directors and/or Trust Officers in good faith determines that withholding the notice is in the interest of the Noteholders.

            SECTION 7.06.  Reports by Trustee to Holders.
                           -----------------------------

            Within 60 days after each May 15, the Trustee shall, to the extent that any of the events described in TIA (S) 313(a) occurred within the previous twelve months, but not otherwise, mail to each Noteholder a brief report dated as of such date that complies with TIA (S) 313(a). The Trustee also shall comply with TIA (S)(S) 313(b), (c) and (d).

            A copy of each report at the time of its mailing to Noteholders shall be mailed to the Company and filed with the SEC and each stock exchange, if any, on which the Notes are listed.

            The Company shall promptly notify the Trustee if the Notes become listed on any stock exchange and the Trustee shall comply with TIA (S) 313(d).

            SECTION 7.07.  Compensation and Indemnity.
                           --------------------------

            The Company shall pay to the Trustee from time to time reasonable compensation for its services. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable fees and expenses, including out-of-pocket expenses incurred or made by it in connection with the performance of its duties under this Indenture. Such expenses shall include the reasonable fees and expenses of the Trustee's agents and counsel.

            The Company shall indemnify the Trustee and its agents, employees, stockholders and directors and officers for, and hold them harmless against, any loss, liability or expense incurred by them except for such actions to the extent caused by any negligence, bad faith or willful misconduct on their part, arising out of or in connection with the administration of this trust including the reasonable costs and expenses of defending themselves against any claim or liability in connection with the exercise or performance of any of their rights, powers or duties hereunder. The Trustee shall notify the Company promptly of any claim asserted against the Trustee for which it may seek indemnity. At the Trustee's sole discretion, the Company shall defend the claim and the Trustee shall cooperate and may participate in the defense; provided
                                                    --------
that any settlement of a claim shall be approved in writing by the Trustee. Alternatively, the Trustee may at its option have separate counsel of its own choosing and the Company shall pay the reasonable fees and expenses of such counsel; provided that
                                                  --------
the Company will not be required to pay such fees and expenses if it assumes the Trustee's defense and there is no conflict of interest between the Company and the Trustee in connection with such defense as reasonably determined by the Trustee. The Company need not pay for any settlement made without its written consent. The Company need not reimburse any expense or indemnify against any loss or liability to the extent incurred by the Trustee through its negligence, bad faith or willful misconduct.

            To secure the Company's payment obligations in this
Section 7.07, the Trustee shall have a lien prior to the Notes on all assets or money held or collected by the Trustee, in its capacity as Trustee, except assets or money held in trust to pay principal of or interest on particular Notes. The Trustee's right to receive payment of any amounts due under this Section 7.07 shall not be subordinate to any other liability or indebtedness of the Company (even though the Notes may be subordinate to such other liability or indebtedness).

            When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(6) or (7) occurs, such expenses and the compensation for such services are intended to constitute expenses of administration under any Bankruptcy Law; provided, however, that this shall not affect
                --------  -------
the Trustee's rights as set forth in the preceding paragraph or
Section 6.10.

            SECTION 7.08.  Replacement of Trustee.
                           ----------------------

            The Trustee may resign by so notifying the Company. The Holders of a majority in principal amount of the outstand-ing Notes may remove the Trustee by so notifying the Company and the Trustee and may appoint a successor Trustee. The Company may remove the Trustee if:

            (1)   the Trustee fails to comply with Section 7.10;

            (2)   the Trustee is adjudged bankrupt or insolvent;

            (3) a receiver or other public officer takes charge of the Trustee or its property; or

            (4)   the Trustee becomes incapable of acting.

            If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall notify each Holder of such event and shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

            A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after that, the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided in
Section 7.07, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Noteholder.

            If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in principal amount of the outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

            If the Trustee fails to comply with Section 7.10, any Noteholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor
Trustee.

            Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under Section
7.07 shall continue for the benefit of the retiring Trustee.

            SECTION 7.09.  Successor Trustee by Merger, Etc.
                           --------------------------------

            If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the resulting, surviving or transferee corporation without any further act shall, if such resulting, surviving or transferee corporation is otherwise eligible hereunder, be the successor Trustee; provided that such corporation shall be otherwise qualified and
--------
eligible under this Article Seven.

            SECTION 7.10.  Eligibility; Disqualification.
                           -----------------------------

            This Indenture shall always have a Trustee who satisfies the requirement of TIA (S)(S) 310(a)(1), (2) and (5). The Trustee (or, in the case of a corporation included in a bank holding company system, the related bank holding company) shall have a combined capital and surplus of at least $50 million as set forth in its most recent published annual report of condition. In addition, if the Trustee is a corporation included in a bank holding company system, the Trustee, independently of such bank holding company, shall meet the capital requirements of TIA (S) 310(a)(2). The Trustee shall comply with TIA (S) 310(b); provided, however, that there shall
                            --------  -------
be excluded from the operation of TIA (S) 310(b)(1) any indenture or indentures under which other securities, or certificates of interest or participation in other securities, of the Company are outstanding, if the requirements for such exclusion set forth in TIA (S) 310(b)(1) are met. The provisions of TIA (S) 310 shall apply to the Company, as obligor of the Notes.

            SECTION 7.11.  Preferential Collection of
                           Claims Against Company.
                           --------------------------

            The Trustee shall comply with TIA (S) 311(a), excluding any creditor relationship listed in TIA (S) 311(b). A Trustee who has resigned or been removed shall be subject to TIA
(S) 311(a) to the extent indicated therein. The provisions of TIA (S) 311 shall apply to the Company, as obligor on the Notes.


                               ARTICLE EIGHT

                    DISCHARGE OF INDENTURE; DEFEASANCE


            SECTION 8.01.  Termination of the
                           Company's Obligations.
                           ---------------------

            The Company may terminate its obligations under the Notes and this Indenture, except those obligations referred to in the penultimate paragraph of this Section 8.01, if all Notes previously authenticated and delivered (other than destroyed, lost or stolen Notes which have been replaced or paid or Notes for whose payment U.S. Legal Tender has theretofore been deposited with the Trustee or the Paying Agent in trust or segregated and held in trust by the Company and thereafter repaid to the Company, as provided in Section 8.05) have been delivered to the Trustee for cancellation and the Company has paid all sums payable by it hereunder, or if:

            (a) either (i) pursuant to Article Three, the Company shall have given notice to the Trustee and mailed a notice of redemption to each Holder of the redemption of all of the Notes under arrangements satisfactory to the Trustee for the giving of such notice or (ii) all Notes have otherwise become due and payable hereunder;

            (b)   the Company shall have irrevocably deposited or
      caused to be deposited with the Trustee or a trustee
      satisfactory to the Trustee, under the terms of an
      irrevocable trust agreement in form and substance
      satisfactory to the Trustee, as trust funds in trust
      solely for the benefit of the Holders for that purpose,
      U.S. Legal Tender
      in such amount as is sufficient without consideration of reinvestment of such interest, to pay principal of, premium, if any, and interest on the outstanding Notes to maturity or redemption; provided that the Trustee shall have been irrevocably
                  --------
      instructed to apply such U.S. Legal Tender to the payment of said principal, premium, if any, and interest with respect to the Notes and, provided, further, that from and after the time of deposit,
           --------  -------
      the money deposited shall not be subject to the rights of holders of Senior Debt pursuant to the provisions of Article Ten;

            (c) no Default or Event of Default with respect to this Indenture or the Notes shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company is a party or by which it is bound;

            (d) the Company shall have paid all other sums payable by it hereunder; and

            (e) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent providing for the termination of the Company's obligations under the Notes and this Indenture have been complied with. Such Opinion of Counsel shall also state that such satisfaction and discharge does not result in a default under the Bank Credit Agreement (if then in effect) or any other agreement or instrument then known to such counsel that binds or affects the Company.

            Notwithstanding the foregoing paragraph, the
Company's obligations in Sections 2.05, 2.06, 2.07, 2.08, 4.01, 4.02, 7.07, 8.05 and 8.06 shall survive until the Notes are no longer outstanding pursuant to the last paragraph of Section
2.08. After the Notes are no longer outstanding, the Company's obligations in Sections 7.07, 8.05 and 8.06 shall survive.

            After such delivery or irrevocable deposit, the Trustee upon request shall acknowledge in writing the discharge of the Company's obligations under the Notes and this Indenture except for those surviving obligations specified above.

            SECTION 8.02.     Legal Defeasance and
                              Covenant Defeasance.
                              -------------------

            (a)   The Company may, at its option by Board
Resolution of the Board of Directors of the Company, at any time, elect to have either paragraph (b) or (c) below be applied to all outstanding Notes upon compliance with the conditions set forth in Section 8.03.

            (b) Upon the Company's exercise under paragraph (a) hereof of the option applicable to this paragraph (b), the Company shall, subject to the satisfaction of the conditions set forth in Section 8.03, be deemed to have been discharged from its obligations with respect to all outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.04 hereof and the other Sections of this Indenture referred to in (i) and
(ii) below, and to have satisfied all its other obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), and Holders of the Notes and any amounts deposited under Section 8.03 hereof shall cease to be subject to any obligations to, or the rights of, any holder of Senior Debt under Article Ten or otherwise, except for the following provisions, which shall survive until otherwise terminated or discharged hereunder: (i) the rights of Holders of outstanding Notes to receive solely from the trust fund described in Section 8.04 hereof, and as more fully set forth in such Section, payments in respect of the principal of and interest on such Notes when such payments are due, (ii) the Company's obligations with respect to such Notes under Article Two and Section 4.02 hereof, (iii) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company's obligations in connection therewith and (iv) this Article Eight. Subject to compliance with this Article Eight, the Company may exercise its option under this paragraph (b) notwithstanding the prior exercise of its option under paragraph (c) hereof.

            (c) Upon the Company's exercise under paragraph (a) hereof of the option applicable to this paragraph (c), the Company shall, subject to the satisfaction of the conditions set forth in Section 8.03 hereof, be released from its obligations under the covenants contained in Sections 4.10 through 4.20 and

Article Five hereof with respect to the outstanding Notes on and after the date the conditions set forth below are satisfied (hereinafter, "Covenant Defeasance"), and the Notes shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes) and Holders of the Notes and any amounts deposited under Section
8.03 hereof shall cease to be subject to any obligations to, or the rights of, any holder of Senior Debt under Article Ten or otherwise. For this purpose, such Covenant Defeasance means that, with respect to the outstanding Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event or Default under Section 6.01(3) hereof, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Company's exercise under paragraph (a) hereof of the option applicable to this paragraph (c), subject to the satisfaction of the conditions set forth in Section 8.03 hereof, Sections 6.01(3), 6.01(4) and 6.01(5) shall not constitute Events of Default.

            SECTION 8.03.     Conditions to Legal Defeasance
                              or Covenant Defeasance.
                              ------------------------------

            The following shall be the conditions to the application of either Section 8.02(b) or 8.02(c) hereof to the outstanding Notes:

      In order to exercise either Legal Defeasance or Covenant
      Defeasance:

            (a) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, U.S. Legal Tender or U.S. Government Obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of and interest on the Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be, of such principal or installment of principal of or
      interest on the Notes; provided that the Trustee shall
                             --------
      have received an irrevocable written order from the Company instructing the Trustee to apply such U.S. Legal Tender or the proceeds of such U.S. Government Obligations to said payments with respect to the Notes;

            (b) in the case of an election under Section 8.02(b) hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

            (c) in the case of an election under Section 8.02(c) hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

            (d) no Default or Event of Default or event which with notice or lapse of time or both would become a Default or an Event of Default with respect to the Notes shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the incurrence of Indebtedness all or a portion of the proceeds of which will be used to defease the Notes pursuant to this Article Eight concurrently with such incurrence) or insofar as Sections 6.01(6) and 6.01(7) hereof are concerned, at any time in the period ending on the 91st day after the date of such deposit;

            (e) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of or constitute a default under this Indenture or any other material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

            (f) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company;

            (g) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant
      Defeasance have been complied with; and

            (h) the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that (i) the trust funds will not be subject to any rights of any holders of Indebtedness of the Company other than the Notes, and
      (ii) assuming no intervening bankruptcy or insolvency of the Company between the date of deposit and the 91st day following the deposit and that no Holder is an insider of the Company, after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable Bankruptcy Law.

            SECTION 8.04.   Application of Trust Money.
                            --------------------------

            The Trustee or Paying Agent shall hold in trust U.S. Legal Tender or U.S. Government Obligations deposited with it pursuant to Article Eight, and shall apply the deposited U.S. Legal Tender and the money from U.S. Government Obligations in accordance with this Indenture to the payment of principal of and interest on the Notes. The Trustee shall be under no obligation to invest said U.S. Legal Tender or U.S. Government Obligations except as it may agree with the Company.

            The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Legal Tender or U.S. Government Obligations deposited pursuant to Section 8.03 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

            Anything in this Article Eight to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the Company's request any U.S. Legal Tender or U. S. Government Obligations held by it as provided in Section 8.03 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

            SECTION 8.05.   Repayment to the Company.
                            ------------------------

            Subject to Article Eight, the Trustee and the Paying Agent shall promptly pay to the Company upon request any excess U.S. Legal Tender or U.S. Government Obligations held by them at any time and thereupon shall be relieved from all liability with respect to such money. The Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal or interest that remains unclaimed for two years; provided that the Trustee or such Paying Agent,
               --------
before being required to make any payment, may at the expense of the Company cause to be published once in a newspaper of general circulation in the City of New York or mail to each Holder entitled to such money notice that such money remains unclaimed and that after a date specified therein which shall be at least 30 days from the date of such publication or mailing any unclaimed balance of such money then remaining will be repaid to the Company. After payment to the Company, Noteholders entitled to such money must look to the Company for payment as general creditors unless an applicable law designates another Person.

            SECTION 8.06.  Reinstatement.
                           -------------

            If the Trustee or Paying Agent is unable to apply any U.S. Legal Tender or U.S. Government Obligations in accordance with Article Eight by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Article Eight until such time as the Trustee or Paying Agent is permitted to apply all such U.S.

Legal Tender or U.S. Government Obligations in accordance with
Article Eight; provided that if the Company has made any
               --------
payment of interest on or principal of any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the U.S. Legal Tender or U.S.
Government Obligations held by the Trustee or Paying Agent.


                               ARTICLE NINE

                    AMENDMENTS, SUPPLEMENTS AND WAIVERS

            SECTION 9.01.  Without Consent of Holders.
                           --------------------------

            The Company, when authorized by a Board Resolution, and the Trustee, together, may amend or supplement this Indenture or the Notes without notice to or consent of any
Noteholder:

            (1)   to cure any ambiguity, defect or inconsistency;
      provided that such amendment or supplement does not, in
      --------
      the opinion of the Trustee, adversely affect the rights of any Holder in any material respect;

            (2)   to comply with Article Five;

            (3) to provide for uncertificated Notes in addition to or in place of certificated Notes;

            (4) to comply with any requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;

            (5) to make any change that would provide any additional benefit or rights to the Noteholders or that does not adversely affect the rights of any Noteholder;

            (6) to provide for issuance of the Exchange Notes, which will have terms substantially identical in all material respects to the Initial Notes (except that the transfer restrictions contained in the Initial Notes will be modified or eliminated, as appropriate), and which will be treated together with any outstanding Initial Notes, as a single issue of securities; or

            (7) to make any other change that does not, in the opinion of the Trustee, adversely affect in any material respect the rights of any Noteholders hereunder;

provided that the Company has delivered to the Trustee an
--------
Opinion of Counsel stating that such amendment or supplement complies with the provisions of this Section 9.01.

            SECTION 9.02.  With Consent of Holders.
                           -----------------------

            Subject to Section 6.07, the Company, when authorized by a Board Resolution, and the Trustee, together, with the written consent of the Holder or Holders of at least a majority in aggregate principal amount of the outstanding Notes, may amend or supplement this Indenture or the Notes, without notice to any other Noteholders. Subject to Section 6.07, the Holder or Holders of a majority in aggregate principal amount of the outstanding Notes may waive compliance by the Company with any provision of this Indenture or the Notes without notice to any other Noteholder. No amendment, supplement or waiver, including a waiver pursuant to Section 6.04, shall, without the consent of each Holder of each Note affected thereby:

            (1) reduce the amount of Notes whose Holders must consent to an amendment;

            (2) reduce the rate of or change or have the effect of changing the time for payment of interest, including defaulted interest, on any Notes;

            (3) reduce the principal of or change or have the effect of changing the fixed maturity of any Notes, or change the date on which any Notes may be subject to redemption or repurchase, or reduce the redemption or repurchase price therefor;

            (4) make any Notes payable in money other than that stated in the Notes;

            (5) make any change in provisions of this Indenture protecting the right of each Holder to receive payment of principal of and interest on such Note on or after the due date thereof or to bring suit to enforce such payment, permitting holders of a majority in principal amount of Notes to waive Defaults or Events of Default, other than ones with respect to the payment of principal of or interest on the Notes, or relating to certain amendments of this Indenture;

            (6) amend, modify or change in any material respect the obligation of the Company to make or consummate a Change of Control Offer in the event of a Change of Control or make and consummate a Net Proceeds Offer in respect of any Asset Sale that has been consummated or modify any of the provisions or definitions with respect thereto after a Change of Control has occurred or the subject Asset Sale has been consummated; or

            (7) modify Article Ten or the definitions used in Article Ten to adversely affect the Holders of the Notes in any material respect.

            It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

            After an amendment, supplement or waiver under this
Section 9.02 becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

            SECTION 9.03.  Effect on Senior Debt.
                           ---------------------

            No amendment of this Indenture shall adversely affect the rights of any holder of Senior Debt under Article Ten of this Indenture, without the consent of such holder.

            SECTION 9.04.  Compliance with TIA.
                           -------------------

            Every amendment, waiver or supplement of this Indenture or the Notes shall comply with the TIA as then in effect.

            SECTION 9.05.  Revocation and Effect of Consents.
                           ---------------------------------

            Until an amendment, waiver or supplement becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any

Note. Subject to the following paragraph, any such Holder or subsequent Holder may revoke the consent as to such Holder's Note or portion of such Note by notice to the Trustee or the Company received before the date on which the Trustee receives an Officers' Certificate certifying that the Holders of the requisite principal amount of Notes have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver.

            The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver, which record date shall be at least 30 days prior to the first solicitation of such consent. If a record date is fixed, then notwithstanding the last sentence of the immediately preceding paragraph, those Persons who were Holders at such record date
(or their duly designated proxies), and only those Persons, shall be entitled to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date.

            After an amendment, supplement or waiver becomes effective, it shall bind every Noteholder, unless it makes a change described in any of clauses (1) through (7) of Section 9.02, in which case, the amendment, supplement or waiver shall bind only each Holder of a Note who has consented to it and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note; provided that any such waiver shall not impair or affect the
--------
right of any Holder to receive payment of principal of and interest on a Note, on or after the respective due dates expressed in such Note, or to bring suit for the enforcement of any such payment on or after such respective dates without the consent of such Holder.

            SECTION 9.06.  Notation on or Exchange of Notes.
                           --------------------------------

            If an amendment, supplement or waiver changes the terms of a Note, the Trustee may require the Holder of the Note to deliver it to the Trustee. The Trustee may place an appropriate notation on the Note about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms. Any such notation or exchange shall be made at the sole cost and expense of the Company.

            SECTION 9.07.  Trustee To Sign Amendments, Etc.
                           -------------------------------

            The Trustee shall execute any amendment, supplement or waiver authorized pursuant to this Article Nine; provided
                                                    --------
that the Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver which affects the Trustee's own rights, duties or immunities under this Indenture. The Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel and an Officers' Certificate each stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article Nine is authorized or permitted by this Indenture.
Such Opinion of Counsel shall not be an expense of the Trustee.


                                ARTICLE TEN

                               SUBORDINATION


            SECTION 10.01.  Notes Subordinated to Senior Debt.
                            ---------------------------------

            The Company covenants and agrees, and the Trustee and each Holder of the Notes, by its acceptance thereof, likewise covenants and agrees, that all Notes shall be issued subject to the provisions of this Article Ten; and the Trustee and each Person holding any Note, whether upon original issue or upon transfer, assignment or exchange thereof, accepts and agrees that the payment of all Obligations on the Notes by the Company shall, to the extent and in the manner herein set forth, be subordinated and junior in right of payment to the prior payment in full in cash or Cash Equivalents of all Obligations on the Senior Debt; that the subordination is for the benefit of, and shall be enforceable directly by, the holders of Senior Debt, and that each holder of Senior Debt whether now outstanding or hereafter created, incurred, assumed or guaranteed shall be deemed to have acquired Senior Debt in reliance upon the covenants and provisions contained in this Indenture and the Notes.

            SECTION 10.02.  No Payment on Notes in
                            Certain Circumstances.
                            ----------------------

            (a) If any default occurs and is continuing in the payment when due, whether at maturity, upon redemption, by declaration or otherwise, of any principal of, interest on, unpaid drawings for letters of credit issued in respect of, or regularly accruing fees with respect to, any Senior Debt, no payment of any kind or character shall be made by, or on behalf of, the Company or any other Person on its or their behalf with respect to any Obligations on the Notes, or to acquire any of the Notes for cash or property or otherwise. In addition, if any other event of default occurs and is continuing with respect to any Designated Senior Debt, as such event of default is defined in the instrument creating or evidencing such Designated Senior Debt, permitting the holders of such Designated Senior Debt then outstanding to accelerate the maturity thereof and if the Representative for the respective issue of Designated Senior Debt gives notice of the event of default to the Trustee (a "Default Notice"), then, unless and until all events of default have been cured or waived or have ceased to exist or the Trustee receives notice thereof from the Representative for the respective issue of Designated Senior Debt terminating the Blockage Period (as defined below), during the 180 days after the delivery of such Default Notice (the "Blockage Period"), neither the Company nor any other Person on its behalf shall (x) make any payment of any kind or character with respect to any Obligations on the Notes or (y) acquire any of the Notes for cash or property or otherwise.
Notwithstanding anything herein to the contrary, in no event will a Blockage Period extend beyond 180 days from the date the payment on the Notes was due and only one such Blockage Period may be commenced within any 360 consecutive days. No event of default which existed or was continuing on the date of the commencement of any Blockage Period with respect to the Designated Senior Debt shall be, or be made, the basis for the commencement of a second Blockage Period by the Representative of such Designated Senior Debt whether or not within a period of 360 consecutive days, unless such event of default shall have been cured or waived for a period of not less than 90 consecutive days (it being acknowledged that any subsequent action, or any breach of any financial covenants for a period commencing after the date of commencement of such Blockage Period that, in either case, would give rise to an event of default pursuant to any provisions under which an event of default previously existed or was continuing shall constitute a new event of default for this purpose).

            (b)   In the event that, notwithstanding the
foregoing, any payment shall be received by the Trustee or any Holder when such payment is prohibited by Section 10.02(a), such payment shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Debt (pro rata to such holders on the basis of the respective amount of Senior Debt held by such holders) or their respective Representatives, as their respective interests may appear. The Trustee shall be entitled to rely on information regarding amounts then due and owing on the Senior Debt, if any, received from the holders of Senior Debt (or their Representatives) or, if such information is not received from such holders or their Representatives, from the Company and only amounts included in the information provided to the Trustee shall be paid to the holders of Senior Debt.

            Nothing contained in this Article Ten shall limit the right of the Trustee or the Holders of Notes to take any action to accelerate the maturity of the Notes pursuant to
Section 6.02 or to pursue any rights or remedies hereunder; provided that all Senior Debt thereafter due or declared to be
--------
due shall first be paid in full in cash or Cash Equivalents before the Holders are entitled to receive any payment of any kind or character with respect to Obligations on the Notes.

            SECTION 10.03.  Payment Over of Proceeds
                            upon Dissolution, Etc.
                            ------------------------

            (a) Upon any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to creditors upon any total or partial liquidation, dissolution, winding-up, reorganization, assignment for the benefit of creditors or marshaling of assets of the Company or in a bankruptcy, reorganization, insolvency, receivership or other similar proceeding relating to the Company or its property, whether voluntary or involuntary, all Obligations due or to become due upon all Senior Debt shall first be paid in full in cash or Cash Equivalents, or such payment duly provided for to the satisfaction of the holders of Senior Debt, before any payment or distribution of any kind or character is made on account of any Obligations on the Notes, or for the acquisition of any of the Notes for cash or property or otherwise. Upon any such dissolution, winding-up, liquidation, reorganization, receivership or similar proceeding, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which the Holders of the Notes or the Trustee under this Indenture would be entitled, except for the provisions hereof, shall be paid by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, or by the Holders or by the Trustee under this Indenture if received by them, directly to the holders of Senior Debt (pro rata to such holders on the basis of the respective amounts of Senior Debt held by such holders) or their respective Representatives, or to the trustee or trustees under any indenture pursuant to which any of such Senior Debt may have been issued, as their respective interests may appear, for application to the payment of Senior Debt remaining unpaid until all such Senior Debt has been paid in full in cash or Cash Equivalents after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of Senior Debt.

            (b) To the extent any payment of Senior Debt (whether by or on behalf of the Company, as proceeds of security or enforcement of any right of setoff or otherwise) is declared to be fraudulent or preferential, set aside or required to be paid to any receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person under any bankruptcy, insolvency, receivership, fraudulent conveyance or similar law, then, if such payment is recovered by, or paid over to, such receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person, the Senior Debt or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred.

            (c)   In the event that, notwithstanding the
foregoing, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, shall be received by any Holder when such payment or distribution is prohibited by Section 10.03(a), such payment or distribution shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Debt (pro rata to such holders on the basis of the respective amount of Senior Debt held by such holders) or their respective Representatives, or to the trustee or trustees under any indenture pursuant to which any of such Senior Debt may have been issued, as their respective interests may appear, for application to the payment of Senior Debt remaining unpaid until all such Senior Debt has been paid in full in cash or Cash Equivalents, after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of such Senior Debt.

            (d) The consolidation of the Company with, or the merger of the Company with or into, another corporation or the liquidation or dissolution of the Company following the conveyance or transfer of all or substantially all of its assets, to another corporation upon the terms and conditions provided in Article Five hereof and as long as permitted under the terms of the Senior Debt shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this Section if such other corporation shall, as a part of such consolidation, merger, conveyance or transfer, assume the Company's obligations hereunder in accordance with Article Five hereof.

            SECTION 10.04.  Payments May Be Paid Prior
                            to Dissolution.
                            --------------------------

            Nothing contained in this Article Ten or elsewhere in this Indenture shall prevent (i) the Company, except under the conditions described in Sections 10.02 and 10.03, from making payments at any time for the purpose of making payments of principal of and interest on the Notes, or from depositing with the Trustee any moneys for such payments, or (ii) in the absence of actual knowledge by the Trustee that a given payment would be prohibited by Section 10.02 or 10.03, the application by the Trustee of any moneys deposited with it for the purpose of making such payments of principal of, and interest on, the Notes to the Holders entitled thereto unless at least two Business Days prior to the date upon which such payment would otherwise become due and payable a Trust Officer shall have actually received the written notice provided for in the second sentence of Section 10.02(a) or in Section 10.07 (provided
                                                  --------
that, notwithstanding the foregoing, such application shall otherwise be subject to the provisions of the first sentence of
Section 10.02(a) and Section 10.03). The Company shall give prompt written notice to the Trustee of any dissolution, winding-up, liquidation or reorganization of the Company.

            SECTION 10.05.  Subrogation.
                            -----------

            Subject to the payment in full in cash or Cash Equivalents of all Senior Debt, the Holders of the Notes shall be subrogated to the rights of the holders of Senior Debt to receive payments or distributions of cash, property or securities of the Company applicable to the Senior Debt until the Notes shall be paid in full; and, for the purposes of such subrogation, no such payments or distributions to the holders of the Senior Debt by or on behalf of the Company or by or on behalf of the Holders by virtue of this Article Ten which otherwise would have been made to the Holders shall, as between the Company and the Holders of the Notes, be deemed to be a payment by the Company to or on account of the Senior Debt, it being understood that the provisions of this Article Ten are and are intended solely for the purpose of defining the relative rights of the Holders of the Notes, on the one hand, and the holders of the Senior Debt, on the other hand.

            SECTION 10.06.  Obligations of the Company
                            Unconditional.
                            --------------------------

            Nothing contained in this Article Ten or elsewhere in this Indenture or in the Notes is intended to or shall impair, as among the Company, its creditors other than the holders of Senior Debt, and the Holders, the obligation of the Company, which is absolute and unconditional, to pay to the Holders the principal of and any interest on the Notes as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders and creditors of the Company other than the holders of the Senior Debt, nor shall anything herein or therein prevent the Holder of any Note or the Trustee on its behalf from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, in respect of cash, property or securities of the Company received upon the exercise of any such remedy.

            SECTION 10.07.  Notice to Trustee.
                            -----------------

            The Company shall give prompt written notice to the Trustee of any fact known to the Company which would prohibit the making of any payment to or by the Trustee in respect of the Notes pursuant to the provisions of this Article Ten. Regardless of anything to the contrary contained in this Article Ten or elsewhere in this Indenture, the Trustee shall not be charged with knowledge of the existence of any default or event of default with respect to any Senior Debt or of any other facts which would prohibit the making of any payment to or by the Trustee unless and until the Trustee shall have received notice in writing from the Company, or from a holder of Senior Debt or a Representative therefor, together with proof satisfactory to the Trustee of such holding of Senior Debt or of the authority of such Representative, and, prior to the receipt of any such written notice, the Trustee shall be entitled to assume (in the absence of actual knowledge to the contrary) that no such facts exist.

            In the event that the Trustee determines in good faith that any evidence is required with respect to the right of any Person as a holder of Senior Debt to participate in any payment or distribution pursuant to this Article Ten, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amounts of Senior Debt held by such Person, the extent to which such Person is entitled to participate in such payment or distribu-tion and any other facts pertinent to the rights of such Person under this Article Ten, and if such evidence is not furnished the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

            SECTION 10.08.  Reliance on Judicial Order or
                            Certificate of Liquidating Agent.
                            --------------------------------

            Upon any payment or distribution of assets of the Company referred to in this Article Ten, the Trustee, subject to the provisions of Article Seven hereof, and the Holders of the Notes shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which any insolvency, bankruptcy, receivership, dissolution, winding-up, liquidation, reorganization or similar case or proceeding is pending, or upon a certificate of the receiver, trustee in bankruptcy, liquidating trustee, receiver, assignee for the benefit of creditors, agent or other person making such payment or distribution, delivered to the Trustee or the Holders of the Notes, for the purpose of ascertaining the persons entitled to participate in such payment or distribution, the holders of the Senior Debt and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article Ten.

            SECTION 10.09.  Trustee's Relation to Senior Debt.
                            ---------------------------------

            The Trustee and any agent of the Company or the Trustee shall be entitled to all the rights set forth in this Article Ten with respect to any Senior Debt which may at any time be held by it in its individual or any other capacity to the same extent as any other holder of Senior Debt and nothing in this Indenture shall deprive the Trustee or any such agent of any of its rights as such holder.

            With respect to the holders of Senior Debt, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article Ten, and no implied covenants or obligations with respect to the holders of Senior Debt shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt.

            Whenever a distribution is to be made or a notice given to holders or owners of Senior Debt, the distribution may be made and the notice may be given to their Representative, if any.

            SECTION 10.10.  Subordination Rights Not Impaired
                            by Acts or Omissions of the Company
                            or Holders of Senior Debt.
                            -----------------------------------

            No right of any present or future holders of any Senior Debt to enforce subordination as provided herein shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms of this Indenture, regardless of any knowledge thereof which any such holder may have or otherwise be charged with.

            Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Debt may, at any time and from time to time, without the consent of or notice to the Trustee, without incurring responsibility to the Trustee or the Holders of the Notes and without impairing or releasing the subordination provided in this Article Ten or the obligations hereunder of the Holders of the Notes to the holders of the Senior Debt, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Debt, or otherwise amend or supplement in any manner Senior Debt, or any instrument evidencing the same or any agreement under which Senior Debt is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Debt; (iii) release any Person liable in any manner for the payment or collection of Senior Debt; and (iv) exercise or refrain from exercising any rights against the Company and any other Person.

            SECTION 10.11.  Noteholders Authorize Trustee To
                            Effectuate Subordination of Notes.
                            ---------------------------------

            Each Holder of Notes by its acceptance of them authorizes and expressly directs the Trustee on its behalf to take such action as may be necessary or appropriate to effectuate, as between the holders of Senior Debt and the Holders of Notes, the subordination provided in this Article Ten, and appoints the Trustee its attorney-in-fact for such purposes, including, in the event of any dissolution, winding-up, liquidation or reorganization of the Company (whether in bankruptcy, insolvency, receivership, reorganization or similar proceedings or upon an assignment for the benefit of creditors or otherwise) tending towards liquidation of the business and assets of the Company, the filing of a claim for the unpaid balance of its Notes and accrued interest in the form required in those proceedings.

            If the Trustee does not file a proper claim or proof of debt in the form required in such proceeding prior to 30 days before the expiration of the time to file such claim or claims, then the holders of the Senior Debt or their Representative are or is hereby authorized to have the right to file and are or is hereby authorized to file an appropriate claim for and on behalf of the Holders of said Notes. Nothing herein contained shall be deemed to authorize the Trustee or the holders of Senior Debt or their Representative to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee or the holders of Senior Debt or their Representative to vote in respect of the claim of any Holder in any such proceeding.

            SECTION 10.12.  This Article Ten Not To
                            Prevent Events of Default.
                            -------------------------

            The failure to make a payment on account of principal of or interest on the Notes by reason of any provision of this Article Ten will not be construed as preventing the occurrence of an Event of Default.

            SECTION 10.13.  Trustee's Compensation
                            Not Prejudiced.
                            ----------------------

            Nothing in this Article Ten will apply to amounts due to the Trustee pursuant to other sections in this Indenture.


                              ARTICLE ELEVEN

                               MISCELLANEOUS


            SECTION 11.01.  TIA Controls.
                            ------------

            If any provision of this Indenture limits, qualifies, or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

            SECTION 11.02.  Notices.
                            -------

            Any notices or other communications required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by telex, by telecopier or registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

            if to the Company:

            Dade International Inc.
            1717 Deerfield Road
            Deerfield, IL  60015-0778
            Facsimile No.: (847) 267-5396
            Attn:  Chief Financial Officer

            if to the Trustee:

            IBJ Schroder Bank & Trust Company
            One State Street
            New York, NY  10004
            Facsimile No.: (212) 858-2952
            Attention:  Corporate Trust Department

            Each of the Company and the Trustee by written notice to each other such Person may designate additional or different addresses for notices to such Person. Any notice or communication to the Company or the Trustee shall be deemed to have been given or made as of the date so delivered if personally delivered; when answered back, if telexed; when receipt is acknowledged, if faxed; and five (5) calendar days after mailing if sent by registered or certified mail, postage prepaid (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee).

            Any notice or communication mailed to a Noteholder shall be mailed to him by first class mail or other equivalent means at his address as it appears on the registration books of the Registrar and shall be sufficiently given to him if so mailed within the time prescribed.

            Failure to mail a notice or communication to a Noteholder or any defect in it shall not affect its sufficiency with respect to other Noteholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

            SECTION 11.03.  Communications by Holders
                            with Other Holders.
                            -------------------------

            Noteholders may communicate pursuant to TIA { 312(b) with other Noteholders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the
Registrar and any other Person shall have the protection of TIA
{ 312(c).

            SECTION 11.04.  Certificate and Opinion as
                            to Conditions Precedent.
                            --------------------------

            Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

            (1) an Officers' Certificate, in form and substance satisfactory to the Trustee, stating that, in the opinion of the signers, all conditions precedent to be performed by the Company, if any, provided for in this Indenture relating to the proposed action have been complied with; and

            (2) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent to be performed by the Company, if any, provided for in this Indenture relating to the proposed action have been complied with.

            SECTION 11.05.  Statements Required in
                            Certificate or Opinion.
                            ----------------------

            Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture, other than the Officers' Certificate required by
Section 4.06, shall include:

            (1)   a statement that the Person making such
      certificate or opinion has read such covenant or condition and the definitions relating thereto;

            (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

            (3) a statement that, in the opinion of such Person, he has made such examination or investigation as is reasonably necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

            (4) a statement as to whether or not, in the opinion of each such Person, such condition or covenant has been complied with.

            SECTION 11.06.  Rules by Trustee, Paying
                            Agent, Registrar.
                            ------------------------

            The Trustee may make reasonable rules in accordance with the Trustee's customary practices for action by or at a meeting of Noteholders. The Paying Agent or Registrar may make reasonable rules for its functions.

            SECTION 11.07.  Legal Holidays.
                            --------------

            A "Legal Holiday" used with respect to a particular place of payment is a Saturday, a Sunday or a day on which banking institutions in New York, New York or at such place of payment are not required to be open. If a payment date is a Legal Holiday at such place, payment may be made at such place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

            SECTION 11.08.  Governing Law.
                            -------------

            THIS INDENTURE AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.
EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE.

            SECTION 11.09.  No Adverse Interpretation
                            of Other Agreements.
                            -------------------------

            This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or any of its

Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

            SECTION 11.10.  No Recourse Against Others.
                            --------------------------

            A director, officer, employee, stockholder or incorporator, as such, of the Company or of the Trustee shall not have any liability for any obligations of the Company under the Notes or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creations. Each Noteholder by accepting a Note waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Notes.

            SECTION 11.11.  Successors.
                            ----------

            All agreements of the Company in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

            SECTION 11.12.  Duplicate Originals.
                            -------------------

            All parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together shall represent the same agreement.

            SECTION 11.13.  Severability.
                            ------------

            In case any one or more of the provisions in this Indenture or in the Notes shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

                                   SIGNATURES

            IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the date first written above.

                                    Issuer:

                                    DADE INTERNATIONAL INC.


                                    By:    /s/ John Connaughton
                                        ------------------------------------
                                        Name:  John Connaughton
                                        Title: Vice President and Assistant
                                               Secretary

                                    Trustee:

                                    IBJ SCHRODER BANK & TRUST COMPANY,
                                      as Trustee


                                    By:    /s/ Nancy Besse
                                        ------------------------------------
                                        Name:  Nancy Besse
                                        Title:

                                                                  EXHIBIT A
                                                                  ---------

                                                      CUSIP No.:


                          DADE INTERNATIONAL INC.

                 11 1/8% SENIOR SUBORDINATED NOTE DUE 2006

No.                                                             $

            DADE INTERNATIONAL INC., a Delaware corporation (the "Company," which term includes any successor entity), for value
received promises to pay to                       or registered
assigns, the principal sum of         Dollars, on May 1, 2006.

            Interest Payment Dates:  May 1 and November 1.

            Record Dates:  April 15 and October 15.

            Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

            IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers and a facsimile of its corporate seal to be affixed hereto or imprinted hereon.

                                      DADE INTERNATIONAL INC.


                                    By:
                                       -----------------------------------
                                        Name:
                                        Title:

                                    By:
                                       -----------------------------------
                                        Name:
Dated:  May 7, 1996                     Title:


Certificate of Authentication

            This is one of the 11 1/8% Senior Subordinated Notes due 2006 referred to in the within-mentioned Indenture.

                                    IBJ SCHRODER BANK & TRUST
                                      COMPANY, as Trustee


Dated: May 7, 1996                  By:
                                       -----------------------------------
                                             Authorized Signatory

                           (REVERSE OF SECURITY)


                 11 1/8% SENIOR SUBORDINATED NOTE DUE 2006

            1.    Interest.  DADE INTERNATIONAL INC., a Delaware
                  --------
corporation (the "Company"), promises to pay interest on the principal amount of this Note at the rate per annum shown above. Interest on the Notes will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from May 7, 1996. The Company will pay interest semi-annually in arrears on each Interest Payment Date, commencing November 1, 1996. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

            The Company shall pay interest on overdue principal and on overdue installments of interest from time to time on demand at the rate borne by the Notes plus 2% per annum and on overdue installments of interest (without regard to any applicable grace periods) to the extent lawful.

            2.    Method of Payment.  The Company shall pay
                  -----------------
interest on the Notes (except defaulted interest) to the Persons who are the registered Holders at the close of business on the Record Date immediately preceding the Interest Payment Date even if the Notes are cancelled on registration of transfer or registration of exchange after such Record Date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company shall pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts ("U.S. Legal Tender"). However, the Company may pay principal and interest by its check payable in such U.S. Legal Tender. The Company may deliver any such interest payment to the Paying Agent or to a Holder at the Holder's registered address.

            3.    Paying Agent and Registrar.  Initially, IBJ
                  --------------------------
Schroder Bank & Trust Company, a New York banking corporation (the "Trustee"), will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-Registrar without notice to the Holders.

            4.    Indenture.  The Company issued the Notes under
                  ---------
an Indenture, dated as of May 7, 1996 (the "Indenture"), between the Company and the Trustee. This Note is one of a duly authorized issue of Initial Notes of the Company designated as its 11 1/8% Senior Subordinated Notes due 2006 (the "Initial Notes"). The Notes are limited in aggregate principal amount to $350,000,000. The Notes include the Initial Notes and the Exchange Notes, as defined below, issued in exchange for the Initial Notes pursuant to the Indenture. The Initial Notes and the Exchange Notes are treated as a single class of securities under the Indenture. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code {{ 77aaa-77bbbb) (the "TIA"), as in effect on the date of the Indenture. Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and Holders of Notes are referred to the Indenture and said Act for a statement of them. The Notes are general unsecured obligations of the Company.

            5.    Subordination.  The Notes are subordinated in
                  -------------
right of payment, in the manner and to the extent set forth in the Indenture, to the prior payment in full in cash or Cash Equivalents of all Senior Debt of the Company, whether outstanding on the date of the Indenture or thereafter created, incurred, assumed or guaranteed. Each Holder by his acceptance hereof agrees to be bound by such provisions and authorizes and expressly directs the Trustee, on his behalf, to take such action as may be necessary or appropriate to effectuate the subordination provided for in the Indenture and appoints the Trustee his attorney-in-fact for such purposes.

            6.    Redemption.
                  ----------

            (a)   Optional Redemption. The Notes will be
                  -------------------
redeemable, at the Company's option, in whole at any time or in part from time to time, on and after May 1, 2001, upon not less than 30 nor more than 60 days' notice, at the following redemption prices (expressed as percentages of the principal amount thereof) if redeemed during the twelve-month period commencing on May 1 of the year set forth below, plus, in each case, accrued interest to the date of redemption:

Year                                                      Percentage
----                                                      ----------

2001.....................................................  105.563%
2002.....................................................  103.708
2003.....................................................  101.854
2004 and thereafter......................................  100.000

            (b)   Optional Redemption Upon Equity Offerings. At
                  -----------------------------------------
any time, or from time to time, on or prior to May 1, 1999, the Company may, at its option, use the net cash proceeds of one or more Equity Offerings (as defined in the Indenture) to redeem up to 40% (provided that such percentage shall decrease to 35% if an Initial Public Offering (as defined in the Indenture) has not been consummated on or prior to March 31, 1997 and any other Notes previously redeemed pursuant to this provision shall be included in determining such percentage) of the aggregate principal amount of Notes originally issued at a redemption price equal to 110% (111.125% in the case of any Equity Offering after March 31, 1997) of the principal amount thereof plus, in each case, accrued interest to the date of redemption; provided that at least $175.0 million aggregate
            --------
principal amount of Notes remains outstanding immediately after any such redemption.

            In order to effect the foregoing redemption with the proceeds of any Equity Offering, the Company shall make such redemption not more than 120 days after the consummation of any such Equity Offering.

            7.    Notice of Redemption.  Notice of redemption will
                  --------------------
be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at such Holder's registered address. Notes in denominations larger than $1,000 may be redeemed in part.

            Except as set forth in the Indenture, if monies for the redemption of the Notes called for redemption shall have been deposited with the Paying Agent for redemption on such Redemption Date, then, unless the Company defaults in the payment of such Redemption Price plus accrued interest, if any, the Notes called for redemption will cease to bear interest from and after such Redemption Date and the only right of the Holders of such Notes will be to receive payment of the Redemption Price plus accrued interest, if any.

            8.    Offers to Purchase.  Sections 4.15 and 4.16 of
                  ------------------
the Indenture provide that, after certain Asset Sales (as defined in the Indenture) and upon the occurrence of a Change of Control (as defined in the Indenture), and subject to further limitations contained therein, the Company will make an offer to purchase certain amounts of the Notes in accordance with the procedures set forth in the Indenture.

            9.    Registration Rights.  Pursuant to the
                  -------------------
Registration Rights Agreement among the Company and the Holders of the Initial Notes, the Company will be obligated to consummate an exchange offer pursuant to which the Holder of this Note shall have the right to exchange this Note for the Company's Series B 11 1/8% Senior Subordinated Notes due 2006 (the "Exchange Notes"), which have been registered under the Securities Act, in like principal amount and having terms identical in all material respects to the Initial Notes. The Holders of the Initial Notes shall be entitled to receive certain additional interest payments in the event such exchange offer is not consummated and upon certain other conditions, all pursuant to and in accordance with the terms of the Registration Rights Agreement.

            10.   Denominations; Transfer; Exchange.  The Notes
                  ---------------------------------
are in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000. A Holder shall register the transfer of or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture. The Registrar need not register the transfer of or exchange of any Notes or portions thereof selected for redemption.

            11.   Persons Deemed Owners.  The registered Holder of
                  ---------------------
a Note shall be treated as the owner of it for all purposes.

            12.   Unclaimed Money.  If money for the payment of
                  ---------------
principal or interest remains unclaimed for two years, the Trustee and the Paying Agent will pay the money back to the Company. After that, all liability of the Trustee and such Paying Agent with respect to such money shall cease.

            13.   Discharge Prior to Redemption or Maturity.  If
                  -----------------------------------------
the Company at any time deposits with the Trustee U.S. Legal Tender or U.S. Government Obligations sufficient to pay the principal of and interest on the Notes to redemption or maturity and complies with the other provisions of the Indenture relating thereto, the Company will be discharged from certain provisions of the Indenture and the Notes (including certain covenants, but excluding its obligation to pay the principal of and interest on the Notes).

            14.   Amendment; Supplement; Waiver.  Subject to
                  -----------------------------
certain exceptions, the Indenture or the Notes may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding, and any existing Default or Event of Default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated Notes in addition to or in place of certificated Notes, or comply with Article Five of the Indenture or make any other change that does not adversely affect in any material respect the rights of any Holder of a Note.

            15.   Restrictive Covenants.  The Indenture imposes
                  ---------------------
certain limitations on the ability of the Company and its Restricted Subsidiaries to, among other things, incur additional Indebtedness, make payments in respect of its Capital Stock or certain Indebtedness, enter into transactions with Affiliates, create dividend or other payment restrictions affecting Subsidiaries, merge or consolidate with any other Person, sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets or adopt a plan of liquidation. Such limitations are subject to a number of important qualifications and exceptions. The Company must annually report to the Trustee on compliance with such limitations.

            16.   Successors.  When a successor assumes, in
                  ----------
accordance with the Indenture, all the obligations of its predecessor under the Notes and the Indenture, the predecessor will be released from those obligations.

            17.   Defaults and Remedies.  If an Event of Default
                  ---------------------
occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of Notes then outstanding may declare all the Notes to be due and payable in the manner, at the time and with the effect provided in the Indenture. Holders of Notes may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture or the Notes unless it has received indemnity reasonably satisfactory to it. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Notes then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Notes notice of any continuing Default or Event of Default (except a Default in payment of principal or interest) if it determines that withholding notice is in their interest.

            18.   Trustee Dealings with Company.  The Trustee
                  -----------------------------
under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company, its Subsidiaries or their respective
Affiliates as if it were not the Trustee.

            19.   No Recourse Against Others.  No stockholder,
                  --------------------------
director, officer, employee or incorporator, as such, of the Company shall have any liability for any obligation of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder of a Note by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

            20.   Authentication.  This Note shall not be valid
                  --------------
until the Trustee or Authenticating Agent manually signs the certificate of authentication on this Note.

            21.   Governing Law.  The Laws of the State of New
                  -------------
York shall govern this Note and the Indenture, without regard to principles of conflict of laws.

            22.   Abbreviations and Defined Terms.  Customary
                  -------------------------------
abbreviations may be used in the name of a Holder of a Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

            23.   CUSIP Numbers.  Pursuant to a recommendation
                  -------------
promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes as a convenience to the Holders of the Notes. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers printed hereon.

            24.   Indenture.  Each Holder, by accepting a Note,
                  ---------
agrees to be bound by all of the terms and provisions of the Indenture, as the same may be amended from time to time.

            The Company will furnish to any Holder of a Note upon written request and without charge a copy of the Indenture, which has the text of this Note in larger type. Requests may be made to: Dade International Inc., 1717 Deerfield Road,
Deerfield, IL 60015-0778, Attn:  Chief Financial Officer.

                             ASSIGNMENT FORM


            If you the Holder want to assign this Note, fill in the form below and have your signature guaranteed:


I or we assign and transfer this Note to:

_______________________________________________________________

_______________________________________________________________

_______________________________________________________________
               (Print or type name, address and zip code and social security or tax ID number of assignee)

and irrevocably appoint ______________________________________, agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.


Date: ___________________  Signed: ____________________________
                                   (Sign exactly as your name
                                   appears on the other side of
                                   this Note)

Signature Guarantee: ____________________________


            In connection with any transfer of this Note occurring prior to the date which is the earlier of (i) the date of the declaration by the SEC of the effectiveness of a registration statement under the Securities Act of 1933, as amended (the "Securities Act") covering resales of this Note (which effectiveness shall not have been suspended or terminated at the date of the transfer) and (ii) May 7, 1999, the undersigned confirms that it has not utilized any general solicitation or general advertising in connection with the transfer and that this Note is being transferred:

                                [Check One]
                                 ---------

(1)  __     to the Company or a subsidiary thereof; or

(2)  __     pursuant to and in compliance with Rule 144A under
            the Securities Act; or

(3)  __     to an institutional "accredited investor" (as defined
            in Rule 501(a)(1), (2), (3) or (7) under the
            Securities Act) that has furnished to the Trustee a signed letter containing certain representations and agreements (the form of which letter can be obtained from the Trustee); or

(4)  __     outside the United states to a "foreign person" in
            compliance with Rule 904 of Regulation S under the Securities Act; or

(5)  __     pursuant to the exemption from registration provided
            by Rule 144 under the Securities Act; or

(6)  __     pursuant to an effective registration statement under
            the Securities Act; or

(7)  __     pursuant to another available exemption from the
            registration requirements of the Securities Act.


Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered Holder thereof; provided that if box (3), (4), (5) or (7) is checked, the
--------
Company or the Trustee may require, prior to registering any such transfer of the Notes, in its sole discretion, such legal opinions, certifications (including an investment letter in the case of box (3) or (4)) and other information as the Trustee or the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

If none of the foregoing boxes is checked, the Trustee or Registrar shall not be obligated to register this Note in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.17 of the Indenture shall have been satisfied.


Dated: __________________  Signed: ____________________________
                                   (Sign exactly as name
                                   appears on the other side
                                   of this Security)


Signature Guarantee:  ___________________________________________________


           TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED

            The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.


Dated: __________________               ____________________________
                                        NOTICE:  To be executed by
                                                 an executive officer

                   [OPTION OF HOLDER TO ELECT PURCHASE]


            If you want to elect to have this Note purchased by the Company pursuant to Section 4.15 or Section 4.16 of the Indenture, check the appropriate box:

                  Section 4.15 [     ]
                  Section 4.16 [     ]

            If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.15 or Section
4.16 of the Indenture, state the amount you elect to have purchased:


$___________________


Dated: __________________  ____________________________________
                           NOTICE: The signature on this
                           assignment must correspond with
                           the name as it appears upon the
                           face of the within Note in
                           every particular without alteration
                           or enlargement or any change
                           whatsoever and be guaranteed by the
                           endorser's bank or broker.


Signature Guarantee: ____________________________________

                                                                  EXHIBIT B
                                                                  ---------

                                                      CUSIP No.:


                          DADE INTERNATIONAL INC.

            SERIES B 11 1/8% SENIOR SUBORDINATED NOTE DUE 2006


No.                                                             $

            DADE INTERNATIONAL INC., a Delaware corporation (the "Company," which term includes any successor entity), for value
received promises to pay to                       or registered
assigns, the principal sum of         Dollars, on May 1, 2006.

            Interest Payment Dates:  May 1 and November 1.

            Record Dates:  April 15 and October 15.

            Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

            IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers and a facsimile of its corporate seal to be affixed hereto or imprinted hereon.

                                    DADE INTERNATIONAL INC.


                                    By:
                                       -----------------------------------
                                        Name:
                                        Title:

                                    By:
                                       -----------------------------------
                                        Name:
Dated:                                  Title:


Certificate of Authentication

            This is one of the Series B 11 1/8% Senior
Subordinated Notes due 2006 referred to in the within-mentioned
Indenture.

                                    IBJ SCHRODER BANK & TRUST
                                      COMPANY, as Trustee


Dated:                              By:
                                       -----------------------------------
                                             Authorized Signatory

                           (REVERSE OF SECURITY)


            SERIES B 11 1/8% SENIOR SUBORDINATED NOTE DUE 2006

            1.    Interest.  DADE INTERNATIONAL INC., a Delaware
                  --------
corporation (the "Company"), promises to pay interest on the principal amount of this Note at the rate per annum shown above. Interest on the Notes will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from May 7, 1996. The Company will pay interest semi-annually in arrears on each Interest Payment Date, commencing November 1, 1996. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

            The Company shall pay interest on overdue principal and on overdue installments of interest from time to time on demand at the rate borne by the Notes plus 2% per annum and on overdue installments of interest (without regard to any applicable grace periods) to the extent lawful.

            2.    Method of Payment.  The Company shall pay
                  -----------------
interest on the Notes (except defaulted interest) to the Persons who are the registered Holders at the close of business on the Record Date immediately preceding the Interest Payment Date even if the Notes are cancelled on registration of transfer or registration of exchange after such Record Date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company shall pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts ("U.S. Legal Tender"). However, the Company may pay principal and interest by its check payable in such U.S. Legal Tender. The Company may deliver any such interest payment to the Paying Agent or to a Holder at the Holder's registered address.

            3.    Paying Agent and Registrar.  Initially, IBJ
                  --------------------------
Schroder Bank & Trust Company, a New York banking corporation (the "Trustee"), will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-Registrar without notice to the Holders.

            4.    Indenture.  The Company issued the Notes under
                  ---------
an Indenture, dated as of May 7, 1996 (the "Indenture"),
between the Company and the Trustee.  This Note is one of a
duly authorized issue of Exchange Notes of the Company designated as its Series B 11 1/8% Senior Subordinated Notes due 2006 (the "Exchange Notes"). The Notes are limited in aggregate principal amount to $350,000,000. The Notes include the Initial Notes (the 11 1/8% Senior Subordinated Notes due
2006)
and the Exchange Notes, issued in exchange for the Initial Notes pursuant to the Indenture. The Initial Notes and the Exchange Notes are treated as a single class of securities under the Indenture. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code {{ 77aaa-77bbbb) (the "TIA"), as in effect on the date of the Indenture. Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and Holders of Notes are referred to the Indenture and said Act for a statement of them. The Notes are general unsecured obligations of the Company.

            5.    Subordination.  The Notes are subordinated in
                  -------------
right of payment, in the manner and to the extent set forth in the Indenture, to the prior payment in full in cash or Cash Equivalents of all Senior Debt of the Company, whether outstanding on the date of the Indenture or thereafter created, incurred, assumed or guaranteed. Each Holder by his acceptance hereof agrees to be bound by such provisions and authorizes and expressly directs the Trustee, on his behalf, to take such action as may be necessary or appropriate to effectuate the subordination provided for in the Indenture and appoints the Trustee his attorney-in-fact for such purposes.

            6.    Redemption.
                  ----------

            (a)   Optional Redemption. The Notes will be
                  -------------------
redeemable, at the Company's option, in whole at any time or in part from time to time, on and after May 1, 2001, upon not less than 30 nor more than 60 days' notice, at the following redemption prices (expressed as percentages of the principal amount thereof) if redeemed during the twelve-month period commencing on May 1 of the year set forth below, plus, in each case, accrued interest to the date of redemption:

Year                                                      Percentage
----                                                      ----------

2001.....................................................  105.563%
2002.....................................................  103.708
2003.....................................................  101.854
2004 and thereafter......................................  100.000

            (b)   Optional Redemption Upon Equity Offerings. At
                  -----------------------------------------
any time, or from time to time, on or prior to May 1, 1999, the Company may, at its option, use the net cash proceeds of one or more Equity Offerings (as defined in the Indenture) to redeem up to 40% (provided that such percentage shall decrease to 35% if an Initial Public Offering (as defined in the Indenture) has not been consummated on or prior to March 31, 1997 and any other Notes previously redeemed pursuant to this provision shall be included in determining such percentage) of the aggregate principal amount of Notes originally issued at a redemption price equal to 110% (111.125% in the case of any Equity Offering after March 31, 1997) of the principal amount thereof plus, in each case, accrued interest to the date of redemption; provided that at least $175.0 million aggregate
            --------
principal amount of Notes remains outstanding immediately after any such redemption.

            In order to effect the foregoing redemption with the proceeds of any Equity Offering, the Company shall make such redemption not more than 120 days after the consummation of any such Equity Offering.

            7.    Notice of Redemption.  Notice of redemption will
                  --------------------
be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at such Holder's registered address. Notes in denominations larger than $1,000 may be redeemed in part.

            Except as set forth in the Indenture, if monies for the redemption of the Notes called for redemption shall have been deposited with the Paying Agent for redemption on such Redemption Date, then, unless the Company defaults in the payment of such Redemption Price plus accrued interest, if any, the Notes called for redemption will cease to bear interest from and after such Redemption Date and the only right of the Holders of such Notes will be to receive payment of the Redemption Price plus accrued interest, if any.

            8.    Offers to Purchase.  Sections 4.15 and 4.16 of
                  ------------------
the Indenture provide that, after certain Asset Sales (as defined in the Indenture) and upon the occurrence of a Change of Control (as defined in the Indenture), and subject to further limitations contained therein, the Company will make an offer to purchase certain amounts of the Notes in accordance with the procedures set forth in the Indenture.

            9.    Denominations; Transfer; Exchange.  The Notes
                  ---------------------------------
are in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000. A Holder shall register the transfer of or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture. The Registrar need not register the transfer of or exchange of any Notes or portions thereof selected for redemption.

            10.   Persons Deemed Owners.  The registered Holder of
                  ---------------------
a Note shall be treated as the owner of it for all purposes.

            11.   Unclaimed Money.  If money for the payment of
                  ---------------
principal or interest remains unclaimed for two years, the Trustee and the Paying Agent will pay the money back to the Company. After that, all liability of the Trustee and such Paying Agent with respect to such money shall cease.

            12.   Discharge Prior to Redemption or Maturity.  If
                  -----------------------------------------
the Company at any time deposits with the Trustee U.S. Legal Tender or U.S. Government Obligations sufficient to pay the principal of and interest on the Notes to redemption or maturity and complies with the other provisions of the Indenture relating thereto, the Company will be discharged from certain provisions of the Indenture and the Notes (including certain covenants, but excluding its obligation to pay the principal of and interest on the Notes).

            13.   Amendment; Supplement; Waiver.  Subject to
                  -----------------------------
certain exceptions, the Indenture or the Notes may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding, and any existing Default or Event of Default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated Notes in addition to or in place of certificated Notes, or comply with Article Five of the Indenture or make any other change that does not adversely affect in any material respect the rights of any Holder of a Note.

            14.   Restrictive Covenants.  The Indenture imposes
                  ---------------------
certain limitations on the ability of the Company and its Restricted Subsidiaries to, among other things, incur additional Indebtedness, make payments in respect of its Capital Stock or certain Indebtedness, enter into transactions with Affiliates, create dividend or other payment restrictions affecting Subsidiaries, merge or consolidate with any other Person, sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets or adopt a plan of liquidation. Such limitations are subject to a number of important qualifications and exceptions. The Company must annually report to the Trustee on compliance with such limitations.

            15.   Successors.  When a successor assumes, in
                  ----------
accordance with the Indenture, all the obligations of its predecessor under the Notes and the Indenture, the predecessor will be released from those obligations.

            16.   Defaults and Remedies.  If an Event of Default
                  ---------------------
occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of Notes then outstanding may declare all the Notes to be due and payable in the manner, at the time and with the effect provided in the Indenture. Holders of Notes may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture or the Notes unless it has received indemnity reasonably satisfactory to it. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Notes then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Notes notice of any continuing Default or Event of Default (except a Default in payment of principal or interest) if it determines that withholding notice is in their interest.

            17.   Trustee Dealings with Company.  The Trustee
                  -----------------------------
under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company, its Subsidiaries or their respective
Affiliates as if it were not the Trustee.

            18.   No Recourse Against Others.  No stockholder,
                  --------------------------
director, officer, employee or incorporator, as such, of the Company shall have any liability for any obligation of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder of a Note by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

            19.   Authentication.  This Note shall not be valid
                  --------------
until the Trustee or Authenticating Agent manually signs the certificate of authentication on this Note.

            20.   Governing Law.  The Laws of the State of New
                  -------------
York shall govern this Note and the Indenture, without regard to principles of conflict of laws.

            21.   Abbreviations and Defined Terms.  Customary
                  -------------------------------
abbreviations may be used in the name of a Holder of a Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

            22.   CUSIP Numbers.  Pursuant to a recommendation
                  -------------
promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes as a convenience to the Holders of the Notes. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers printed hereon.

            23.   Indenture.  Each Holder, by accepting a Note,
                  ---------
agrees to be bound by all of the terms and provisions of the Indenture, as the same may be amended from time to time.

            The Company will furnish to any Holder of a Note upon written request and without charge a copy of the Indenture, which has the text of this Note in larger type. Requests may be made to: Dade International Inc., 1717 Deerfield Road,
Deerfield, IL 60015-0778, Attn:  Chief Financial Officer.

                              ASSIGNMENT FORM


            If you the Holder want to assign this Note, fill in the form below and have your signature guaranteed:


I or we assign and transfer this Note to:

_______________________________________________________________

_______________________________________________________________

_______________________________________________________________
               (Print or type name, address and zip code and social security or tax ID number of assignee)


and irrevocably appoint ______________________________________, agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.


Dated: __________________           Signed: _________________________
                                            (Sign exactly as name
                                            appears on the other side
                                            of this Note)


Signature Guarantee:  _________________________________

                   [OPTION OF HOLDER TO ELECT PURCHASE]


            If you want to elect to have this Note purchased by the Company pursuant to Section 4.15 or Section 4.16 of the Indenture, check the appropriate box:

                  Section 4.15 [     ]
                  Section 4.16 [     ]

            If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.15 or Section
4.16 of the Indenture, state the amount you elect to have purchased:


$___________________


Dated: _________________  _____________________________________
                          NOTICE:  The signature on this
                          assignment must correspond with
                          the name as it appears upon the
                          face of the within Note in
                          every particular without alteration
                          or enlargement or any change
                          whatsoever and be guaranteed by the
                          endorser's bank or broker.


Signature Guarantee: ____________________________

                                                                  Exhibit C
                                                                  ---------

                      Form of Certificate To Be
                     Delivered in Connection with
             Transfers to Non-QIB Accredited Investors
             -----------------------------------------


                                                          ___________, ____


IBJ Schroder Bank & Trust Company
One State Street
New York, New York 10004
Attention: Securities Processing
           Window Level SC1

            Re:   Dade International Inc. 11 1/8% Senior
                  Subordinated Notes due 2006
                  ---------------------------------

Ladies and Gentlemen:

            In connection with our proposed purchase of 11 1/8%
Senior Subordinated Notes due 2006 (the "Notes") of Dade
International Inc. (the "Company"), we confirm that:

            1. We have received a copy of the Offering Memorandum (the "Offering Memorandum"), dated April 30, 1996 relating to the Notes and such other information as we deem necessary in order to make our investment decision. We acknowledge that we have read and agreed to the matters stated on pages (i)-(ii) of the Offering Memorandum and in the section entitled "Transfer Restrictions" of the Offering Memorandum, including the restrictions on duplication and circulation of the Offering Memorandum.

            2. We understand that any subsequent transfer of the Notes is subject to certain restrictions and conditions set forth in the Indenture relating to the Notes (as described in the Offering Memorandum) and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the "Securities Act").

            3. We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell or otherwise transfer any Notes prior to the date which is three years after the original issuance of the Notes, we will do so only (i) to the Company or any of its subsidiaries, (ii) inside the United States in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act), (iii) inside the United States to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to the Trustee (as defined in the Indenture relating to the Notes), a signed letter containing certain representations and agreements relating to the restrictions on transfer of the Notes, (iv) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (v) pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if available), or (vi) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing any of the Notes from us a notice advising such purchaser that resales of the Notes are restricted as stated herein.

            4. We are not acquiring the Notes for or on behalf of, and will not transfer the Notes to, any pension or welfare plan (as defined in Section 3 of the Employee Retirement Income Security Act of 1974), except as permitted in the section entitled "Transfer Restrictions" of the Offering Memorandum.

            5. We understand that, on any proposed resale of any Notes, we will be required to furnish to the Trustee and the Company such certification, legal opinions and other information as the Trustee and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

            6. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or their investment, as the case may be.

            7. We are acquiring the Notes purchased by us for our account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

            You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                              Very truly yours,


                              By:
                                 ---------------------------------------
                                    Name:
                                    Title:

                                                                  Exhibit D
                                                                  ---------

                Form of Certificate To Be Delivered
                    in Connection with Transfers
                      Pursuant to Regulation S
                -----------------------------------


                                                       ______________, ____



IBJ Schroder Bank & Trust Company
One State Street
New York, NY  10004
Attention:  Securities Processing
            Window Level SC1


            Re:  Dade International Inc. (the "Company")
                 11 1/8% Senior Subordinated Notes due 2006
                 (the "Notes")
                 ---------------------------------------

Ladies and Gentlemen:

            In connection with our proposed sale of $___________ aggregate principal amount of the Notes, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the U.S. Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, we represent that:

            (1) the offer of the Notes was not made to a person in the United States;

            (2) either (a) at the time the buy offer was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States, or (b) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;

            (3) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable;




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            (4)   the transaction is not part of a plan or scheme
      to evade the registration requirements of the Securities
      Act; and

            (5) we have advised the transferee of the transfer restrictions applicable to the Notes.

            You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                                    Very truly yours,

                                    [Name of Transferor]


                                    By:
                                       --------------------------------
                                          Authorized Signature































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